UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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West Marine, Inc.
(Name of Registrant as Specified in Its Charter)

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Dear Fellow Stockholders:
You are cordially invited to attend the 2017 Annual Meeting of Stockholders of West Marine, Inc. (the "Annual Meeting"):

Date and Time	June 1, 2017, 10:30 A.M. Pacific

Place	West Marine Support Center
500 Westridge Drive
Watsonville, California 95076

Proposals to be Voted On
(1) To elect eight directors named in our proxy statement for the Annual Meeting (this "Proxy Statement");

(2) To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 30, 2017 ("2017 Fiscal Year");

(3) To approve, on an advisory basis, the compensation of our named executive officers;

(4) To indicate, on an advisory basis, the preferred frequency of an advisory vote on the compensation of our named executive officers;

(5) To approve the West Marine, Inc. Amended and Restated Omnibus Equity Incentive Plan;

(6) To approve the West Marine, Inc. Amended and Restated Associates Stock Buying Plan; and

(7) To conduct any other business properly brought before the Annual Meeting.

Eligibility to Vote	Stockholders of record at the close of business on April 3, 2017 may vote at the Annual Meeting.
We are providing our 2017 Proxy Statement and our 2016 Annual Report on Form 10-K for our year ended December 31, 2016 ("Annual Report" which, together with the Proxy Statement collectively are referred to as our “Proxy Materials”) to you over the Internet. This allows us to deliver the Proxy Materials to you in a fast and efficient manner, while reducing our impact on the environment. Accordingly, you will receive only a one-page, double-sided notice (the “Notice”), which is first being mailed to stockholders on April 21, 2017, regarding the Internet availability of our Proxy Materials. Please read the Notice and Proxy Materials, which give you relevant information about the formal items of business indicated above to be voted on at our Annual Meeting and provide you with instructions for accessing the Proxy Materials and for voting in person, via the Internet or by phone. The Notice also provides information on how you may obtain paper copies of our Proxy Materials free of charge, if you so choose.
Your vote is very important to us. Regardless of the number of shares you own, please vote.
Our Board of Directors recommends that you vote “FOR” each of the proposals (1), (2), (3), (5) and (6) above, and with respect to proposal (4), that you vote "FOR" an annual advisory vote on the compensation of our named executive officers.

Sincerely,
/s/ Barbara L. Rambo
Barbara L. Rambo Board Chair

Watsonville, California

April 21, 2017

I.	PROXY SUMMARY

This is a summary only and does not contain all of the information that you should consider in connection with these Proxy Materials. Please read all of the Proxy Materials carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

•	Time and Date 10:30 a.m. (Pacific), June 1, 2017

•	Place 500 Westridge Drive, Watsonville, California 95076

•	Record Date April 3, 2017

•	Voting Stockholders who owned shares of our common stock on April 3, 2017 (the “Record Date”)
are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

VOTING MATTERS

Stockholders are being asked to vote on the following matters:

PROPOSALS		PAGE #	OUR BOARD'S RECOMMENDATION
1	Elect our Board of Directors ("Board" or, each member individually, a "Director")	16	FOR each nominee
2	Ratify our Audit and Finance Committee's selection of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm ("Independent Auditors”) for our 2017 Fiscal Year	31	FOR
3	Approve, on an advisory basis, the compensation of our named executive officers ("NEOs")	46	FOR
4	Indicate, on an advisory basis, the preferred voting frequency of the compensation of our NEOs	47	ONE YEAR
5	Approve the West Marine, Inc. Amended and Restated Omnibus Equity Incentive Plan (the "Equity Incentive Plan")	48	FOR
6	Approve the West Marine, Inc. Amended and Restated Associates Stock Buying Plan (the "Stock Buying Plan")	53	FOR
Stockholders also will transact any other business that may properly come before the Annual Meeting.

HOW TO VOTE

Your are entitled to vote at the Annual Meeting if you were a stockholder at the close of business on the Record Date. On the Record Date, there were 25,087,571 shares of the common stock of West Marine, Inc. (the "Company" or "West Marine") outstanding and entitled to vote. For more details, see "General Information" beginning on page 9 of this Proxy Statement.

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to good corporate governance practices which ensure that our actions are transparent, that they align with the best interests of our stockholders and that our NEOs and other members of our senior management (collectively, with the NEOs, "Executives") and Directors are held to a high standard of accountability. The "Director Matters" and "Other Governance Practices" sections, beginning on page 13, along with our Compensation Discussion and Analysis ("CD&A"), beginning on page 33, describe our governance framework, which includes the following key governance features in the area of Compensation Practices, Board Practices, Stockholder Rights and Audit and Other Governance Matters:

COMPENSATION PRACTICES		BOARD PRACTICES
✓	Pay-for-performance (multiple financial metrics with rigorous performance goals)	✓	6 of 8 (75%) of our Director nominees are independent
✓	Annual say-on-pay stockholder advisory vote	✓	Independent Board Chair
✓	Three consecutive years of 99% "FOR" say-on-pay stockholder advisory vote	✓	Commitment to diversity (38% female Directors, including Board Chair)
✓	Majority of NEO compensation is "at risk"	✓	Commitment to Board refreshment through annual evaluations of skills sets, expertise and contributions vs. arbitrary age or term limits
✓	Double trigger change-in-control benefits	✓	Annual Board, Committee and Director evaluations
✓	Robust stock ownership requirements for Directors and Executives	✓	Robust Director nominee selection process
✓	Stock holding and stock retention requirements	✓	Annual election of Directors with majority of votes cast voting standard
✓	Equity Incentive Plan: - No repricing/cash buyouts - No liberal share count - No evergreen provisions - No less than one year vesting - No discounts on fair market value for fixed equity grants	✓
100% independent Board committees
  - Compensation & Leadership Development
     Committee ("C&LDC")
  - Audit and Finance Committee ("A&FC")
  - Nomination and Governance Committee ("N&GC")
  - Ad hoc committees, as necessary
    (each a "Committee" and collectively, "Committees")

✓	Anti-hedging, anti-short sale and anti-pledging policies	✓	Regular independent Director executive sessions
✓	Policy Regarding Repayment or Forfeiture of Certain Compensation ("Clawback Policy") for incentive payments made to our NEOs	✓	Risk oversight by full Board, with expertise and appropriate primary oversight delegated to each Committee
✓	No guaranteed bonuses	✓	No classified or staggered Board
✓	Market-aligned "Top Hat" Executive Severance Plan ("Top Hat Severance Plan")	✓	Seven-year average Board tenure (excluding our founder)
✓	Independent compensation consultant	✓	Transparent public policy engagement
✓	No dividends on unvested restricted stock units ("RSUs") or performance-vested RSUs ("PVUs") until vesting occurs	✓	Limits on Director and NEO public company board service
✓	No tax gross ups on any benefits or in relation to a change in control	✓	Annual Board & Committee structure and rotation review
✓	Annual review of benchmarking peer group	✓	Director resignation policy on employment change
✓	Equity burn and dilution rates within proxy advisory firm and industry norms	✓	Board & Committees oversight of enterprise risk management ("ERM")
✓	Annual compensation risk assessment	✓	New Director orientation and continuing education programs
✓	Perquisites limited to Executive life insurance premiums (with no tax gross ups)	✓	Annual review of CEO's performance
✓	No SERPS or special retirement benefits	✓	Regular focus on strategic planning
✓	No Director retirement or deferred compensation plans	✓	Equity Incentive Plan limits equity grants and cash fees paid to each non-employee Director for Board service in any given fiscal year
✓	Equity Incentive Plan limits equity grants and performance-based cash awards to individual associates in any given fiscal year

CORPORATE GOVERNANCE HIGHLIGHTS (CONT'D)

STOCKHOLDER RIGHTS		AUDIT AND OTHER GOVERNANCE MATTERS
✓	Active stockholder engagement	✓	Reasonable audit and non-audit auditor fees ratio
✓	No super-majority voting standards	✓	Two financial experts on A&FC
✓	Single class of voting stock	✓	Unqualified auditor opinion
✓	Stockholders' right to call special meeting	✓	Annual review of Independent Auditor
✓	Stockholders' right to act by unanimous written consent	✓
Governance Policies and Trainings:
- Governance Principals - Disclosure Control
- Code of Ethics Policy
- Whistleblower Policy -Regulation FD Policies
- Insider Trading Policy -Ethics Training
 -Corporate Political Contributions and Government
  Activity Policy

✓	No poison pill
✓	No exclusive venue or fee splitting bylaw provisions	✓	Active oversight of potential cyber-security threats

2016 FINANCIAL AND BUSINESS HIGHLIGHTS

Our eCommerce, store optimization and merchandise expansion strategies are delivering improved financial performance and have repositioned our Company to appeal to a broader mix of customers who enjoy recreating in, on or around the water. In 2016, we continued to focus and make progress on these strategic initiatives to drive revenue growth and make disciplined technology, repositioning and brand investments, while also driving efficiency throughout our operations.

2016 PERFORMANCE AT A GLANCE
KEY FINANCIAL GROWTH AREAS	❖
* We grew EBITDA three years in a row from $22.6 million in 2014 to $34.0 million in 2016.(1)
* Net income increased from $1.9 million in 2014 to $6.5 million in 2016.
* Comparable store sales(2) increased 0.8% in 2016 over a 6% increase in 2015.

IMPROVED PROFITABILITY	❖
* Pre-tax profitability(3) increased by 59%(4).
* Our decisions to focus on our key growth strategies, close under-performing stores, right-size operations and exit Canada have allowed us to concentrate our efforts and invest our capital and human resources in growth opportunities.
* We are reducing the complexity of our business operations and controlling costs to create the capacity we need to invest in key priorities that will fuel our growth and return on capital.
* In 2016 we also focused on improving financial performance in our professional business by realigning our discount structures and implementing efficiencies in our distribution operations.

DISCIPLINED GROWTH INVESTMENTS	❖	Invested capital over the last three years to: - Modernize eCommerce and sales technology systems; and - Complete credit card tokenization and chip technology (or EMV) for enhanced security.

_______________________________________________________
(1) EBITDA is calculated as net income (loss) plus interest expense, depreciation and amortization, and income tax expense. EBITDA is not a presentation made in accordance with accounting principles generally accepted in the United States ("GAAP"), is not a measure of financial performance or condition, liquidity or profitability, and should not be considered as an alternative to (1) net income, operating income or any other performance measures determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. For a reconciliation of EBITDA to net income, the most directly comparative GAAP financial measure, and a description of management's use of EBITDA, see Appendix A to this Proxy Statement.

2016 PERFORMANCE AT A GLANCE (CONT'D)
HEALTHY BALANCE SHEET	❖	* We remained debt-free at year end, with $104.3 million available on our revolving credit line. * 2016 year-end cash balance grew to $75.6 million from $48.2 million in 2015.
STORE OPTIMIZATION	❖
* We improved our store fleet through closure of underperforming stores, consolidation of smaller stores into larger, better stores and revitalization of traditional stores to waterlife stores.
* We reduced our store fleet to 254 at year end 2016 from 263 in 2015, with traditional stores decreasing from 190 to 166.
* We increased waterlife stores from 73 in 2015 to 88 in 2016 and met our goal of delivering 50% of our sales through waterlife stores.

eCOMMERCE	❖
* We grew our eCommerce sales from 9.5% to 11.4% of total sales from 2015 to 2016.
* Improvement made to drive traffic and conversion include:
   - Ship-from-store service;
   - Buy online and ship-to-store service; and
   - Inventory visibility for customers on westmarine.com.
* Dedicated team created in 2016 to implement website enhancements to reduce shopping friction for customers.
* Launched our "Outlet" web pages to appeal to price conscious consumers and reduce our clearance inventory.

CUSTOMER ACQUISITION & RETENTION	❖
* With broader offerings and a better retail experience, we improved in-store and online engagement and satisfaction scores, resulting in increases in our customer base year-over-year and higher conversion:
    - More females; and
    - Younger demographic.
* Our marketing efforts have differentiated us from our competitors.
* Robust library of content with "how to"
   videos and detailed comparative product
   information.
* Strong customer loyalty built through our
   West Advantage programs.
* Plans to expand customer relationship
   management technology in 2017 for richer
   customer data and insights.
* Our Blue Future® program promotes social responsibility outreach and awareness.

MERCHANDISING	❖
* Defining category roles and re-establishing leadership in signature categories of core and lifestyle products.
* Developing a multi-year plan for growing our private brand business.
* Focusing on more localized assortments online and in stores to provide our customers with the convenience of a differentiated, inspirational, one-stop shopping experience.
* With the appeal of our water sports product offerings, new brands in clothing and accessories, along with the better depth and breadth of our core products, our merchandise expansion product sales grew by 2.0% in 2016 over 2015.

STRONG MANAGEMENT TEAM	❖	80% new Executives in place since 2012, including CEO, CFO and EVP - Merchandising, Replenishment and Logistics.
_______________________________________________________
(2) Comparable store sales are calculated by including net sales of stores that have been open at least 13 months and sales from our direct-to-consumer and professional channels. A store is included in the comparable store sales in the fiscal period in which they commence their 14 th month of operations. Stores that were closed or substantially remodeled (i.e., resulting in an increase or decrease of 40% or more of selling square footage) are excluded from the comparable store sales base. Substantially remodeled stores are re-included in the comparable store sales in the fiscal period in which the 14 th month of operations commences following the completion of the remodel. See Note 1 to Item 6 in our Form 10-K for the year ended December 31, 2016 (the "2016 Form 10-K").
(3) Pre-tax profit is defined as the percentage change in income before income taxes from 2016 and 2015. Please refer to our consolidated financial statements in Item 8 of our Form 10-K for the fiscal year ended January 2, 2016 and the 2016 Form 10-K.

(4)	This 59% increase reflects GAAP pre-tax profit of $7.3 million for 2015 and $11.6 million in 2016.

KEY LINKAGE BETWEEN PAY AND PERFORMANCE

Our executive compensation programs ("Executive Compensation Programs") are designed to support the creation of stockholder value with four objectives:
1. Attract and Retain Top Leadership Talent with the leadership abilities and experience necessary to develop and execute business strategies, drive meaningful results, meet diverse challenges and build long-term stockholder value in an organization with our scale, breadth and complexity;
2. Drive Performance that Creates Stockholder Value by emphasizing variable, at-risk compensation with an appropriate balance of near-term and long-term objectives that align executive and stockholder interests;
3. Pay for Superior Results and Sustainable Growth by rewarding Executives based on the achievement of Company financial results; and
4. Manage Risk through Oversight and Compensation Design features and practices that balance short-term and long-term incentives and cap maximum payments.
The graphs below demonstrate that our Executive Compensation Programs align our stockholders interest with that of our Executives by linking pay to performance:
___________________________

(1)TTDC consists of base salary, target annual incentive and target long-term incentive.

Fiscal 2016 was a critical year as we continued to make strong progress in transforming our Company while keeping focused on our customers. Despite a year impacted by global economic uncertainty, consumer unease leading up to the November elections, and a late start to the boating season, the Company delivered modest increases in sales and a more pronounced improvement in profitability by executing on our key growth strategies. As a result, consistent with the fundamental principles that our Executive Compensation Programs should align pay with performance, the Company's fiscal year ended December 31, 2016 ("2016 Fiscal Year") financial performance resulted in below target payout for the bonus and PVUs as illustrated below:

For more information, see our CD&A section starting on page 33.

BOARD NOMINEES (PROPOSAL 1 SUMMARY)

We understand the importance of having a Board comprised of talented people with the highest integrity and the necessary skills and qualifications to oversee our business. The following table provides summary information about our Director nominees (all current Directors), who have a diverse and balanced skills set, including extensive financial, strategic planning, consumer brand and retail experience. We encourage you to review the qualifications, skills and experience of each of our Directors on pages 13-20.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDEPENDENT	COMMITTEE MEMBERSHIPS			OTHER PUBLIC COMPANY BOARDS
					A&FC	N&GC	C&LDC
Barbara L. Rambo (Board Chair)	64	2009	CEO, Taconic Management Services	Yes				PG&E Corporation
Matthew L. Hyde	54	2012	CEO, West Marine	No				Zumiez, Inc.
Randolph K. Repass	73	1968	Founder & Affiliate Director, West Marine	No				-
Alice M. Richter	63	2005	Director (Retired Partner, KPMG LLP)	Yes	x	©		G&K Services, Inc. (through 3/21/17)
Dennis F. Madsen	68	2010	Director (Retired President & CEO, REI)	Yes		x	©	Alaska Air Group
Christiana Shi	57	2011	Director (Retired President, Nike, Inc.'s Global Direct-to-Consumer)	Yes	x		x	Mondelez International
James F. Nordstrom, Jr.	44	2012	EVP, Nordstrom, Inc. & President of Stores	Yes		x	x	-
Robert D. Olsen	64	2013	Director (Retired EVP, AutoZone & CFO, Leslie Pools)	Yes	©		x	-
© = Chair X = Member
Director Attendance: During the 2016 Fiscal Year, each Director attended more than 75% of the meetings of the Board and
Committees on which he or she sits.
Board Composition: Our Board has a mix of newer and longer-tenured Directors with diverse skill-sets. The charts below show Board makeup by various characteristics.
For more information on our Board and Board refreshment practices, see page 13 of this Proxy Statement.
THE BOARD RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE EIGHT DIRECTOR NOMINEES NAMED ABOVE.

SELECTION OF INDEPENDENT AUDITORS (PROPOSAL 2 SUMMARY)

We are asking our stockholders to ratify the selection of PwC as our Independent Auditors for the 2017 Fiscal Year. Although stockholder ratification of the appointment is not required, our A&FC believes it is appropriate to seek such ratification. Additional information is provided on pages 30-31 of this Proxy Statement.

2016 FISCAL YEAR INDEPENDENT AUDITOR FEES
(in thousands)
Audit Fees	$1,015
Audit-Related Fees	5
Tax Fees	123
All Other Fees	—

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
PRICEWATERHOUSECOOPERS, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

ANNUAL SAY-ON-PAY ADVISORY VOTE (PROPOSAL 3 SUMMARY)

We are seeking a non-binding advisory vote from our stockholders to approve the Executive Compensation Programs for our NEOs for the 2016 Fiscal Year (“Say-on-Pay”). The Board values our stockholders’ opinions, and our C&LDC will take into account the outcome of the advisory vote when considering future executive compensation decisions.
Our CD&A describes the compensation decision-making process, details our Executive Compensation Programs and policies, and includes a chart showing our compensation framework, as well as key 2016 Fiscal Year performance measures and pay actions starting on page 33. Our Executive Compensation Programs are built on the following objectives:

•
Competitive Target Pay Structure: Provide total target compensation necessary to attract and retain talented and experienced Executives with relevant retail experience, who enjoy recreating on and around the water, who are enthusiastic about our mission and culture, and who are committed to delivering financial returns.

•	Pay for Performance Link: Incorporate best governance practices and closely link pay for performance by tying a significant portion of our NEOs' compensation to the Company's financial performance.

•	Incentivize Right Behavior: Ensure balanced short- and long-term executive decision making through variable compensation components that discourage excessive or unwise risk-taking.

•	Align Executive and Stockholder Interests: Through stock ownership, holding and retention requirements.

Our stockholders approved each of the prior three years’ Say on Pay proposals by over 99% of votes cast. As a result, our C&LDC did not make any material changes to Executive Compensation Programs for 2017.
For more information about our Say-on-Pay Proposal, see page 46 of this Proxy Statement.
THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

FREQUENCY OF SAY-ON-PAY VOTE (PROPOSAL 4 SUMMARY)

The Company is required to provide stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to the frequency of future advisory votes on the compensation of our NEOs. Stockholders may indicate whether they would prefer that we conduct future Say-on-Pay votes every one, two or three years, or abstain from casting a vote on this proposal.
For more information on the frequency of our Say-on-Pay vote, see page 47 of this Proxy Statement.
THE BOARD RECOMMENDS ONE YEAR AS THE PREFERRED FREQUENCY.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN (PROPOSAL 5 SUMMARY)

The Company seeks stockholder approval of the Equity Incentive Plan. At our 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting"), our Stockholders cast a 98.2% vote in favor of our Equity Incentive Plan to allow compensation awarded under the Equity Incentive Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code (“IRC”). Stockholders are now being asked to approve an increase in the number of shares available for grant under the Equity Incentive Plan and other amendments outlined on pages 48-52 of this Proxy Statement. Also see Appendix B for the complete Equity Incentive Plan.
THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

AMENDED AND RESTATED STOCK BUYING PLAN (PROPOSAL 6 SUMMARY)

The Company seeks stockholder approval of the Stock Buying Plan to increase the number of shares of the Company's common stock reserved for issuance to eligible associates and other amendments outlined on pages 53-54 of this Proxy Statement. Also see Appendix C for the complete Stock Buying Plan.
THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

500 Westridge Drive
Watsonville, California 95076-4100
(831) 728-2700

PROXY STATEMENT
2017 Annual Meeting of Stockholders

II.	GENERAL INFORMATION

Q: Why am I receiving these materials?
A: We have made the Proxy Materials available to you on the Internet or, upon your request, have delivered printed versions of the Proxy Materials to you by mail, in connection with soliciting your proxy to vote at our Annual Meeting.
Q: What is included in these materials?
A: The Proxy Materials consist of:

•	This Proxy Statement;

•	Our Annual Report; and

•	For those receiving printed versions, a proxy card.
Q: What does fiscal year mean?
A: Our fiscal year is the 52 or 53-week period that ends on the Saturday closest to December 31st. Our 2016 Fiscal Year was the 52-week period ended December 31, 2016. Unless otherwise stated, all information presented in this Proxy Statement is based on our 2016 Fiscal Year.
Q: What am I being asked to vote on at the Annual Meeting?
A: Our stockholders will vote on six proposals at the Annual Meeting (collectively, “Proposals”):

PROPOSALS		BOARD'S RECOMMENDATION	VOTES REQUIRED FOR APPROVAL
1	To elect our Board of Directors	FOR each nominee	Affirmative vote of the majority of the votes cast
2	To ratify our Audit and Finance Committee's selection of our Independent Auditors for our 2017 Fiscal Year	FOR	Affirmative vote of the majority of the votes cast
3	To approve, on an advisory basis, the compensation of our NEOs	FOR	Affirmative vote of the majority of the votes cast
4	To indicate, on an advisory basis, the preferred frequency of voting on the compensation of our NEOs	ONE YEAR	Affirmative vote of the majority of the votes cast
5	To approve the Equity Incentive Plan	FOR	Affirmative vote of the majority of the votes cast
6	To approve the Stock Buying Plan	FOR	Affirmative vote of the majority of the votes cast
Our Board strongly encourages you to exercise your right to vote on these matters. Your vote is important.
Q: Why did I receive a one-page Notice in the mail regarding the Internet availability of Proxy Materials instead of a full set of Proxy Materials?
A: Under rules adopted by the Securities and Exchange Commission (the “SEC”), we use the Internet as the primary means of furnishing our Proxy Materials to our stockholders, rather than mailing printed copies to each stockholder. We encourage our stockholders to take advantage of the availability of Proxy Materials on the Internet to help reduce costs associated with, and the environmental impact of, our Annual Meeting. Our Proxy Materials were first available for our stockholders to access online at www.envisionreports.com/wmar on April 21, 2017.
Q: What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?
A: This means that your shares are registered differently and are held in more than one account. To ensure that all your shares are voted, please either vote each account over the Internet, by telephone, or sign and return by mail all proxy cards or voting instruction forms.

Q: How can I get electronic access to the Proxy Materials or a paper copy if I prefer?
A: The Notice provides you with instructions regarding how to view our Proxy Materials on the Internet and if you so choose, how to instruct us to send these and future Proxy Materials to you by email. Alternatively, you can request a paper copy of the Proxy Materials. Requests for email or paper copies must be made by May 15, 2017 to facilitate timely delivery. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. If you choose to receive a paper copy of the Proxy Materials, you also can submit a preference to receive paper copies for future meetings. Your election to receive an email or a paper copy of proxy materials for future meetings will remain in effect until you change it.
Q: Where and when is the Annual Meeting?
A: Our Annual Meeting will be held at the corporate headquarters, which we call our support center ("Support Center"), located at 500 Westridge Drive, Watsonville, California, 95076, on June 1, 2017 at 10:30 a.m. Pacific Time.
Q: Who may vote at the Annual Meeting?
A: Only stockholders who owned shares of our common stock on April 3, 2017 (i.e., the Record Date) are entitled to vote at our Annual Meeting. On the Record Date, there were 25,087,571 shares of our common stock outstanding and entitled to vote.
Q: Is there a difference between a stockholder of record and a beneficial owner of shares held in street name?
A: Yes
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, LLC, you are considered the stockholder of record with respect to those shares, and the Notice (or Proxy Materials, if you requested a paper copy) was sent directly to you.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If, at the close of business on the Record Date, your shares were not held in your name, but rather in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and a Notice should have been forwarded to you by that organization. That organization is considered to be the stockholder of record for voting purposes and as the beneficial owner, you may instruct that organization on how to vote the shares in your account. Those instructions are contained in a “vote instruction form” that the organization holding your shares should send to you. We urge you to complete that form, particularly since, as noted below, the organization holding your shares cannot vote on non-routine matters, such as the election of our Director nominees, without your express authorization. Your vote is important.
Q: If I am a stockholder of record, how do I vote?
A: If you are a stockholder of record, there are four ways to vote:

BY INTERNET	BY PHONE	BY MAIL	ATTEND THE MEETING
:	(	+	?
Go to www.envisionreports.com/WMAR	Call toll-free 1-800-652-8683	Mark, date and sign your proxy card and return it by mail in the postage-paid envelope provided with the Proxy Materials.	Attend the Annual Meeting in person. We will give you a ballot when you arrive.
If you vote by telephone or over the Internet, you must do so by 11:00 p.m. Pacific Time the day before our Annual Meeting and you may incur costs such as telephone and Internet access charges for which you will be responsible. Delaware law permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of election can determine that such proxy was authorized by the stockholder. We use a control number to authenticate each registered stockholder, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. If you choose to vote by mail, your vote must be received by 10:00 a.m., Pacific Time, on June 1, 2017.
Q: What constitutes a quorum and why is a quorum required?
A: Return of your proxy is important because a quorum is required, and a majority of the shares entitled to vote must be present in person or by proxy at our Annual Meeting to constitute a quorum. Your shares will be counted for purposes of determining if there is a quorum if you are entitled to vote and you are present in person at the Annual Meeting or, if you have properly voted on the Internet, by telephone or by submitting a proxy card or vote instruction form by mail. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. In addition, because this Proxy Statement includes a “routine” management Proposal related to the ratification of the selection of our Independent Auditors, shares represented by proxies that vote on routine matters, but not on non-routine matters, also will be counted in determining whether there is a quorum present. If a quorum is not present, the Annual Meeting will be adjourned or postponed until a quorum is obtained.
Q: How are proxies voted?
A: All shares represented by valid proxies received prior to our Annual Meeting will be voted and, where a stockholder specifies his or her choice with respect to any Proposal, the shares will be voted in accordance with those instructions.

Q: What happens if I do not have specific voting instructions?
A: Stockholders of Record. If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders, Barbara L. Rambo and Matthew L. Hyde, will vote your shares in the manner recommended by our Board on all Proposals and they may determine in their discretion any other matters properly presented for a vote at our Annual Meeting.
Beneficial Owners of shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. As a result, if that organization does not receive voting instructions from you on a non-routine matter, it will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This generally is referred to as a “broker non-vote.”
Q: Which Proposals are considered “routine” or “non-routine” under applicable rules?
A: The ratification of the selection of our Independent Auditors for our 2017 Fiscal Year is a matter considered routine, but the election of Directors, the non-binding advisory resolution approving the compensation of our NEOs (commonly referred to as "Say-on-Pay"), the non-binding advisory resolution electing the frequency of the Say-on-Pay vote ("Say-on-Pay Frequency"), the vote on our Equity Incentive Plan and the vote on our Stock Buying Plan are matters considered “non-routine.”
Q: What is the voting requirement to approve each Proposal?
A: Of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote, the affirmative vote of the majority of the votes cast is required to approve each Proposal, except that the Say-on-Pay Frequency choice that receives the highest number of votes cast will be considered the Say-on-Pay Frequency advisory vote of stockholders.
Q: How are broker non-votes and abstentions treated?
A: Other than with respect to the Say-on-Pay Frequency advisory vote, only “FOR” and “AGAINST” votes are counted. Broker non-votes and abstentions will have no effect on the vote and, with respect to the Say-on-Pay Frequency vote, a vote for one of the three choices.
Q: Can I change my vote after I have delivered my proxy?
A: Yes. You may revoke your proxy and change your vote at any time before the final vote at our Annual Meeting by changing your vote on a later date via the Internet or by telephone, by signing and returning a new proxy card or vote instruction form with a later date, or by attending our Annual Meeting and voting in person. Your attendance alone will not automatically revoke your proxy unless you properly vote at our Annual Meeting or specifically request that your prior proxy be revoked by delivering to our Secretary, at 500 Westridge Drive, Watsonville, CA 95076, a written notice of revocation prior to the Annual Meeting.
Q: Who will serve as the inspector of election?
A: A West Marine representative will serve as the inspector of election.
Q: Is my vote confidential?
A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within West Marine or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation and certification of votes and to facilitate a successful proxy solicitation.
Q: Where can I find the voting results of the Annual Meeting?
A: The preliminary voting results will be announced at our Annual Meeting and the final voting results will be tallied by our inspector of election and published in a Current Report on Form 8-K.
Q: Who is paying for the cost of this proxy solicitation?
A: West Marine will pay all expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders.
Q: What is the deadline to propose actions for consideration or to nominate individuals to serve as Directors at the 2018 annual meeting of stockholders?
A: Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company's Proxy Materials.

Our 2018 annual meeting of stockholders (“2018 Annual Meeting”) is anticipated to be held in May or June of 2018. Any stockholders who intend to present proposals at, and who wish to have them included in the proxy statement for the 2018 Annual Meeting, must ensure that such proposals are addressed to West Marine at the address stated above and received no later than December 22, 2017. All such proposals will need to comply with our Bylaws and Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which list the requirements for the inclusion of stockholder proposals in Company-sponsored proxy materials.

Requirements for Stockholder Proposals to Be Brought Before the 2018 Annual Meeting and Director Nominations.
Any stockholder proposals that a stockholder intends to present at the 2018 Annual Meeting, other than through the inclusion in the proxy materials, should be received no earlier than 90 days and no later than 120 days prior to the corresponding date on which the annual proxy statement is mailed in connection with our most recent annual meeting. Any stockholder wishing to submit a proposal at the 2018 Annual Meeting must include the information required by our Bylaws.
Q: May I request a printed copy of the Annual Report?
A: We will provide, upon request and without charge to each stockholder receiving the Notice or a paper copy of the Proxy Materials, a copy of our Annual Report. Copies can be obtained by writing to our Secretary at 500 Westridge Drive, Watsonville, California, 95076.

III.	DIRECTOR MATTERS

DIRECTOR REFRESH PRACTICES AND SUCCESSION PLANNING
Our N&GC regularly evaluates Board succession planning, including Board refreshment practices and leadership structure, to ensure that the Board and each of its Committees include the right balance of tenured Directors, who provide continuity and historical perspective, and new Directors, who bring a fresh outlook. Over the past several years, we have added new independent Directors to infuse the Board with relevant experience that supports our changing business strategy and operating environment. The N&GC's succession planning process is on-going and throughout the year, our Committee strives to maintain a continuous pipeline of highly qualified Director candidates with particular attributes, experience and skills designed to enhance the Board’s effectiveness and to achieve the Company’s business objectives. Our commitment to Board refreshment has been demonstrated through our Board's robust assessment and succession planning efforts as follows:

BOARD REFRESH PRACTICES: A Well-balanced, Independent and Evolving Board
INDEPENDENT BOARD CHAIR	❖	Barbara L. Rambo, an independent Director, succeeded Randy Repass, our Founder, as Board Chair. This change continues to further support strong, independent Board leadership.
BOARD INDEPENDENCE	❖	75% of our Directors are independent to ensure the continuation and enhancement of good corporate governance practices.
STRONG BOARD DIVERSITY	❖	Three of our eight Directors are female, demonstrating our commitment to building a diverse Board that reflects the whole breadth of our stakeholders: stockholders; customers; and associates.
COMMITTEE ROTATION	❖	Our Board also periodically rotates Committee members to more closely align business, financial and governance expertise with Committee oversight responsibilities.
DIRECTOR SUCCESSION	❖	Over the last several years, we have added new independent Directors to infuse the Board with relevant experience and skills that support our evolving business strategy and operating environment.
BALANCED DIRECTOR MIX	❖
The N&GC annually utilizes a skills matrix to assess the capabilities of the current Directors with the current needs of the Board. We believe our Director nominees bring a balance of experience and fresh perspective to our boardroom, with a varied mix of strategic planning, retail, financial and operational expertise.

We believe our current Board composition strikes the right balance in terms of size, independence, diversity, expertise and average tenure (seven years, excluding our Founder, for our 2016 Fiscal Year). Also see the sections entitled "Proxy Summary - Board Nominees (Proposal 1 Summary)" above and "Director Nomination Guidelines and Process" below.

ANNUAL BOARD AND COMMITTEE EVALUATIONS
To ensure that we evaluate whether our Board composition needs to change as our business changes, we annually ask all Board and Committee members to reply to anonymous evaluation questionnaires designed to assess the experience, skills, qualifications, contributions, effectiveness and overall performance of the Board and each Committee and to identify improvement opportunities. All of the Board and Committee self-evaluations are performed annually. Our Board and Committee members then discuss the results of these evaluations at their next respective meetings, during which comments with respect to both the full Board and any Committee on which the Director serves are solicited regarding Board and Committee dynamics, and how the Board and/or particular Committee can improve its oversight of key functions, including associate development, the Company's strategic direction and financial performance and other major issues with respect to risk, integrity, reputation and governance. In particular, for both the Board and the relevant Committee, the process helps to solicit ideas from Directors about improving issue prioritization, improving quality of management presentations, improving the quality of Board and/or Committee discussions on key matters, developing actions for areas called out as needing improvement, identifying specific issues which should be discussed in the future, and identifying any other matter of importance to Board or Committee functioning. Beginning in 2016, the Board Chair augmented the evaluation process by seeking peer feedback on individual Board members through an interview with each Director. Following these interviews, our Board Chair reports concerns raised to the N&GC, as appropriate, and separately with the N&GC Chair, discusses this feedback with each Director, as applicable.
We plan to continue to conduct evaluations each year and to periodically modify our procedures to ensure that we receive candid feedback and are responsive to future developments and suggestions from our Directors. In addition, these evaluations help identify gaps, if any, in skills on the Board or a Committee, to inform the N&GC's recommendations for re-nomination of incumbent Directors and for Board succession planning needs.

DIRECTOR NOMINATION GUIDELINES AND PROCESS

ANNUAL DIRECTOR TERMS
Our Directors are elected for a one-year term. Our Bylaws permit our Board to change its size and to appoint Directors between annual stockholder meetings. Our N&GC uses the same process to evaluate whether to recommend for re-election incumbent Directors who, along with any Director nominee appointed after the last annual meeting, must stand for re-election by our stockholders at each annual meeting.

DIRECTOR CANDIDATE CONSIDERATIONS
In recommending Director nominees, our N&GC has developed certain general and specific guidelines to assist in developing a Board and its Committees that are comprised of experienced and seasoned advisors.
General Considerations
Our N&GC generally evaluates candidates who have demonstrated high character and integrity in their personal and professional life, have experience that is relevant to the Company, who demonstrate a commitment to overseeing and fostering sound, long-term growth, who have exercised good business judgment, and who have the ability and willingness to devote the necessary amount of time to the affairs of the Company. Also considered are the independence, skills, expertise and corporate experience of the candidate, the current composition of our Board, the balance of management and independent Directors, and the needs for any specific Committee expertise.
Specific Considerations
Our N&GC also considers specific attributes of Director candidates, including a Director's experience with other businesses and organizations of comparable size and industry, the interplay of the candidate's experience with the experience of other Board members, and the candidate's financial literacy, boating experience and other special talents or personal attributes which would make the candidate a desirable addition to the Board and any Committee.
Diversity
Our Board is comprised of women and men of differing backgrounds, educations, ages, skills, business and other experiences, contributing to a highly engaged, diverse Board. In considering nominees, our N&GC believes that diversity (including factors such as race, ethnicity, gender, age and geographic orientation, as well as diversity of opinions, perspectives, and professional and personal experience) is an important factor in determining the composition of the Board. The Board believes diversity among Directors fosters a healthy debate that stems from different viewpoints. Although our N&GC does not have a formal policy regarding diversity in selecting Director nominees, the N&GC and our Board have demonstrated the importance of diversity in the boardroom with the appointments of Messes. Rambo, Richter and Shi, who bring not only gender diversity, but also their business experience and expertise to the Board.
Incumbent Directors
When evaluating an incumbent Director for re-election, our Board will also consider, among other factors, the length of service, meeting attendance, preparedness, participation and candor of the individual, as well as the individual's recent service as a Director in light of the above-mentioned criteria.
Source of Director Candidates
Potential candidates for Director may come to the attention of our N&GC through current Board members, professional search firms, our associates, stockholders or other industry sources. Candidates are evaluated at regular or special Committee meetings and may be considered at any time during the year. The current slate of Director nominees consist only of incumbent Directors. As a result, no third party search firms were used in connection with any Director nominations for the Annual Meeting and, therefore, no fees were paid.
Stockholder Nominations
Our N&GC also will consider qualified nominees recommended by stockholders who may submit recommendations to our Secretary at West Marine, Inc., 500 Westridge Drive, Watsonville, CA 95076. Director nominees recommended by our stockholders will be evaluated in the same manner as any other Director nominee.
Any stockholder of the Company may nominate one or more persons for election as a Director of the Company at an annual meeting if the stockholder complies with the required notice, information and consent provisions contained in the Company's Bylaws. Our N&GC may require that the proposed nominee furnish the Committee with other information as it may reasonably request to assist it in determining the eligibility of the proposed Director nominee. For more information, see the "General Information - Q&A: What is the deadline to propose actions for consideration or to nominate individuals to serve as Directors at the 2018 annual meeting of stockholders?" above. Our Secretary will send a copy of the Bylaws to any interested stockholder who requests them.

To date, no stockholder who is not also a Director, or any group of stockholders owning more than 5% of West Marine's common stock for at least one year, have put forth any Director nominees or other stockholder proposals.

DIRECTOR NOMINATION PROCESS AND PROCEDURES
As to each candidate that our N&GC believes merits consideration, the Committee will gather information concerning the background, qualifications and appropriate references of the candidate, including information concerning the candidate required to be disclosed in the proxy statement under SEC rules; and any relationship between the candidate and the person or persons recommending the candidate. The Committee then will engage in the screening and nomination process and upon completion, our Board determines the nominees taking into account the Committee's recommendation.
Director Nomination Process Flow

Assess Needs/ Initiate Search

Nomination & Governance Committee ("N&GC") Assessment

Consider:

- Size of the Board
- Current Skills & New Expertise Required
  - Develop Profile/Competency Matrix: skills, experience & attributes ("Assessment Matrix")
- Board Diversity
- Independence
- Succession Planning

Initiate Search

- N&GC may form a Search Committee
- Lead generation may be from:
  - Fellow Directors
  - West Marine Associates
  - Trade Organizations
  - Professional Search Firms

Director Candidate Lead Follow-Up

- Initial Responses are sent to Search Committee (or N&GC if no Search Committee is formed)
- Initial screening of prospective candidate(s) is by Search Committee (or N&GC, as applicable)

Screening Process

Search Committee/N&GC Chair Pre-Screening

- Work with General Counsel:
  - Check Conflicts of Interest
  - Check Independence
  - Check Number Public Co Boards
- May request more information and/or pre-screen potential candidates by a phone or in-person interview

Search Committee Interviews

- Search Committee (or N&GC, as applicable) interviews qualified potential candidates
- Evaluate each candidate using the criteria in the Assessment Matrix

Search Criteria Qualification & Reference Check

- Evaluate each candidate
- Review background info. to be included in the proxy statement
- Conduct a reference check

Background Check & Independence Determination Search Committee:

- Review Independence Questionnaire to ensure candidate meets requirements
- Conduct Background Check
- Present findings to Chairs of Board and N&GC
- Proceed to nomination phase

Nomination

N&GC Consideration

- N&GC reviews candidate information
- If candidate(s) is considered for Audit & Finance Committee, confirm financial literacy and/or expertise

N&GC Recommendation

- N&GC recommends candidate appointment to Board via one of following:

N&GC Recommendation documented via Unanimous Written Consent

or

N&GC Recommendation documented via meeting (phone or in-person)

N&GC Recommends Nomination to Board

- N&GC recommendation is documented in signed UWC or Meeting Minutes
- N&GC Chair coordinates with Board Chair to recommend director appointment by full Board

Appointment

Board Review & Approval

- Board considers director qualifications and recommendation from N&GC

Board Appointment

- Board appoints director to Board and any standing Committee pursuant to Company's Bylaws via:

Board Approval documented via Unanimous Written Consent

or

Board Approval documented via meeting (phone or in-person)

Process Completion

- Appointment of director is documented in signed UWC or minutes
- **Director Appointment Completed**
- GC files 8-K with SEC

Board Succession

- N&GC/Board maintains list of potential candidates for Board succession planning needs

☑	PROPOSAL 1: ELECTION OF DIRECTORS
West Marine's Bylaws authorize our Board to determine the size of the Board and to fill vacancies. Currently, our Board is comprised of eight Directors who serve one-year terms and are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in our Bylaws.
The eight Directors named below are all incumbent Directors standing for re-election at this year's Annual Meeting and were elected by stockholders at our 2016 Annual Meeting.
Our Board has no reason to believe that any nominee for Director would be unable or unwilling to serve as a Director, if elected. If at the time of the Annual Meeting, or any adjournment or postponement thereof, any nominee is unable or unwilling to serve as a Director, the persons named as proxies intend to vote for such substitute nominee as may be nominated by our N&GC and approved by our Board or as otherwise directed by our Board, unless directed by the stockholder to do otherwise.

DIRECTOR QUALIFICATIONS AND EXPERIENCE; DIRECTOR NOMINEES
West Marine requires its Directors to possess the experience and skills necessary to oversee the management of the Company in the interest of West Marine and its stockholders. Our N&GC and our Board will consider, among other factors, the experiences, qualifications, attributes and skills of each new candidate or incumbent Director in nominating them for election at each annual meeting. For more information see "Director Refresh Practices and Succession Planning" and "Director Nomination Guidelines and Process."
The following chart sets forth the description of each Director nominee for election at our Annual Meeting, including his or her biographical information, qualifications and skills considered and each nominee's current occupation, employment history, business experience, public company director positions held, service on the Company's standing Committees and information regarding involvement in certain legal or administrative proceedings, if applicable, that caused our N&GC to recommend, and our Board to conclude, that each Director should serve on the Board.

BOARD NOMINEES

Barbara L. Rambo	West Marine Director since: 2009 Age: 64 Independent Board Chair	West Marine Standing Committee Service: None	Other Public Company Boards PG&E Corporation - Board Member - Chair - Finance Committee - Member - Compensation Committee - Member - Nominating and Governance Committee - Member - Executive Committee
Employment Experience
Since October 2009, Ms. Rambo has served as the Chief Executive Officer of Taconic Management Services, a management consulting and services company. Prior to joining Taconic Management Services, she was Chief Executive Officer, Vice Chair and a director of Nietech Corporation (payments technology company) during the period 2001 to 2009, and Chief Executive Officer of OpenClose Technologies (financial services technology company) during the period 2000 to 2002. Ms. Rambo previously held various executive and management positions at Bank of America, including head of national commercial banking. She has developed skills in corporate finance, capital markets, sales, strategic planning, marketing, operations and executive management.

Qualifications
Ms. Rambo is being re-nominated as a Director because of the depth of her executive management and leadership experience with companies in the financial services and technology sectors. Prior to being appointed as the Board's Chair in May of 2015, Ms. Rambo previously served as West Marine's Lead Independent Director. Her experience in serving on other public company boards, as well as her wealth of knowledge in the areas of corporate finance, strategic planning, capital markets, governance and risk management, help guide the Board and management in the execution of West Marine's strategic objectives.

Boating Experience Ms. Rambo is a sculler and sails in San Francisco and the Caribbean.

BOARD NOMINEES (CONT'D)

Matthew L. Hyde	West Marine Director since: 2012 Age: 54 CEO	West Marine Standing Committee Service: None	Other Public Company Boards Zumiez Inc. - Board Member - Member - Governance/Nominating Committee - Member - Compensation Committee
Employment Experience
Mr. Hyde has served as our Chief Executive Officer ("CEO") and President since June 2012. Previously, he was the Executive Vice President of Recreational Equipment Inc. (“REI”), a retailer and online merchant of outdoor gear and equipment. Beginning his career with REI in 1986, Mr. Hyde held various positions, and just prior to joining West Marine, as REI's Executive Vice President, he oversaw the marketing, eCommerce and direct sales, real estate, store development, retail and customer experience functions. Mr. Hyde previously led REI's online division, championing its award-winning omni-channel strategy.

Qualifications
Mr. Hyde's specialty retail background, along with his online retail, brand-building, marketing, merchandising and operational expertise, provide valuable insight to our Company and our Board. In addition, Mr. Hyde's service on the board of a leading omni-channel specialty retailer of action sports related apparel, footwear, equipment and accessories not only aligns well with West Marine's merchandise expansion strategy, but also provides comparative expertise for our operational plans as well as for our compensation and leadership development programs.

Boating Experience
Mr. Hyde has been boating all of his life from fishing with his family on a wooden skiff, to kayaking, to an annual trek to Alaska to go salmon fishing. Mr. Hyde owns a sailboat and enjoys sailing on the Monterey Bay.

Randolph K. Repass	West Marine Director since: 1968 Age: 73 Founder and Affiliated Director	West Marine Standing Committee Service: None	Other Public Company Boards None
Employment Experience
Mr. Repass served as Chairman from 1968 to May 2015. He served as West Marine's Chief Executive Officer from 1968 to April 1995 and from July 1998 to November 1998, and as President from 1968 to 1990 and from August 1993 to March 1994.

Qualifications
Mr. Repass, as the Founder of West Marine and one of its major stockholders, defines the Company and its mission statement and values. He is being re-nominated as a Director because his vision, knowledge of the industry, understanding of the business and our customers' needs, combined with his strategic insight, are invaluable in helping our Board and management in realizing our mission, in balancing short and long term goals, and in enhancing value for all of our stockholders.

Boating Experience Mr. Repass has an extensive boating background, including sailboat racing and cruising on sail and power boats.

BOARD NOMINEES (CONT'D)

Alice M. Richter	West Marine Director since: 2005 Age: 63 Independent Director	West Marine Standing Committee Service: Chair - Nomination and Governance Committee Member - Audit and Finance Committee Financial Expert	Other Public Company Boards G&K Services, Inc. - during entire 2016 Fiscal Year through March 21, 2017
Employment Experience
Ms. Richter was a certified public accountant with KPMG LLP for 26 years, until her retirement in June 2001. She joined KPMG's Minneapolis office in 1975 and was admitted to the KPMG partnership in 1987. During her tenure at KPMG, Ms. Richter served as the National Industry Director of KPMG's U.S. Food and Beverage practice, had three years of international experience, and also served as a member of the Board of Trustees of the KPMG Foundation from 1991 to 2001.

Qualifications
Ms. Richter is being re-nominated as a Director because of her long career in public accounting and expertise in the accounting and finance areas, including a client-base in the retail industry, her experience in international operations, her service on another public company board, and her experience in reviewing internal controls, tax saving strategies, potential fraud, acquisitions and reorganizations. She possesses a keen understanding of complex financial accounting issues, which provides the Board with an overall business and financial leadership perspective. In addition, Ms. Richter has vast experience in financial planning and investment and capital structure strategies, along with risk management and compliance matters. In 2015, in connection with periodic rotation of our Committee structure, Ms. Richter was appointed Chair of our N&GC, continues as a member of our A&FC, where she serves as a second financial expert along with Mr. Olsen. Ms. Richter also received her Board Leadership Fellow certification from the National Association of Corporate Directors.

Boating Experience Ms. Richter is an avid water skier and an enthusiastic angler - particularly for freshwater walleye. She is never far from a boat.

Dennis F. Madsen	West Marine Director since: 2010 Age: 68 Independent Director	West Marine Standing Committee Service: Chair - Compensation and Leadership Development Committee Member - Nomination and Governance Committee
Other Public Company Boards

Alaska Air Group (including subsidiaries Alaska Airlines and Horizon Airlines)
- Board Member
- Member - Compensation and Leadership
   Development Committee
- Member - Audit Committee

Employment Experience
Mr. Madsen served as President and Chief Executive Officer of REI from April 2000 to March 2005. Mr. Madsen also served as REI's Executive Vice President and Chief Operating Officer from 1987 to March 2000, and prior to that, he held numerous positions throughout REI.

Qualifications
Mr. Madsen is being re-nominated as a Director because, among his other qualifications, he has demonstrated proven leadership capability and knowledge of the complex operational and financial issues facing an organization such as West Marine. His experience on other public company boards, and in leading a customer-service driven organization, and his knowledge of compensation and governance trends and best practices, also makes him a valuable contributor in all operational risks and strategies facing West Marine, and in executive compensation and leadership development.

Boating Experience
Mr. Madsen has spent the last 25 years sailing throughout the Pacific Northwest and Canadian waters. Previously spending five years as a live-aboard, Mr. Madsen has a keen understanding of boater needs and lifestyle.

BOARD NOMINEES (CONT'D)

Christiana Shi	West Marine Director since: 2011 Age: 57 Independent Director	West Marine Standing Committee Service: Member- Compensation and Leadership Development Committee Member - Audit and Finance Committee	Other Public Company Boards Mondelez International - Board Member - Member - Audit Committee - Member - Governance and Public Affairs Committee
Employment Experience
Ms. Shi was President of NIKE Global Direct-to-Consumer from 2013 until her retirement in October 2016. In this role, Ms. Shi led all of NIKE's retail business around the world, including digital commerce, NIKE Stores, NIKE Factory Stores and partner retail. Prior to this, from April 2012 through June 2013, Ms. Shi served as Vice President and General Manager of NIKE, Inc. Global E-Commerce. In that role, she was responsible for the performance and growth of Nike.com around the world, including merchandising, experience design, consumer services, and digital commerce technology. From November 2010 through March 2012, Ms. Shi was the Vice President and Chief Operating Officer of NIKE's global direct-to consumer division. In this role, she was responsible for the division's global store, real estate, finance, information technology and supply chain operations. From 2000 to 2010, Ms. Shi was a director and senior partner of McKinsey & Company, Inc., a global management consulting firm where she served leading retail and consumer companies and she was a principal (partner) at McKinsey from 1994 to 2000. Prior to 1994, she held numerous positions throughout McKinsey. From 1981 to 1984, Ms. Shi held numerous positions at Merrill Lynch & Company, Inc.

Qualifications
Ms Shi is being re-nominated to the Board because of her eCommerce knowledge and extensive retail experience, including retail operations, finance, information technology and supply chain operations. Her past roles as President of NIKE Global Direct-to-Consumer division, Chief Operating Officer of NIKE's Direct-to-Consumer division, and as a former partner at McKinsey & Company, Ms. Shi has a unique global perspective acquired through 20 years of work on four continents across an extensive array of consumer brands and retail operations. Further, her expertise in category strategy, new concept development, store operations, inventory management, performance transformation and the direct/e-Commerce business makes her well-qualified to serve on our Board and as a member of our A&FC and C&LDC.

Boating Experience Ms. Shi is an enthusiastic sailor and boater.

James F. Nordstrom, Jr.	West Marine Director since: 2012 Age: 44 Independent Director	West Marine Standing Committee Service: Member- Compensation and Leadership Development Committee Member - Nomination and Governance Committee	Other Public Company Boards None
Employment Experience
Mr. Nordstrom has been an Executive Vice President of Nordstrom, Inc. since February, 2005 and in May 2014, he was also appointed President of Stores. Mr. Nordstrom served as President of Nordstrom Direct from February 2005 to May 2014. He previously served as Corporate Merchandise Manager of Children's Shoes from May 2002 to February 2005, as a Project Manager for the design and implementation of Nordstrom's inventory management system from August 1999 to May 2002, and as a Store Manager in Los Angeles, California, from December 1997 to August 1999. He has been employed by Nordstrom, Inc. since 1986.

Qualifications
Mr. Nordstrom is being re-nominated to the Board because his eCommerce insights and expertise, coupled with his extensive executive and operational experience, provides us with information and advice on our store optimization and eCommerce strategies and other matters relevant to the retail industry. In addition, as one of the industry's leading spokesmen, Mr. Nordstrom's expert guidance is sought by our management and Board on omni-channel retailing, as we continue to evolve and grow our business. His senior executive status provides our C&LDC with key insights into relevant compensation practices in the retail industry and in executive development, and his experience as a public company executive brings to the N&GC expertise in corporate governance and risk management areas.

Boating Experience
Mr. Nordstrom grew up boating in the San Juan Islands and British Columbia with his family, and has continued that tradition with his wife and children aboard their 36 foot sports fisher.

Robert D. Olsen	West Marine Director since: 2013 Age: 64 Independent Director	West Marine Standing Committee Service: Chair - Audit and Finance Committee Member - Compensation and Leadership Development Committee Financial Expert	Other Public Company Boards None
Employment Experience
Between 2000 and his retirement in January 2013, Mr. Olsen worked in numerous roles at AutoZone, Inc. Most recently, Mr. Olsen served as Corporate Development Officer, Customer Satisfaction. In this role, he was responsible for the Mexico and ALLDATA businesses and strategic growth initiatives that included AutoZone's store expansion into Brazil and ALLDATA's entry into Europe. He previously served as Executive Vice President, Store Operations, Commercial, Mexico and ALLDATA from 2007 to 2009, as Executive Vice President, Supply Chain, IT, Mexico and Store Development from 2005 to 2007, as Senior Vice President, Mexico and Store Development from 2001 to 2005, and as Senior Vice President, Planning and Store Development from 2000 to 2001. Prior to that, Mr. Olsen was Executive Vice President and Chief Financial Officer for Leslie's Poolmart, a specialty retailer of swimming pool supplies and accessories, from 1993 to 2000. From 1990 to 1993, he served as Executive Vice President and Chief Financial Officer of Tuneup Masters, a California-based chain of quick tuneup and lube outlets. Prior to that, he held various positions at AutoZone, including the role of Senior Vice President, Finance Administration and Chief Financial Officer, and he served as Manager of Strategic Planning and Manager of Financial Services at Pepsico.

Qualifications
Mr. Olsen is being re-nominated to our Board because, in addition to his broad-based retail operational experience, he brings a hard goods retailing perspective to the Board. Additionally, in 2015, in connection with periodic rotation of our Committee structure, Ms. Olsen was appointed Chair of our A&FC, where he serves as a second financial expert along with Ms. Richter. In 2016, Mr. Olsen became a member of the C&LDC. Mr. Olsen's prior experience in key strategic and operational roles, as well as his experience as a Chief Financial Officer, make him well qualified to serve on the Board, as the Chair of our A&FC and as a member of our C&LDC.

Boating Experience Mr. Olsen enjoys pleasure boating and fishing with his family and friends on Pickwick Lake in Tennessee.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF EACH OF THE EIGHT DIRECTOR NOMINEES NAMED ABOVE.

BOARD AND COMMITTEE STRUCTURE AND PRINCIPLE FUNCTIONS

BOARD AND COMMITTEE INDEPENDENCE
Our Board believes that a majority of its members should be independent. Annually (or sooner if circumstances warrant) our Board considers all relevant facts and circumstances related to transactions and relationships between each Director (and his or her immediate family and affiliates) and West Marine and its management to determine whether any such relationships or transactions would prohibit an incumbent Director from being able to exercise independent judgment in carrying out the responsibilities of a Director.
Our Board affirmatively determined that: (i) six (Messrs. Madsen, Nordstrom and Olsen and Mmes. Rambo, Richter and Shi) of our eight Director nominees (or 75%) qualify as independent Directors, as defined by the applicable NASDAQ listing standards, SEC rules and other applicable law; (ii) each member of our C&LDC meets the heightened independence requirements of Rule 10C-1 of the Exchange Act; (iii) each member of our A&FC meets the heightened independence requirements of Section 10A(m)(3) of the Exchange Act; and (iv) Mr. Olsen and Ms. Richter both qualify as financial experts under SEC rules. In this regard, our Board considered the following:

◦
Ms. Richter's son was hired in 2014 as an audit manager in PwC's Minneapolis, Minnesota offices. PwC serves as the Company’s Independent Auditors. In reviewing this relationship, the Board considered that Ms. Richter’s son is not a current partner, nor did he at any time work on West Marine's audit. As a result, the Board concluded that this relationship would not interfere with Ms. Richter's ability to exercise independent judgment in carrying out her responsibilities as a Director, Chair of the N&GC and/or member of the A&FC.

◦
In 2015, our Company entered into an agreement with Hurley International, a division of Nike, Inc. The negotiations were conducted at arms' length and Hurley signed West Marine's Standard Vendor Terms and Conditions offered to all merchandise vendors. No purchases were made in 2015 and, in 2016, purchases of Hurley products by West Marine and payments made to Hurley of $0.3 million were not significant. In October 2016, Ms. Shi retired from Nike and, although prior to that date Ms. Shi was an executive officer of Hurley's parent company, she did not participate in any negotiations and she did not receive any payments from, nor did she have any other direct or indirect interest in, the transactions between Hurley and the Company. In light of this analysis, our Board concluded that this relationship would not interfere with Ms. Shi's ability to exercise independent judgment in carrying out her responsibilities as a Director, member of the C&LDC and/or member of the A&FC.

BOARD, COMMITTEE AND STOCKHOLDER MEETING ATTENDANCE
Each Director is expected to attend and participate in, either in person or by means of telephonic conference, all scheduled Board meetings, Committee meetings and our annual meeting of stockholders, absent extraordinary circumstances. All of our Directors attended our 2016 Annual Meeting. During our 2016 Fiscal Year, the Board held ten meetings and Committees of the Board held a total of 28 meetings. Each Director attended over 75% of the Board and Committee meetings on which he or she serves.

COMMITTEE STRUCTURE, ADVISORS, PRINCIPLE FUNCTIONS AND CHARTERS
Structure
Our Board has established three standing Committees:

•	N&GC (comprised of our independent Directors who are seasoned West Marine Directors with experience in corporate governance matters, including refresh and succession planning practices);

•	A&FC (comprised of our independent Directors who are financially literate with public audit committee and/or other relevant business experience); and

•	C&LDC (comprised of our independent Directors who are active executives and/or have other public company compensation committee experience).
Each standing Committee meets at least quarterly.
Advisors
Each Committee may retain and oversee the work of advisors, if and when it may deem appropriate, and the Company pays the fees and expenses of any such advisor.

•	Our A&FC has determined the independence of, and selected PwC to serve as, our Independent Auditors for our 2017 Fiscal Year; and

•
In 2015 and 2016, our C&LDC retained a compensation consultant employed by Frederic W. Cook & Co., Inc. ("FW Cook"), to provide advisory services with respect to our peer group companies, our Executive Compensation Programs and our non-employee Director compensation programs. To assist our C&LDC in analyzing our compensation programs for 2017, including a review of the market competitiveness of our Top Hat Severance Plan, after completing a "request for proposal" process and analyzing the qualifications, independence, fee structure and other relevant factors of a number of compensation consultants, our C&LDC engaged the services of a new independent consultant from Meridian Compensation Partners, LLC ("Meridian"). Each compensation consultant employed by FW Cook and Meridian, respectively, is referred to in this Proxy Statement as a "Compensation Adviser." Prior to engaging each Compensation Adviser, our C&LDC determined each was independent of West Marine and management and provided no services to West Marine other than consulting services provided to the C&LDC. References in this Proxy Statement to the Compensation Adviser for the 2016 Fiscal Year means the Compensation Adviser employed by FW Cook, and for the 2017 Fiscal Year, means the Compensation Adviser employed by Meridian. For more information about the C&LDC's Compensation Advisers, including independence, see "Roles and Responsibilities" under the CD&A section of this Proxy Statement on page 37.
Principle Functions and Charters
The Board has adopted a written Charter for each standing Committee and each updated Charter was approved by our Board in March of 2017. The following table reflects the membership of each standing Committee for our 2016 Fiscal Year and a summary of each Committee's functions as set forth in its respective Charter. The full Charters can be accessed, free of charge, at http://www.westmarine.com under “Investor Relations - Corporate Governance” and are available in print to any stockholder who submits a written request to our Secretary at 500 Westridge Drive, Watsonville, California, 95076.

NOMINATION AND GOVERNANCE COMMITTEE
Alice M. Richter	Chair
Dennis F. Madsen	Member
James F. Nordstrom, Jr.	Member
COMMITTEE FUNCTIONS
The N&GC serves as the Board's representative as follows:
- Oversees Board structure, leadership appointments and succession planning, including periodically evaluating the composition, organization, size and governance of the Board and its Committees;
- Reviews guidelines and procedures for evaluating new and incumbent Director nominees and, in accordance with such guidelines, identifies, screens and recommends Director nominees and Committee and Chair appointments to the Board;
- Reviews and evaluates all stockholder proposals submitted to the Company and recommends to the Board appropriate action;
- Reviews annually and recommends to the Board revisions to the Company's Governance Principles, Code of Ethics, Corporate Political Contributions and Government Activity Policy, Policy on Executives Serving on Outside Boards, Policy on Board Members Serving on Outside Boards, and other corporate governance policies/practices;
- Oversees the performance evaluation process for the Board and each of its Committees, including an assessment of the
  N&GC's own performance annually;
- Oversees the process for Director development, including the Director orientation program, continuing eduction and on-going training;
- Assesses the adequacy of the Committee's Charter annually; and
- Monitors risks associated with corporate governance matters and coordinates risk oversight activities for each of the
   Committees. (See also “Other Governance Practices - Risk Management Oversight” below).

AUDIT AND FINANCE COMMITTEE
Robert D. Olsen	Chair and Financial Expert
Alice M. Richter	Member and Financial Expert
Christiana Shi	Member
COMMITTEE FUNCTIONS
The A&FC serves as the Board's representative as follows:
- Reviews the Company's accounting and financial reporting processes;
- Reviews the design, operation and effectiveness of the Company's disclosure controls and procedures and internal control over financial reporting, including changes, if any, in internal control over financial reporting;
- Reviews the qualifications, performance and independence of the Independent Auditors;
- Reviews the internal audit function, including the performance of, and reports and internal audit results provided by, the lead internal auditor ("Internal Auditor");
- Reviews the Company's oversight and compliance of legal and regulatory requirements;
- Reviews the Company's financial plans, capital structure and key investment objectives and strategies;
- Reviews reports from the Company's senior financial management, disclosure committee, legal counsel, Internal Auditor and/
  or Independent Auditors on significant accounting developments, emerging trends and other relevant matters;
- Reviews and pre-approves all audit and non-audit fees and services to be provided by the Independent Auditors;
- Reviews and approves all related party transactions;
- Oversees the Company's Whistleblower Policy and Procedures;
- Assesses the adequacy of the Committee's performance, and its Charter annually;
- Prepares the Committee report required for the annual proxy statement;
- Reviews and makes recommendations to the Board concerning the Company's financial plans, capital structure, policies and budgets; and
- Reviews the Company's policies and practices with respect to major risk exposures, including strategic, financial, regulatory, cyber-security and other operational risks. (See also “Other Governance Practices - Risk Management Oversight” below).

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
Dennis F. Madsen	Chair
Christiana Shi	Member
James F. Nordstrom, Jr.	Member
Robert D. Olsen	Member
COMMITTEE FUNCTIONS
The C&LDC serves as the Board's representative as follows:
- Annually reviews and approves the Company's compensation plans, programs, philosophy, strategy, goals and objectives, including setting performance goals and objectives for our compensation programs (see "Compensation Discussion and Analysis-
  Executive Summary" and "Executive Compensation Philosophy and Principles");
- Annually reviews and approves our Executive Compensation Programs, including salaries, incentive compensation, special perquisites, severance plans and other benefit arrangements;
- Leads the annual assessment of our CEO's performance against pre-established goals;
- Annually reviews and approves a peer group for the Company's compensation comparatives;
- Reviews, approves and oversees our Equity Incentive Plan, Stock Buying Plan and Equity Award Grant Policy, and grants equity awards permitted under such Plans and the Policy;
- Reviews and approves the Stock Ownership and Retention Policy for our Directors and our Executives at the Sr. Vice-Presidential
  level and above;
- Recommends Director compensation policies to the Board of Directors;
- Reviews and discusses with management the CD&A section, and prepares the Committee report required for the annual meeting proxy statement;
- Oversees the leadership development and succession plans, initiatives and programs for our Executives;
- Assesses the adequacy of the Committee's performance and its Charter annually; and
- Provides oversight of risks, if any, arising from compensation policies and programs, including annual reviews with its
  Compensation Adviser. (See also “Other Governance Practices - Risk Management Oversight” below).

IV. OTHER GOVERNANCE PRACTICES

ROLE OF THE BOARD; CORPORATE GOVERNANCE PRINCIPLES
Our Board and our management team have long believed that good governance is important to ensure that West Marine is managed for the long-term benefit of our stockholders and have put into place good business practices designed to support this commitment and to maintain the highest level of governance. The following provisions, along with the "Director Matters," "Proxy Summary - Corporate Governance Highlights" and "Executive Compensation - Compensation Discussion and Analysis" sections of this Proxy Statement further describe the framework for governance of West Marine.

OVERSIGHT OF STRATEGY
Strategic planning and oversight of the Company’s business strategy is a key responsibility of the Board. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multi-layered approach in exercising its duties. The Board dedicates several meetings each year to focus on business strategy and elements of strategy are addressed in every Board meeting. These ongoing efforts enable the Board to focus on Company performance over the short, intermediate and long-term, as well as the quality of operations.
While the Board and its Committees oversee strategic planning, Company management is charged with executing the business strategy. To monitor performance against the Company’s strategic goals, the Board receives regular updates and actively engages in dialogue with our Company’s Executives. The Board’s oversight and management’s execution of business strategy are viewed with a long-term mindset and a focus on assessing both opportunities for, and potential risks to, the Company.

STOCKHOLDER ENGAGEMENT AND COMMUNICATIONS
We continually seek to expand our outreach efforts to better understand our stockholders' views and concerns about our strategic direction, financial performance and key compensation and other governance-related matters. We provide multiple avenues for our stockholders to communicate with certain Executives and our Board and generally we follow an engagement process as follows:

ENGAGEMENT HIGHLIGHTS

* In 2016, we engaged an industry-focused investor relations consultant, ICR LLC, to assist us in our stockholder outreach and communication efforts.
* Our outreach efforts included continued active dialog with our stockholders and proxy advisory firms on Company performance, corporate governance and executive compensation issues.
* We attended and participated in several investor conferences throughout the year in order to broaden our investment community exposure.

* We continued our annual “Say-on-Pay" vote and received overwhelming (99%) stockholder support of our Executive Compensation Programs.
* We issue annual guidance and host quarterly earnings calls to discuss our results of operations and progress made on our strategic growth initiatives.

* We maintain an Investor Relations section on our website, which provides information regarding our current analyst coverage and links to various investor presentations.

* We maintain a Corporate Governance section on our website that provides current information regarding our governance policies and practices, a link to real time filings with the SEC, and the ability for investors and other interested parties to receive automatic email notification of all such filings.

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STOCKHOLDER DIVIDEND ANNOUNCED FOR FISCAL YEAR 2017
We recognize that stockholder views can change as circumstances change, including those in our industry, our business, and changes resulting from economic and market influences. To ensure continued communication with our stockholders, in 2016, our CEO and CFO reached out to a diverse mix of our institutional investors to discuss a variety of topics, including our business initiatives, our financial performance, our short and long-term strategic goals, our governance practices and our Executive Compensation Programs. Additionally, our General Counsel communicated with leading proxy advisory firms to better understand any feedback, concerns or recommendations they had on these matters.
As a result of this robust outreach, we learned that our stockholders and other key stakeholders generally recognize and appreciate the changes we have made over the last few years to strengthen our financial performance, including our repositioning of the Company to a broader waterlife outfitter, and our governance and compensation practices. In particular, they acknowledged our continued efforts to unwind related party transactions, our positive stockholder rights' positions, our performance-based incentive programs, our stock ownership requirements for our NEOs, no single trigger change-in-control benefits, and our Clawback Policy covering our NEOs. Our investors also acknowledged the steps we have taken to reduce stockholder dilution and burn rate by replacing stock options with RSUs and PVUs and by eliminating the broad distribution of equity awards to our associates. They also communicated their support about our cash balance and strong balance sheet, but questioned whether the Company should consider a dividend or stock repurchase program. In response, with the Company's continued ability to generate strong cash flow driven by its positive operating results, on March 23, 2017 the Board approved a cash dividend of $0.05 per share of our common stock, payable on May 25, 2017 to stockholders of record as of the close of business on May 11, 2017, with an ex-dividend date of May 9, 2017. We expect to continue this cash dividend on a quarterly basis for the foreseeable future.

STOCKHOLDER COMMUNICATION POLICY AND PROCESS
Our Internal Process for Handling Communications to Directors (Non-Audit and Finance Committee) and Internal Process for Handling Communications to the Audit and Finance Committee are policy statements that describe West Marine's process for collecting, organizing and relaying communications from associates, stockholders and other interested parties to our Board and/or Committee members, as applicable. A copy of each policy statement is available on our website at http://www.westmarine.com/ under “Investor Relations - Corporate Governance” or a printed copy can be obtained by writing to our Secretary.
Our Secretary, who is also our General Counsel, will summarize all correspondence, if any, directed to our Board and forward summaries to the Board if and when such correspondence is received (Directors may, at any time, request copies of any such correspondence). Communications may be addressed to the attention of the Board, a Committee, or any individual member of the Board or a Committee. Communication that is primarily commercial in nature or relates to an improper or irrelevant topic may be filtered out and disregarded (without providing a copy to the Directors or advising them of the communication) or may otherwise be handled in the Secretary's discretion. Our Secretary may handle routine business communications and will provide a copy of the original communication to our Board Chair or to the Chair of the appropriate Committee and advise such Director of any action taken. Communications can be sent by e-mail to the Board or any Committee at bod@westmarine.com or by writing to our Secretary at West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

PUBLIC POLICY ENGAGEMENT
We participate in public policy discussions, including with trade associations or other groups, on issues related to our industry and business priorities. In 2016, our N&GC adopted a "Corporate Political Contributions and Government Activity Policy Statement" in order to ensure that any contributions made by the Company to political organizations and membership activities, including ballot measure and/or trade association campaigns, are compliant with applicable laws, align with the Company's interests and are conducted in a manner that demonstrates accountability and transparency. A policy committee consisting of our most senior Executives is responsible for reviewing and determining whether the use of Company funds for political contributions or related activities would support our business interests while balancing the interests of our customers, associates, stockholders and other stakeholders alike.
The policy requires our N&GC to review our advocacy efforts, including political contributions, annually and to publicly report on the Investor Relations section of our website (www.westmarine.com) any dues or payments, individually or in the aggregate, of $10,000 or more made to trade associations or other groups that engage in such activities. To date, the Company has not made any such political or other similar contributions.

GOVERNANCE PRINCIPLES AND CODE OF ETHICS
Our Governance Principles provide the framework for corporate governance matters and cover areas such as Director responsibilities and qualifications, management leadership and succession, and Board access to management. Our Governance Principles are reviewed at least annually by our Board to assess the adequacy of its provisions and compliance with regulations.

Management and the Board periodically review our other governance policies and practices, monitoring changes in the law and developments in this area by various authorities active in governance.
Our Code of Ethics (also known as Living Our Values) applies to all of our Directors and associates, including our senior financial officers (which covers our CEO, CFO, Controller, Assistant Controller and other associates performing similar functions), and includes provisions regarding proper business conduct and ethics ranging from restrictions on gifts, compliance with applicable law and avoidance of conflicts of interest. We intend to disclose any amendments (other than technical, administrative or non-substantive amendments) to, and any waivers from, a provision of the Code of Ethics for Directors or NEOs either on our website or through a Form 8-K filing. To date no such disclosures have been made, and we do not anticipate any such disclosures in our 2017 Fiscal Year.
Our Governance Principles and Code of Ethics are available, free of charge, on our website at http://www.westmarine.com under “Investor Relations - Corporate Governance” and are available in print to any stockholder who submits a written request to our Secretary.

NO COMPENSATION COMMITTEE INTERLOCKS
During our 2016 Fiscal Year and currently, no member of our C&LDC is an employee, officer or former employee of West Marine or any of its subsidiaries, and no Executive served on the board of directors or compensation committee of any entity that includes one or more Directors, or on a compensation committee of any entity that has one or more executive officers that serve as a member of West Marine's Board.

ANTI-HEDGING, ANTI-SHORT-SWING AND ANTI-PLEDGING POLICIES
Our Insider Trading Policy prohibits Directors, Executives and other associates from pledging Company stock as collateral, from engaging in puts, calls, equity swaps or other derivative securities to hedge or offset any decreases in market value of shares of Company stock they own directly or indirectly, and from engaging in “short” sales transactions (i.e., sales of stock by a person that does not own the stock at the time of the sale). Any of these transactions by Directors, Executives and other associates may signal to the market that such individual has no confidence in the Company's short-term prospects and may reduce the individual’s incentive to improve performance.

RISK MANAGEMENT OVERSIGHT
We are subject to a variety of risks, including strategic, operational, compliance, financial and reputational risks that could affect our ability to achieve our strategic objectives or adversely impact our business.
Recognizing that it is neither possible nor prudent to eliminate all risk, we have established a comprehensive, structured approach to evaluating risks, utilizing an enterprise risk management process. Under this framework, the primary responsibility for the identification, assessment and management of risk rests with management. The Board ensures the framework remains effective by engaging in deliberation and activities on an ongoing basis throughout the year. The Board’s ongoing oversight of risk also occurs at the Committee level on a more focused basis. We believe the division of risk management responsibilities described below is an effective approach for addressing the risks facing West Marine.

MANAGEMENT
• Regularly performs enterprise risk assessments to identify, assess and monitor high risk areas that may impact our strategic plans and our financial and operating results, including external mega-trends impacting our business, shifts in consumer behavior and expectations, the competitive landscape, as well as regulatory compliance and security risks;
• Uses steering committees/advisory boards, and task forces focused on improving our profitability through other business developments opportunities, IT strategy, real estate optimization, supply chain efficiencies and inventory productivity, among other areas; and
• Uses the Risk Appetite Framework, which includes guidelines to assist our Executives in assessing risks which are acceptable and those which are unacceptable in pursuit of our business objectives, and a Delegation of Authority Policy and a Contract Review and Signing Authority Policy, which provide proper levels of review and control of expenditures designed to safeguard assets, to minimize risks and to ensure the appropriate segregation of duties.

FULL BOARD
• Provides risk oversight by reviewing our strategic business plans, which includes evaluating the objectives of and risks associated with, these plans and their potential impact (e.g., competitive, industry, economic, financial and other operating risks); and
• Reviews other significant risks, such as pending or threatened litigation, business development risks, brand reputation, competition, pricing, budgeting and overall policies and practices for enterprise risk management.

AUDIT AND FINANCE COMMITTEE
• Discusses with management compliance, strategic, regulatory, financial (including credit, tax and liquidity risks and risk of fraud) and operational risk exposures, financial statement, internal control and reporting risks, regulatory compliance risks, technology infrastructure and security risks, and risks related to supply chain operations, product quality and offshore sourcing) and the steps management has taken to monitor and control such risks;
• Monitors risk related to our internal accounting staff, our Internal Auditor and our Independent Auditors;
• Meets periodically with management to review reports on the status of and any changes to risk exposures, policies, procedures and practices and the steps management has taken to monitor and control such exposures;
• Reviews and approves related party transactions;
• Monitors our administration of our Whistleblower Policy and Procedures; and certain aspects of our
      Code of Ethics for matters that fall within the Committee's specific oversight responsibilities;
• Oversees the systems (policies, controls and procedures) that management has put in place to identify, manage and mitigate risks related to cyber-security, as well as to respond to incidents, if any; and
• Coordinates with the N&GC on the oversight of other specific risks.

NOMINATION AND GOVERNANCE COMMITTEE
• Coordinates the risk oversight activities of the Committees, including determination of which Committee has oversight responsibilities for specific enterprise risks;
• Manages risks and monitors regulatory developments associated with corporate governance practices;
• Monitors risks associated with Board leadership, structure, independence, performance and succession planning;
• Monitors stockholder outreach efforts; and
• Monitors compliance with our Governance Principles, Corporate Political Contributions and Government Activity Policy, Policy on Executives Serving on Outside Boards and Policy on Board Members Serving on Outside Boards, and certain aspects of our Code of Ethics for matters that fall within the Committee's specific oversight responsibilities, including risks associated with potential conflicts of interest affecting our Directors and Executives.

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
• Monitors risks arising from our compensation policies and programs, including incentive compensation to determine and monitor whether they encourage excessive risk-taking, our Say-on-Pay Policy and our Clawback Policy;
• Oversees risks related to Executive recruitment, assessment, development, retention, performance management and succession planning to ensure that we attract and retain a pool of qualified associates to accommodate future growth; and
• Monitors risks related to specific regulatory compliance matters and certain aspects of our Code of Ethics relating Code of Ethics for matters that fall within the Committee's specific oversight responsibilities, including compliance with ERISA, HIPAA and labor laws, rules and regulations.

V.	AUDIT AND FINANCE COMMITTEE MATTERS

TRANSACTIONS WITH RELATED PARTIES
Related Party Transaction Policy
Our Board has adopted a Related Party Transaction Policy which is administered by its A&FC. A “related party” under the policy is any Director, Director nominee, NEO, beneficial owner of more than five percent of our common stock or any of their respective immediate family members or affiliates. A "related party transaction" is, with limited exceptions, any transaction, arrangement or relationship in which the Company (or any of its subsidiaries) is a participant and a related party has or will have a direct or indirect financial interest.
Although our A&FC recognizes that related party transactions may create the appearance that decisions are based on considerations other than the best interests of West Marine and its stockholders, our A&FC also recognizes that there are situations where a transaction with a related party is appropriate or even necessary, particularly if we are able to obtain products or services of a nature, quality or quantity on terms that are not readily available from other sources or on terms more favorable than those generally available from an unaffiliated third party. Our A&FC is required to review and pre-approve each such related party transaction, including every new or modified transaction, without regard to a dollar threshold. In addition, our A&FC Chair has been delegated authority to pre-approve, on an interim basis, a related party transaction if it is not practicable to wait until the next scheduled meeting. Any interim approval taken by the A&FC Chair must be reported and ratified by the full A&FC (or the Board) at the next scheduled meeting.
All of the transactions, including the lease renewals described below were reviewed and approved by our A&FC in accordance with this policy.
Related Party Transactions
Over the last few years, the Company has unwound several related party transactions which have primarily consisted of retail store real estate leases between West Marine and entities in which our Founder and Affiliated Director, Randolph K. Repass, together with certain members of his family, own substantially all of the interests (the "Repass Entity"). As a result, only two related party lease transactions remain in effect between West Marine and the Repass Entity.
The first of these leases is for our Support Center and adjacent warehouse space located in Watsonville, California (collectively, the "Support Center/Warehouse"), which has been the location of the Company’s headquarters since 1988. The second lease is for the Santa Cruz, California retail store, which moved to a larger space in the same center in mid-2016. The store (which has been located in the same center since 1982) was profitable and earning a contribution rate above our internal contribution margin hurdle rate, but was no longer large enough to accommodate the business. The Repass Entity's partnership interest in the Support Center/Warehouse and Santa Cruz store is 87.5% and 80%, respectively.
The Company worked with an independent property management firm to evaluate alternate sites and comparable properties before making the determination to renew its existing lease for the Support Center/Warehouse and relocating the Santa Cruz store within the same center as the original store. The Company assessed the market data for comparable properties and for each potential new site, the location, building quality, size and price per square foot (“psf”) were evaluated. The current location for the Support Center/Warehouse and the new location for the Santa Cruz store each were deemed the best possible alternative because of optimal size, building quality, cost psf and close proximity to one another, mitigation of customer and/or associate loss as well as the avoidance of business interruption. Also, the close proximity of the Support Center/Warehouse to the Santa Cruz store allows management the ‘hands on’ opportunity to test and learn in an actual operating environment. Each of the new and renewal leases was negotiated at arms’ length by independent representatives of both parties.
The lease amendment for the Support Center/Warehouse extended the lease term for five years (through October 31, 2021) at a base rent initially fixed at $1.2 million per year. The lease for the Company Support Center/Warehouse is West Marine's most significant related party transaction.

The comparative lease data for each property leased in Fiscal Year 2016 is as follows:

LEASE LOCATION	AVERAGE RENT ($)	% SAVINGS WITH RELATED-PARTY TRANSACTION OVER COMPARABLE PROPERTIES	AVERAGE ANNUAL SAVINGS TO WEST MARINE WITH RELATED-PARTY TRANSACTION ($)
Watsonville Support Center	1.25	15%	235,524
Comparable Properties to Support Center	1.47
Watsonville Warehouse Space	0.72	29%	32,551
Comparable Warehouse space	1.15
New Santa Cruz, CA Store	23.38	20%	.922 million annually
Comparable Properties (Considered Properties greater than 10,000 sq. feet)	29.20
West Marine made payments for the two related party transactions described above during fiscal years 2016, 2015 and 2014 in the aggregate amount of approximately $1.6 million, $1.6 million and $1.7 million, respectively.
There are no related party transactions with any other Director, any NEO or any other beneficial owner of more than 5% of our common stock in which such person has a direct or indirect financial interest.

WHISTLEBLOWER POLICY AND PROCEDURES
Our A&FC also has approved a Whistleblower Policy and Procedures relating to corporate reporting and disclosure, accounting and auditing controls and procedures, securities compliance and other matters pertaining to fraud against stockholders. This policy was last reviewed in November 2016. It provides details for reporting such concerns or violations directly to one or more of the following: members of the A&FC; a number of internal resources, including our General Counsel/Secretary or our Internal Auditor; any regulatory agency having jurisdiction over the reported concern; and/or anonymously through our “Network Hotline” operated by a third party (by calling 1-800-241-5689). If reported to a party other than the A&FC, the policy also outlines the procedures through which any such reporting is forwarded to the A&FC. The policy prohibits any retaliation for any complaints reported in good faith. At each A&FC meeting, our General Counsel/Secretary or our Internal Auditor is required to present a summary of communications, if any, alleging an accounting irregularity, securities fraud or other wrongdoing covered by this policy, received directly or anonymously since the last A&FC meeting, including how the matter was handled. The General Counsel/Secretary will make those communications available to any Director upon request.
A copy of our Audit and Finance Committee Charter, our Whistleblower Policy and Procedures, our Internal Process for Handling Communications to the Audit and Finance Committee and our Internal Process for Handling Communications to Directors (Non-Audit and Finance Committee) are available, free of charge, on West Marine's website at http://www.westmarine.com/ under “Investor Relations - Corporate Governance” or a printed copy of each of these policies can be obtained by writing to our Secretary.

EVALUATION OF AUDITOR INDEPENDENCE
Our A&FC annually reviews the Independent Auditors' independence and performance in connection with the A&FC’s determination of whether to retain the current audit firm or to engage another firm. PwC has served as our Independent Auditors for the last four fiscal years and reports directly to the A&FC. In selecting PwC as the Company's Independent Auditors' for the 2017 Fiscal Year, the A&FC considered the following:

•	The Independent Auditors' historical and recent performance on the Company’s audit, including the results of an internal evaluation of the Independent Auditors' service and quality;

•	External data relating to audit quality and performance, including recent Public Company Accounting Oversight Board ("PCAOB") reports on the Independent Auditors and its peer firms;

•	The appropriateness of the Independent Auditors' fees, on both an absolute basis, taking into account the complexity of our systems and operations, and as compared to its peer firms;

•	The Independent Auditors' tenure and the impact on the Company of changing auditors;

•	The Independent Auditors' technical expertise, industry knowledge and communications with the A&FC;

•	The Independent Auditors' familiarity with retail operations and the capability and expertise in handling the breadth and complexity of our operations;

•	The professional qualifications and performance of the lead audit partner and those of his or her audit staff;

•	The Independent Auditors' independence from the Company and management and its independence program and processes for maintaining independence;

•	The level of fees approved for audit and non-audit services to ensure their compatibility with the Independent Auditors' independence;

•
The quality of the A&FC's and management's ongoing discussions with the Independent Auditors, including the professional resolution of accounting and financial reporting matters with the national office;

•	The Independent Auditors' understanding of the Company's business, accounting policies and practices and internal control over financial reporting; and

•	The scope of, and overall plans for, the annual audit.
Additionally, in accordance with SEC rules and our Independent Auditors' policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. Our lead and concurring audit partners have been on the Company's audit engagement since 2013. As a result, our A&FC will select a new lead audit partner pursuant to this rotation policy for our 2018 fiscal year, following meetings between the A&FC and candidates for that role as well as discussion among A&FC members and management.
In determining the appointment of our Independent Auditors for the 2017 Fiscal Year, our A&FC evaluated PwC using the above criteria and determined that PwC's retail experience and expertise provides relevant perspective when evaluating the Company's accounting policies and practices relative to its other clients in the retail industry. The A&FC also considered and determined that the proposed fees to be charged by PwC were reasonable in amount and consistent with the delivery of a quality audit, audit related and tax compliance services and were consistent with the maintenance of their independence.
Following its evaluation process noted above, on March 22, 2017, our A&FC approved the appointment of PwC as our independent registered public accounting firm to audit our 2017 Fiscal Year financial statements. The A&FC requests that our stockholders ratify such selection and appointment (see "Proposal 2: Selection of Our Independent Auditors") below.

PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES
Pursuant to our Policy for Pre-Approval of Independent Auditor Audit and Non-Audit Services adopted by our A&FC:

•
We may engage our Independent Auditors to provide audit and permissible non-audit services that have been pre-approved by our Committee with monetary limits on each service, before the services are rendered, except that no services may be provided to West Marine or any of its subsidiaries which would cause the SEC or the NASDAQ Stock Market to no longer consider our Independent Auditors to be independent or if such engagement would otherwise cause West Marine or any of its subsidiaries to violate any other applicable laws, regulations or policies.

•
Our A&FC has designated our CFO, to monitor the performance of all services provided by our Independent Auditors and to determine whether such services are in compliance with the policy. Our CFO will report promptly to our A&FC Chair any non-compliance (or attempted non-compliance) with this policy of which our CFO becomes aware.

•
Before approving any services, our Committee considers the appropriate ratio between the total amount of fees for audit, audit-related and tax services and the total amount of fees for certain permissible non-audit fees paid to the Independent Auditors to ensure that they are not excessive.

•
Mr. Olsen, as Chair, has been delegated the authority, as necessary and appropriate between regularly scheduled A&FC meetings, to pre-approve additional services or increases in previously approved monetary limits for such services, provided that fees for such services do not exceed $50,000 per project.

•	Mr. Olsen is required to report any such interim approvals at the next regularly scheduled meeting for A&FC (or the Board) for ratification of such action.

FEES PAID TO OUR INDEPENDENT AUDITORS
Audit fee negotiations associated with the retention of the Independent Auditors as the Company’s independent accounting firm are handled by the A&FC. The following table summarizes the fees that PwC billed to us for our last two fiscal years:

($ IN THOUSANDS)	2016 FISCAL YEAR		2015 FISCAL YEAR
Audit Fees	$1,015	(1)	$797	(2)
Audit-Related Fees (3)	5		5
Tax Fees (4)	123		134
All Other Fees	—		—
_______________________________

(1)	Consists of fees billed to us by PwC for services rendered for the 2016 Fiscal Year audit.

(2)	Consists of fees billed to us by PwC for services rendered for the 2015 Fiscal Year audit.
(3) Includes fees primarily related to dues and subscriptions.
(4) Includes fees for tax advice and tax return assistance.
As noted in the chart above, PwC provided tax services to the Company and its subsidiaries, including preparation of federal and state tax returns. Our A&FC considered whether the provision of the services covered under the captions “Audit-Related Fees”

and “Tax Fees” above is compatible with maintaining PwC's independence, and no services were rendered pursuant to the pre-approval exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

☑	PROPOSAL 2: SELECTION OF OUR INDEPENDENT AUDITORS
Our A&FC selected PwC as the Independent Auditors for our 2017 Fiscal Year. PwC also served as our Independent Auditors for our prior four fiscal years (2013-2016). Although action by stockholders in this matter is not required, our Board considers the selection of the Independent Auditors to be an important matter of stockholder concern and, therefore, as a matter of good governance practice, is submitting the selection of PwC for stockholder ratification, subject to the review, oversight and discretion of our A&FC. Such ratification shall be effective upon receiving the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting. If our stockholders do not ratify the selection of PwC, the engagement of Independent Auditors will be reevaluated by our A&FC.
A representative of PwC will be present at the Annual Meeting, will be offered the opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

AUDIT AND FINANCE COMMITTEE REPORT
The three members of the A&FC are named below. Each member meets the heightened independence requirements of Section 10A(m)(3) of the Exchange Act. The Board has determined that two of the A&FC members, Mr. Olsen and Ms. Richter, qualify as “audit committee financial experts” as defined by SEC rules.
Management is responsible for the financial reporting process, including the system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with GAAP. Our Independent Auditors are responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. Our A&FC's responsibility is to monitor and review these processes, acting in an oversight capacity, and our Committee does not certify the financial statements or guarantee the Independent Auditors' report. Our Committee relies, without independent verification, on the information provided to it, including representations made by management and the Independent Auditors, including its audit report.
In connection with the 2016 Fiscal Year financial statements, the A&FC: (i) reviewed and discussed with management, our Internal Auditor and PwC, the audited consolidated financial statements; (ii) discussed with PwC the matters required by the Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16, "Communications with Audit Committees", as amended; and (iii) received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the Independent Auditors' communications with the A&FC concerning independence. The Committee discussed such matters with PwC, including their independence and the compatibility of non-audit services with such independence.
In connection with the foregoing, our A&FC met with PwC and with the Company's Internal Auditor, in each case, with and without other members of management present, to discuss the results of their respective examinations, the evaluations of West Marine's internal controls and the overall quality and integrity of its financial reporting, including its disclosure control processes and procedures. Based on these reviews and discussions, the A&FC recommended to the Board that the audited consolidated financial statements for the 2016 Fiscal Year be included in the Annual Report, as filed with the SEC on February 28, 2017.

March 22, 2017	Audit and Finance Committee
Robert D. Olsen, Chair Alice M. Richter Christiana Shi
The Audit and Finance Committee Report set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that West Marine specifically incorporates such reports by reference, and such report will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

VI.	NAMED EXECUTIVE OFFICERS

As of the end of our 2016 Fiscal Year, our NEOs were:

•	Matthew L. Hyde, our CEO and President;

•	Jeffrey L. Lasher, our Chief Financial Officer, Executive Vice President - Finance and Assistant Secretary ("CFO");

•	Barry Kelley, our Executive Vice President - Stores and Wholesale; and

•	Paul Rutenis, our Executive Vice President - Merchandising, Replenishment and Logistics.
While the SEC contemplates five NEOs, no other West Marine associate is an NEO because only those Executives named above serve a policy-making function. The chart below includes information about our non-director NEOs and the section entitled “Director Matters - Director Qualifications and Experience; Director Nominees” contains information related to Mr. Hyde, who also is an incumbent Director and Director nominee at the Annual Meeting. No family relationships exist among any of our Directors or NEOs.

NAME, AGE, HIRE DATE AND POSITION	RESPONSIBILITIES, WORK AND BOATING EXPERIENCE

JEFFREY L. LASHER Age: 53 Hired: November 2015 Position Chief Financial Officer, Executive Vice President-Finance and Assistant Secretary
Responsibilities
In his role as CFO, Mr. Lasher oversees all of West Marine's financial activities, including all accounting functions, preparation of financial statements, monitoring of expenditures and liquidity, managing investment and taxation issues and recommending the capital structure of the business.
Work Experience
Prior to joining West Marine, Mr. Lasher served as Senior Vice President and CFO for Crocs, Inc., a multi-national designer, marketer, retailer, and manufacturer of casual footwear, from April 2011 to November 2015. Mr. Lasher was named CFO in April 2011, after serving as Crocs’ Principal Accounting Officer and Interim Principal Financial Officer. Mr. Lasher additionally served as Crocs’ Corporate Controller and Chief Accounting Officer from June 2009 to April 2011. Prior to joining Crocs, Mr. Lasher held various finance and business leadership positions at Ford Motor Company, AutoNation, Inc. and Corporate Express, Inc., a publicly-held business supplies and equipment company which was acquired by Staples, Inc.
Boating Experience
Mr. Lasher and his family have an active water life along the California coast and at his family's Colorado lake house where they enjoy their pleasure boat and a variety of standup paddleboards and kayaks.

BARRY KELLEY Age: 54 Hired: 1989 Position Executive Vice President-Stores and Wholesale
Responsibilities
Mr. Kelley is responsible for the sales and operations of all of our retail stores in the U.S., Canada and Puerto Rico, our Port Supply division, which services our professional customers, and our real estate and visual merchandising departments.
Work Experience
Since December 2013, Mr. Kelley has held the position of Executive Vice President of Stores and Wholesale and in February 2015, Mr. Kelley assumed oversight responsibilities of the real estate and visual merchandising departments. Between July 2014 and December 2015, Mr. Kelley managed the logistics function, which transitioned to Mr. Rutenis in January 2016. Mr. Kelley joined West Marine in May 1989, and prior to his promotion to Executive Vice President of Stores and Wholesale in December 2013, he held the positions of Senior Vice President from May 2012 and Vice President of Port Supply from December 2007. Prior to December 2007, he was Southeast Regional Vice President, Southeast District Manager, Store Manager and various other store positions for West Marine.
Boating Experience
Mr. Kelley has been actively involved in the marine industry for more than 34 years, and has been a lifelong boater, equally enjoying a day spent sailing or offshore fishing.

PAUL RUTENIS Age: 51 Hired: August 2015 Position Executive Vice President - Merchandising, Replenishment and Logistics
Responsibilities
Mr. Rutenis oversees all of West Marine's merchandising and replenishment functions, including product procurement, development, and replenishment. In January 2016, oversight of the logistics department, which directs all supply chain and transportation activities, transitioned to Mr. Rutenis from Mr. Kelley.
Work Experience
Prior to joining West Marine, Mr. Rutenis served as the Senior Vice President and Chief Merchandising Officer for Radioshack Corporation from October 2013 until July 2015, where he was responsible for leading all retail categories, including the selection of private brand assortments. Mr. Rutenis served as Senior Vice President and General Merchandise Manager, Home and Vice President and Divisional Merchandise Manager for J.C. Penney Company, Inc. from 2011 through 2013 and from 2006 to 2011, Mr. Rutenis served as a Divisional Merchandise Manager for Dick’s Sporting Goods, Inc.
Boating Experience
Mr. Rutenis has a passion for the water and loves salt-water fishing. He has made many pilgrimages with his family to Grand Isle, LA to fish in some of the best waters the US can offer.

VII.	EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
In this CD&A section of our Proxy Statement, we focus on our Executives and describe the philosophy and details about, as well as the compensation decisions made by, our C&LDC, with input from the Compensation Adviser, regarding our Executive Compensation Programs. As we have noted in the last few proxy statements, we have redesigned the short-term incentive plan ("STIP") and the long-term incentive plan ("LTIP") and, given the overwhelmingly favorable stockholder approval in 2015, we did not make any material changes to the design of our Executive Compensation Programs for 2016 or 2017.
This CD&A begins with an “Executive Summary” of our Executive Compensation Programs, highlights of our business performance for 2016, and the relationship between the two. We recommend that our stockholders read this CD&A in conjunction with the Proxy Summary information above, as well as the narrative descriptions and detailed tables beginning on page 55 of this Proxy Statement.

A. EXECUTIVE SUMMARY
BUSINESS HIGHLIGHTS: Repositioning the Company - Realizing Steady Growth in Sales and Profit
Upon joining the Company in June 2012, our CEO, Matt Hyde, set a vision to reposition the Company to be a broader waterlife outfitter, while maintaining our position as a leading boat parts specialty retailer. This vision was one of inclusion because each person has a unique connection to the water. He wanted to invite in all waterlife adventurers to experience our knowledge, enthusiasm, exceptional service and breadth of products to help foster their connection and enhance their ability to explore their passions. With our 254 stores located in 38 states, Puerto Rico and Canada, and eCommerce websites reaching domestic and international retail and professional customers, we recognized that West Marine was well positioned to execute this vision to become the specialty retailer of choice for cruisers, sailors, power boaters, anglers and paddlesports enthusiasts alike.
This repositioning of our business was necessary to reverse the effects of a declining boating industry, aging demographics, and a highly seasonal business dependent on boat usage. Amid these headwinds, we took deliberate and substantial steps to focus our efforts, make significant investments in key growth strategies, attract top talent and improve our financial performance. Fiscal years 2012 through 2016 marked years of investing in the short-term with the goal of achieving meaningful sales and profit growth in the long-term.
In 2016, we continued to focus and make progress on our three key growth strategies -- eCommerce, Store Optimization and Merchandise Expansion. Under the Board's stewardship, we increased our investments in each of our strategies with the goals of growing top line sales, increasing profitability from core boating products (which typically carry higher margins) and our merchandise expansion lines (which appeal to a broader customer set), increasing our customer base, and rebuilding our infrastructure to position West Marine for steady, long-term profitability. We knew these efforts would take time, but we have built a strong foundation on which to grow. We have a great brand, loyal customers and an outstanding team, and we are committed to maintaining our focus on our key priorities and making the tough decisions to re-engineer our business and position West Marine for long-term success. We believe our investments, strategies and execution are producing good returns and delivering strong free cash flow from our operating results. See also "Proxy Summary - 2016 Financial and Business Highlights" starting on page 3 above.

2016 FINANCIAL PERFORMANCE - YEAR OVER YEAR SALES AND PROFIT GROWTH
EXECUTING ON KEY GROWTH STRATEGIES	✓
Our eCommerce, store optimization and merchandise expansion strategies are delivering improved financial performance and have repositioned our Company to appeal to a broader mix of customers who enjoy recreating in, on or around the water.

COMPARABLE STORE SALES	✓	Comparable store sales grew by 0.8% for the year, following comparable store sales growth of 6% in 2015.
EBITDA	✓	We delivered three-year growth in EBITDA from $22 to $34 million.(1) Net income increased from $1.9 million in 2014 to $6.5 million in 2016.
PRE-TAX PROFITABILITY	✓	Pre-tax profitability increased by 59% over 2015.
CAPITAL INVESTMENTS	✓
We invested significant capital over the last three years to:
    - Modernize eCommerce and sales technology systems; and
    - Complete credit card tokenization and chip technology (or EMV) for enhanced security.

eCOMMERCE GROWTH	✓	Enhanced digital capabilities have resulted in significant growth in our eCommerce business, up 19.7% in 2016 and representing 11.4% of total sales vs. 9.5% in 2015.
STRONG LIQUIDITY	✓	We remained debt-free at year end, with $104.3 million available on our revolving credit line.
STRONG CASH POSITION	✓	We continue to improve our cash position, which increased from $48.2 million in 2015 to $75.6 million in 2016.
MERCHANDISE EXPANSION	✓	By infusing our merchandise expansion categories with choice brands, our merchandise expansion sales grew by 2% in 2016.
PROFIT FOCUS	✓	In 2016 we focused on improving financial performance in our professional business by realigning our discount structures and implementing efficiencies in our distribution operations.
STORE OPTIMIZATION	✓
By the end of our 2016 Fiscal Year, we reduced our store fleet to 254 stores through closure of underperforming stores, consolidation of smaller stores into larger, more experiential stores and revitalization of traditional stores to waterlife stores, meeting our goal of delivering 50% of our total sales through waterlife stores.

ACTIVE CUSTOMERS	✓	With an enhanced brand, broader offerings and a better retail experience, we increased our customer-base by 24% since 2011.
_______________________________________________________
(1) EBITDA is defined as net income (loss) plus interest expense, income tax expense (benefit) and depreciation and amortization. EBITDA is not a presentation made in accordance with GAAP, is not a measure of financial performance or condition, liquidity or profitability, and should not be considered as an alternative to (1) net income, operating income or any other performance measures determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. For a reconciliation of EBITDA to net income, the most directly comparative GAAP financial measure, and a description of management's use of EBITDA, see Appendix A to this Proxy Statement.
Proven Record of Accountability in Pay Programs
While 2016 results showed modest improvement in top line sales and a more pronounced improvement in profitability, the year was impacted by global economic uncertainty, consumer unease leading up to the November elections, a late start to the boating season and our decision to eliminate low margin transactions to improve overall profitability. Consistent with our pay-for-performance philosophy, over the last three years, our Executives and all other eligible associates participating in the STIP and LTIP programs earned only a portion of their incentive compensation against aggressive target goals as follows:
For more information regarding our STIP and LTIP, see "Elements of Executive Compensation" below.
Effective Corporate Governance Reinforces Our Executive Compensation Programs
We believe our Executive Compensation Programs incorporate best governance practices and strongly link pay for performance. The following sections highlight the compensation practices we have implemented to drive performance, achieve sustainable results, mitigate risk, encourage the attraction and retention of key talent and align our Executives' interests with our stockholders' long-term interests. Also see "Proxy Summary - Corporate Governance Highlights - Compensation Practices" on page 2 of this Proxy Statement.

Overview of Our Executive Compensation Program Elements
Our C&LDC believes stockholders should consider the following key components of our Executive Compensation Programs and our governance practices when voting on the Proposal to approve, on an advisory basis, the compensation of our NEOs. Each pay component is discussed in detail in the "Elements of Executive Compensation" starting on page 38 below.

EXECUTIVE COMPENSATION PROGRAM PRINCIPAL COMPONENTS

PAY ELEMENT	PERFORMANCE ELEMENT	LINK TO PHILOSOPHY
BASE SALARY	• Evaluated annually • CEO base salary remained unchanged for last four years
• Reflects job responsibilities
• Provides reasonable and competitive fixed pay to balance performance-
 based risks
• Attracts and retains talented Executives to drive our success
• Targeted within the median of our peer group

ANNUAL CASH INCENTIVE AWARDS
• Financial performance payout metrics
° Total sales (30%)
° Pre-tax profit (70%)
• Minimum threshold for eligibility
• Payout capped at 200%
• Limit on performance-based cash awards ($2,000,000) payable to individual associates in any given fiscal year

• No payout unless pre-tax profit goal is achieved • Incentivizes performance at high end of ranges for financial performance measures to drive meaningful profitable growth year-over-year
• Focuses on delivering strategic business objectives
• Target total cash (base salary + target bonus) designed to deliver cash compensation within the median range of peers
• Upside rewards extraordinary performance

LONG-TERM EQUITY-BASED INCENTIVE AWARDS
• LTIP award breakdown
° 33% PVUs
° 67% RSUs
• RSU value driven by appreciation
   in stock price
• PVU value driven by ROC in 2016
• Payout capped at 150%
• Limits on number of options and SARs (1,500,000) and PVUs (1,500,000) permitted for grant to individual associates in any given fiscal year

• PVUs with ROC metric
• Aligns interests of Executives with stockholders and rewards achievement of performance goals
• RSUs create direct, substantial exposure to West Marine's stock price
• PVUs link pay for performance creating alignment with stockholder interests
• Motivates Executives to deliver performance on strategic investments to drive sustained long-term growth
• Target total direct compensation (base salary + target bonus + target long-
   term incentives) falls within a reasonable range of the market median
• Upside rewards extraordinary performance

HEALTH BENEFITS	• Same health benefits for Executives and all other associates	• Provide competitive levels of benefits that promote health and wellness

401(k) PLAN	• Standard 401(k) offered to all associates, including Executives • No other defined benefit plan	• Provide competitive levels of benefits that promote financial security • Attract and retain talented Executives

PERQUISITES	• Limited to Executive life insurance premiums • No tax gross-ups • Same health benefits for Executives and all other associates	• Perquisites • Provide a business-related benefit to West Marine • Assist in attracting and retaining Executives • No tax gross-ups • Aligns with governance best practices

POST-EMPLOYMENT COMPENSATION	• No legacy severance agreements • All Executives are covered under the Top-Hat Severance Plan • Double-trigger change-in-control provisions for both cash and equity benefits	• Severance • Provides temporary levels of income following termination of employment • Attracts and retains talented Executives • Provides competitive benefits • Aligns with governance best practices

Pay-For-Performance Philosophy and Principles
Our compensation philosophy is integrated with West Marine's mission statement which includes the principle that: “We will provide an open, supportive, challenging, team-oriented environment where our Associates can achieve job satisfaction, professional and personal growth, and be compensated based on Company and individual performance.” This principle endures today in our Executive Compensation Programs that link pay for performance and align the pay of our Executives with the interests of our stockholders. Our Executive Compensation Programs also are designed to attract and retain a talented team of Executives who can complete the transformation of West Marine into a broader waterlife outfitter, while driving results and delivering on our commitment to build long-term stockholder value. Our C&LDC believes that our Executive Compensation Programs:

•
Are competitive in the marketplace and provide total compensation necessary to attract and retain talented and experienced Executives with relevant retail experience, who enjoy recreating on and around the water, who are enthusiastic about our mission and culture, and who are committed to delivering financial returns;

•	Incorporate best governance practices and closely link pay for performance by tying a significant portion of our NEOs' compensation to the Company's financial performance; and

•
Appropriately motivate and reward our Executives to deliver high performance to our stockholders, customers and the communities in which we serve, and align our Executives’ interests with the long-term interests of our stockholders by providing a mix of performance and service-based equity awards.

2016 Say-on-Pay Voting Results
In 2016, we received a 99.2% favorable advisory vote from our stockholders regarding our Executive Compensation Programs. Each year, the C&LDC considers the results of the advisory vote as it completes its annual review of each pay element and the compensation provided to our NEOs and other Executives. Given the significant level of stockholder support and our stockholder outreach throughout the year, the C&LDC concluded that our Executive Compensation Programs continue to align Executive pay with stockholder interests and provides competitive pay that encourages retention and effectively incentivizes performance of talented NEOs and other Executives. Accordingly, the C&LDC determined not to make any significant changes to our Executive Compensation Programs. The C&LDC will continue to consider the outcome of our Say-on-Pay votes and our stockholders’ views when making future compensation decisions for the NEOs and other Executives.
Pay-For-Performance Objectives
Our C&LDC considered the 2015 Say-on-Pay voting results and other feedback from our stockholders and other interested stakeholders in developing the 2016 Executive Compensation Programs, keeping in mind the following objectives:
Targeted Pay. To target Executive base salary, total cash compensation and total direct compensation within a reasonable range of the median of our "Peer Group Companies" (defined in "Decision Making Process" below) for performance that meets expectations, with the opportunity for above-market median compensation only if performance exceeds expectations.
Pay Mix. To ensure that our Executive Compensation Programs include a mix of fixed and variable compensation, including annual and long-term incentives that create a balance between short-term and long-term focus.
Annual and Long-Term Incentives. To ensure that our incentive awards directly align with our financial performance. Specifically, in response to feedback from our stockholders and advisory firms our LTIP includes a mix of PVUs and RSUs. Both PVUs and RSUs have holding requirements, three-year vesting periods and PVUs were tied to the Company’s achievement of its ROC goal, which is a key input to the calculation of economic profit.
Core Executive Compensation Principles are Designed to Deliver Growth
As described in further detail below, consistent with these goals, our Executive Compensation Programs are designed to complement each other to provide a clear link between what we pay our NEOs and the Company's performance over both short- and long-term periods. To promote a performance-based culture that aligns the interests of management and stockholders, a significant portion of our NEOs' total direct compensation features performance-based metrics to drive growth. We believe that variable direct compensation based on performance should increase as the scope of an associate's ability to influence our results increases. Since our NEOs have the greatest influence over our results, a significant portion of their TTDC consists of performance-based cash and long-term equity incentives that are "at risk" and our NEO TTDC below reflects this commitment.

For further information on our 2016 STIP and LTIP payouts, see "Elements of Executive Compensation" starting on page 38 below.

B. ROLES AND RESPONSIBILITIES
Role of Our Compensation and Leadership Development Committee
Annually, our C&LDC reviews our Executive Compensation Programs in accordance with the principles summarized in the above Executive Summary section, and more fully described in the Compensation and Leadership Development Charter found on our website at http://www.westmarine.com under "Investor Relations - Corporate Governance." Generally, our C&LDC reviews peer group and internal performance data, management recommendations based on evaluations of individual and overall performance, and recommendations from the independent Compensation Adviser retained by our C&LDC as described below. As our C&LDC members make their compensation decisions, they are careful to ensure that compensation paid to our Executives is not excessive as compared with peers and does not encourage unreasonable risk-taking, and that their decisions are transparent and easily understood (see also "Compensation Risk Analysis" below).
Our C&LDC reviewed each component of Executive Compensation for 2016, including salaries, annual incentive awards, the value of outstanding equity awards (vested and unvested), perquisites and other benefits, and believes that the total mix of Executive Compensation was reasonable. Our C&LDC will continue to review total Executive Compensation at least annually.
Independence and Role of the C&LDC's Compensation Consultant
For our 2016 and 2017 Executive Compensation Programs, the Compensation Advisers from FW Cook and Meridian, respectively, advised the C&LDC on our peer group practices for base salary, performance-based bonus, long-term incentives and other compensation elements of our Executive Compensation Programs, as well as compensation for our Directors.
Prior to engaging each Compensation Adviser, the C&LDC considered the six independence factors set forth in the NASDAQ listing rules adopted pursuant to Exchange Act Rule 10C-1 and determined that each Compensation Adviser remained independent. Each Compensation Adviser also advised our C&LDC on compensation program design for our Executives and Directors, including stock ownership guidelines, severance arrangements, regulatory requirements related to our Executive Compensation Programs and compensation to our non-employee Directors, plans submitted to stockholders for approval, governance responsibilities and such other matters as assigned by the C&LDC.
Each Compensation Adviser for the applicable year engaged by our C&LDC participates in C&LDC meetings, reports directly to the C&LDC and supports the C&LDC's role by providing independent expertise on market practices, compensation program design and related subjects as described in "Board and Committee Structure and Principle Functions - Compensation and Leadership Development Committee” found on page 21 of this Proxy Statement. Each Compensation Adviser also provides services only as directed by the C&LDC and have no other relationship with West Marine. There were no fees paid to any of the Compensation Adviser's firms for services that were not related exclusively to our Director compensation and our Executive Compensation Programs during the 2016 Fiscal Year.
Role of Management
Our CEO and Vice President of Human Resources provide input to the C&LDC on the level and design of Executive Compensation elements, including analyses and recommendations developed internally. Our CEO meets with the C&LDC to review the performance of Executives at the vice-president level and above for the prior year. The C&LDC (and other invited Board members), without management being present, also meet in executive session to review the CEO's performance and to discuss and approve his compensation package.

C. DECISION MAKING PROCESS
Peer Group Companies
Our C&LDC engages its Compensation Adviser to review annually the appropriateness of the peer group used to evaluate Executive Compensation. As Executive Compensation is sensitive to an organization's size, the Compensation Adviser's analysis generally includes companies in the specialty retail sector (apparel, specialty, automotive and home furnishing) within a reasonable sales range (between $240 million and $2.1 billion) and market cap (between $50 million and $1.3 billion) of West Marine. Preference is given to companies who focus on lifestyle products.
In reviewing the results of the Compensation Adviser's study, the C&LDC slightly revised our peer group as reflected in the following table ("Peer Group Companies"), with West Marine near the 25th percentile in revenue and in the bottom quartile in operating income, operating margin, and market capitalization relative to its Peer Group Companies.

2016 PEER GROUP COMPANIES
($ IN MILLIONS)
COMPANY	REVENUES ($)	OPERATING INCOME ($)	OPERATING MARGIN (%)	MARKET CAP ($)
Cabela's Incorporated	3,864	315	10	2,715
REI	2,217	182	6	n/a
Fred's, Inc.	2,036	(11)	(1)	515
The Finish Line, Inc.	1,874	125	7	836
Vitamin Shoppe	1,263	103	9	846
Big 5 Sporting Goods Corp.	1,004	26	3	201
Hibbett Sports, Inc.	927	113	13	814
Monro Muffler Brake, Inc.	931	120	12	2,370
Zumiez, Inc.	829	72	9	466
Haverty Furniture Companies, Inc.	802	48	6	529
MarineMax, Inc.	751	25	2	404
West Marine, Inc.	704	9	1	251
Sportsman's Warehouse, Inc.	703	51	8	519
Citi Trends	687	21	1	413
Kirkland's, Inc.	508	25	5	398
Destination XL Group	432	5	(4)	287
Trans World Entertainment Corporation	340	7	2	118

75th Percentile	1,416	115	9	825
Median	878	50	6	515
25th Percentile	699	24	2	401
Market Data Provides a Reference Point for Compensation
Our C&LDC believes that knowledge of market practices, particularly those of the Peer Group Companies listed above, provides a framework for designing targeted levels for our Executive Compensation program. When our C&LDC reviews market data, they consider the Median (50th percentile) of our Peer Group Companies as a reference point, as opposed to a policy, for positioning targeted total direct compensation. Our C&LDC generally considers a range within plus or minus 15% and 20% of the median for total cash compensation (base salary plus target bonus) and for long-term incentive awards, respectively, to be an appropriate competitive range.
Our C&LDC does not have a formal policy or formula for allocating our Executives' total compensation between cash and non-cash compensation or between short-term and long-term compensation. Instead, our C&LDC follows a flexible approach, evaluating each element of Executive Compensation separately and then assessing the total against the comparative compensation data provided by its Compensation Adviser. This data is compiled from the Peer Group Companies noted above to ensure that total compensation is within the norms of the retail industry and for companies of the same relative size.
In addition to the market data discussed above, our C&LDC also evaluates other factors particular to a given NEO's situation, including an evaluation of the NEO's abilities and historic and anticipated future contributions, management's experience with recruiting and retaining such NEO in a given role relative to both the industry and the Company's geographic location, internal equity considerations and other factors our C&LDC deems relevant at the time.

D. ELEMENTS OF EXECUTIVE COMPENSATION
On an annual basis, our C&LDC reviews base salary, performance-based bonus target opportunity and long-term incentive grant value for each NEO to consider changes for the upcoming fiscal year. Benefits also are reviewed annually and changes are made less often.
Base Salary
We use annual base salary to provide meaningful, but appropriate, stable compensation to all of our associates, including our Executives. Our C&LDC reviews the salaries of executives at peer companies as summarized by the Compensation Adviser's report on Peer Group data to ensure that our Executives' salaries are consistent and competitive, considering factors such as the Executive's job scope and responsibilities, individual performance, leadership skills and prior experience, the competitive rates for similar positions as indicated by the Peer Group data, and the recommendations by our CEO and Vice President of Human

Resources for each Executive's salary range. The C&LDC approves the salaries of our NEOs and delegates authority to our CEO to set other Executive salaries within the approved range. In approving the range, our C&LDC also considers whether the particular Executive is expected to make a significant contribution in the Executive's position such that we would suffer a critical loss if the Executive left West Marine.
In February of 2016, our C&LDC assessed the base salaries of our Peer Group Companies provided by its Compensation Adviser and noted that although the base salaries for our NEOs were positioned below peer median at the time the survey was conducted, no increases in base salaries were approved. The following chart sets forth our NEOs respective base salaries which remained static for 2015 and 2016:

NAME	BASE SALARY

Matthew L. Hyde	$600,000
Jeffrey L. Lasher	$420,000
Barry Kelley	$340,000
Paul Rutenis	$400,000
Short-Term Incentive Plan (Annual Bonus)
We use annual incentive cash compensation at reasonable levels to reward short-term performance of our Executives, while focusing their attention on initiatives and actions believed to be important for achievement of our longer-term strategic goals. Our C&LDC establishes incentive compensation to reward Company-wide versus individual performance objectives by linking cash bonus awards to specific financial performance targets. Prior to the beginning of each year, our Executives propose key financial thresholds for the year that are believed to be challenging, but attainable, targets, and these targets are then evaluated and approved by our C&LDC.
Target Bonus Percentage for NEOs
Under our annual STIP program, each Executive is given a target bonus payout equal to a fixed percentage of base salary. The target percentage ranges from 25% to 100% of base salary, with the percentage increasing based on job responsibility. The targets generally are reviewed annually by the C&LDC, and like base salaries, are based on job scope, responsibility, market references and position within the Company. For 2016, our CEO's target bonus percentage was 100%, and the other NEOs' target bonus percentages were 60% of their respective base salaries.
Our Executives have the ability to earn up to 200% of their respective individual target bonuses for achieving maximum performance goals and 20% of their respective individual target bonuses for achieving threshold performance. No bonus is earned below threshold performance.
Under our Equity Incentive Plan, the maximum payout with respect to a cash award contingent on the achievement of a performance goal as defined in the Equity Incentive Plan to any one individual associate during any one fiscal year is $2,000,000.
2016 Short-Term Incentive Performance Metric
The structure of our STIP ties a portion of our NEOs total cash compensation to performance-based metrics. In order to be eligible for a bonus payout, our 2016 STIP required the achievement of a minimum threshold of pre-bonus, pre-tax profit as indicated in the chart below. If the pre-bonus, pre-tax profit goal was achieved, the aggregate annual bonus payout target would be weighted at 70% pre-tax profit and 30% total Company sales.
The following chart shows the bonus thresholds, the potential payout percentages and the actual performance achieved for our 2016 total bonus pool (in millions) for all bonus-eligible associates:

PAYOUT METRICS	PRE-BONUS, PRE-TAX PROFIT $ (1)	PTP PAYOUT %	TOTAL COMPANY SALES	SALES PAYOUT %	TOTAL PAYOUT % (2)
Threshold	$10.1	14%	$704.80	6%	20%
Budget	$18.1	47%	$717.00	20%	67%
Target	$23.5	70%	$724.00	30%	100%
Maximum	$40.0	140%	$738.60	60%	200%
Actual	$14.7	33%	$703.40	5%	38%

(1)
Pre-bonus, pre-tax profit is defined as net income before taxes adjusted to exclude: expenses related to gain from foreign currency conversion; bonus accruals for all bonus-eligible stores, support center and distribution center associates; and any unusual, non-operating items approved by the C&LDC (no such unusual or non-operating items were applied in 2016).

(2)The bonus payout potential increased on a sliding scale to 100% for meeting stretch, or target, goals with a maximum bonus payout potential of 200%.

The chart to the right shows the bonus percentage and payout percentage at 100% target compared to the actual amounts earned and paid to each of our NEOs as a result of reaching the pre-bonus, pre-tax profit and sales financial performance metrics noted above. In this regard, at its February 2017 meeting, our C&LDC confirmed that the bonus performance goals for the 2016 Fiscal Year were above threshold but below target and approved the bonus payout at 37.9%.

Long-Term Incentive Plan (Equity)
Our C&LDC views long-term equity-based compensation as a critical component of the overall Executive Compensation program. The principal objectives for long-term equity-based compensation are to:

•	Strengthen the link among our financial performance, stockholder value and long-term incentive compensation;

•	Promote increased equity ownership by our Executives;

•	Encourage Executive retention through use of multiple-year vesting periods; and

•	Provide competitive levels of total compensation to our Executives.
We structure overall compensation so that a significant portion of Executive Compensation is directly aligned with our share price. Our stockholder-approved Equity Incentive Plan permits a variety of equity awards. For 2016, the C&LDC maintained a 67/33% ratio of RSUs to PVUs, initial vesting of the latter was tied to return on capital ("ROC")(1), because the split continues to create a structure and pay mix that aligns Executives with stockholders, provides grant values at competitive levels, assists in efforts to maintain our burn rate within retail industry norms, and helps to minimize stockholder dilution.
RSUs awarded to our Executives in 2016 vest annually over a three-year period, commencing on the one-year anniversary of the grant date, at a rate of 33%, 33% and 34%, respectively. Vesting of PVUs awarded in 2016 was tied to first achieving target ROC, which goal was set at the beginning of our 2016 Fiscal Year. For the 2016 PVUs, the Company revised the performance criteria from Return on Invested Capital ("ROIC")(2) to ROC because we believed ROC better represented areas over which our Executives would have direct control. The percentage of the PVU target awards earned was determined pursuant to a payout matrix established by the C&LDC, with two thirds of any actual PVUs earned subject to additional time-vesting requirements. Similar to RSUs, any PVUs earned would vest annually over a three-year period, commencing on the one-year anniversary of the grant date of the PVU, at a rate of 33%, 33% and 34%, respectively with initial vesting based on achievement of the performance metric as confirmed by C&LDC. If the performance metric is not achieved, the PVUs are forfeited.
The Executive has to remain continuously employed with the Company during the year in which the RSUs and any PVUs vest before he/she vests in any of such awards for that year. For PVUs, following the C&LDC's confirmation that the ROC performance criteria has been met, 33% of the PVUs earned will vest and be paid out in shares of West Marine common stock. No PVUs are earned unless threshold ROC performance is achieved.
A maximum of 150% of the target number of PVUs can be earned for achieving maximum performance. Performance levels between threshold and target and between target and maximum are interpolated on a straight-line basis. Additionally, a maximum of 1,500,000 shares, of common stock subject to options or SARs and a maximum of 1,500,000 shares of common stock subject to PVUs (other than Options or SARs) may be granted to any one associate during any one fiscal year (whether the grant, vesting or exercise is contingent upon the attainment during the applicable performance period of the performance goals.
The charts below reflect the ROC performance metrics for 2016 and PVUs earned based on 2016 performance. At its February 2017 meeting, the C&LDC certified that the ROC performance goal for the 2016 Fiscal Year was above threshold but below target and approved the PVU payout level set forth below for our Executives.

PERFORMANCE LEVEL	FY 2016 ENDING ROC PERFORMANCE GOAL TARGET	PVU % AWARDED IF ROC % WAS ACHIEVED	2016 ACTUAL ROC ACHIEVED	2016 - 2018 ACTUAL PVUs AWARDED
Threshold	4.54%	50%	6.19%	74.0%
Target	7.98%	100%
Maximum	12.18%	150%
(1)  ROC is defined as EBITDA divided by working capital deployed in the operation of the business over the course of the fiscal year, subject to any adjustments by our C&LDC or our Board.
(2)  ROIC is defined as adjusted net income divided by average total capital. Net income is adjusted to exclude interest and fixed rent expense, as well as any one-time or unusual items, such as impairment charges and gains or losses on the sale of assets. The exclusions from net income are calculated on an after-tax basis.

Total capital is calculated by adding total debt, operating leases capitalized at eight times annual rent expense and total stockholders' equity, minus cash and cash equivalents.

Additionally, the first chart that follows shows the number of the PVUs that would have been earned at target compared to the number of PVUs earned when they vested on March 14, 2017; and the second chart compares the number of RSUs that were granted to each NEO on their respective grant dates and as noted above, and each such PVUs and RSUs vest over three years:

Starting in 2016, our C&LDC moved forward the annual equity award grant date to March 14th (or the earlier business day, if March 14th falls on a holiday or weekend) to better align with the determination of audited year-end financial results. All equity awards to our NEOs are approved by our C&LDC. The Company maintains a fixed-date policy for granting equity awards in part, to avoid any questions of whether the timing of the grants is affected by material non-public information.

E. COMPENSATION RISK ANALYSIS
Our C&LDC reviewed and assessed with management and our Compensation Advisers our compensation policies and plans, including the design, payment methodology, potential payment volatility, relationship to our financial results, length of performance period, risk mitigation features, performance measures and goals, oversight and controls, and plan features and values, in each case compared to market practices. In addition, our C&LDC considered the following compensation programs attributes as mitigating risk-taking incentives: our Executive Compensation Program is overseen by our C&LDC comprised solely of independent Directors; base salaries are fixed and do not create any inappropriate incentive for risk-taking; our incentive-based cash compensation program contains a blend of performance measures designed to motivate sustained performance in key strategic areas and has a capped payout; for 2016, we provided for a performance component in the form of PVUs measured by ROC, with vesting requirements over a three-year period; our Stock Ownership and Retention Policy serves to ensure that our Directors and Executives subject to the policy are committed to long-term performance and sustained stock price growth; and we have established a Clawback Policy for our NEOs, as described below.
In its assessment, our CEO and our C&LDC reviewed the potential effects of the various components of our compensation and benefits programs upon individual and collective behavior and, ultimately, upon our risk profile and our overall approach to risk management. Based on this review, our C&LDC believes that the Company’s Executive Compensation Programs are aligned with the interests of stockholders, appropriately reward pay for performance, and do not create incentives for inappropriate risk-taking by any of our associates, including Executives.
For more information about our C&LDC's management of risks arising from our compensation policies and programs, see "Risk Management Oversight" under "Corporate Governance" on page 26 of this Proxy Statement.

F. CLAWBACK POLICY
One of the objectives of our Executive Compensation Programs is to make a substantial portion of executive compensation dependent on the Company’s overall financial performance. In order to ensure that our NEOs take full account of risks to the Company and its stockholders in their decision-making, and to reduce such risks wherever practicable, our Board adopted a Clawback Policy and delegated authority to its C&LDC to administer it.
In the event of a material financial restatement (whether or not fraud or other intentional misconduct was involved), other than a restatement due to a change in financial accounting rules, our C&LDC, in its discretion, refers the matter and its recommendation as to an appropriate remedy to the full Board for consideration. Our Board may determine to recover the incentive compensation (e.g., cash bonus and PVUs, if any) earned by any of our NEOs and may terminate his or her employment, depending on the particular facts and circumstances giving rise to the restatement. In its discretion, our C&LDC or the Board also may decline to seek recovery under the Clawback Policy, considering factors such as: the likelihood of success in achieving the recovery, given the anticipated cost and management effort required; whether the affected NEOs have already paid taxes on the compensation subject to recovery; whether the assertion of a claim for recovery may prejudice the interests of the Company; the passage of time since the issue giving rise to the recovery occurred; and whether there is any pending legal proceeding relating to such event. The C&LDC will continue to review potential changes to its Clawback Policy in light of any relevant developments, regulatory or otherwise.

G. STOCK OWNERSHIP AND RETENTION POLICY
To better link the long-term interests of management and stockholders, our C&LDC has determined that our Executives at the senior vice president level and above should acquire and maintain during the term of their employment a meaningful amount of our equity to ensure that their interests are aligned with those of our stockholders. Our C&LDC also has acknowledged that the acquisition of our equity should not represent a significant financial burden on these associates.
The multiple of base salary to be directly or indirectly owned in common stock by our NEOs depends on the Executive's role with West Marine, as shown below. The C&LDC has assigned these particular multiples to match or exceed market practice, to represent a significant portion of the overall compensation package and to reinforce the alignment of management's decision-making with stockholder interests.

STOCK OWNERSHIP MULTIPLES OF BASE SALARY
POSITION	MULTIPLE OF BASE SALARY
CEO and President	4x
Executive Vice Presidents	1.5x
Senior Vice Presidents	1x

POSITION	MULTIPLE OF ANNUAL RETAINER
Non-employee Directors	6x
For purposes of determining stock ownership, owned shares include:

•	Common stock

•	Shares purchased through our Stock Buying Plan (applicable only to Executives)

•	RSUs

•	Shares retained upon exercise of stock options

•	Earned PVUs (i.e., after determination of achievement of the performance metric)
Owned shares do not include:

•	Unexercised stock options (vested or unvested)

•	Unearned PVUs
Share Thresholds, Holding Periods and Retention Ratios
To ensure that progress is made toward ownership goals and that ownership thresholds are maintained once met, our C&LDC required the following provisions in our Stock Ownership and Retention Policy:

•	A one-year holding period for any stock purchased through our Stock Buying Plan;

•	Executives are required to hold shares until stock ownership requirements are met as follows:

◦	50% of the after-tax shares from exercised options and stock purchased under our Stock Buying Plan; and

◦	75% of the after-tax shares from vesting of RSUs and PVUs;

•	Executives must maintain the stock ownership threshold requirement for the term of his or her employment; and

•	Directors must maintain the stock ownership threshold for so long as they serve on our Board.
Compliance Review
Our C&LDC reviews ownership levels on a quarterly basis and compliance with the terms of this policy by our covered Directors and Executives. Throughout 2016, all Directors and Executives subject to this policy were in full compliance with the stock holding requirements.

H. LIMITED PERQUISITES AND PERSONAL BENEFITS
We provide our Executives with certain perquisites and other personal benefits that our C&LDC believes are reasonable and consistent with our overall Executive Compensation Program and philosophy. These benefits are provided in order to enable us to be competitive and attract and retain key talent. The perquisites and benefits provided to our Executives are reviewed by the C&LDC at least annually to determine if they are still reasonable and appropriate in light of all facts and circumstances, including the competitive environment.
We do not provide perquisites for former and/or retired Executives, such as lifetime health or pension benefits or car allowances. However, our Founder and Affiliated Director, Mr. Repass, participates on a non-discriminatory basis in our group health plan and pays at the same contribution level as that charged to our associates electing similar coverage, and all of our associates employed for at least 20 years, including Executives, receive a lifetime associate discount for purchases of products we offer. In addition, our non-employee Directors are provided with this same lifetime discount after five years of service on our Board.
In order to help protect an Executive's family in the event of death, we provide our Executives with additional term life insurance (over the amount generally provided to other management-level associates) ranging from $500,000 for Divisional Vice

Presidents to $1,500,000 for our CEO. However, Mr. Hyde has never elected to receive additional life insurance. We do not provide any excise tax gross-ups.
The Company maintains a relocation program available to certain associates, ranging from store and other manager-level associates to Executives, under which it provides competitive relocation benefits to support recruitment efforts to meet critical business needs and provide career development opportunities for high potential associates. Relocation benefits include, but are not limited to, transfer and storage fees, car rental, hotel and meal expenses, temporary housing and travel reimbursements.
On a case-by-case basis, we have paid sign-on bonuses and/or relocation expenses, which generally are individually negotiated, to recruit associates, ranging from store and other manager-level associates to Executives. In 2016 we did not hire any new Executives and did not pay any sign on bonuses. However, we did continue to pay relocation expenses for two of our NEOs hired in the latter part of 2015 as follows:

NAME	RELOCATION EXPENSES (1)
Jeffrey L. Lasher	$89,579
Paul Rutenis	$83,138
_________________
(1) This represents the total net relocation reimbursements paid to the NEO in 2016. Total net relocation reimbursements paid to Messrs. Lasher and Rutenis in 2015 was $21,719 and $33,724, respectively.
Our NEOs and other Executives also participate in other employee benefit plans available on a nondiscriminatory basis to other associates.
All qualifying associates, including our Executives, are eligible to participate in our 401(k) savings plan and may make salary deferrals up to the maximum annual deferral permitted by the IRC. In 2016, this limit was $18,000 in regular deferral, and $6,000 in catch up deferral for participants over age 50. West Marine matches 33% of each dollar deferred up to 5% of the participant's annual compensation. We do not provide any other type of retirement benefits to our Executives.

I. POST EMPLOYMENT AND SEVERANCE ARRANGEMENTS/NO CHANGE-IN-CONTROL AGREEMENTS
In addition to the compensation elements described above, we also provide our Executives at the Vice President level and above with severance benefits, which are a common characteristic of compensation for key employees in the retail industry. Due to our size relative to other public companies, we believe that severance benefits are necessary to help us attract and retain skilled and qualified Executives to continue to execute on our strategic initiatives and grow our business.
On December 19, 2016 our C&LDC, approved our Top-Hat Severance Plan effective for any Executive at the Vice President level and above, as well as any other members of a select group of management or highly compensated employees designated in writing by the C&LDC or the Board (the "Participants"). The Top Hat Severance Plan replaces all legacy severance arrangements.
The Top Hat Severance Plan was modified following the C&LDC's annual review of the Company's Executive Compensation Programs in order to ensure that the terms of the Top Hat Severance Plan more closely aligned with the terms of the Company's Equity Incentive Plan, and that the severance payments and benefits offered were competitive with industry practices to attract and retain talented and experienced Executives.
The Top Hat Severance Plan provides cash severance and other benefits in the event of a Participant's termination by the Company without "cause" or by the Participant with "good reason" (as each term is defined in the Top Hat Severance Plan). The Top-Hat Severance Plan also provides Participants cash severance and other benefits in the event of a qualifying termination within 24 months following a change in control (as defined in the Top Hat Severance Plan) consistent with our Equity Incentive Plan.
For a summary of the Top Hat Severance Plan and the compensation and benefits that would have been paid to Messrs. Hyde, Lasher, Kelley and Rutenis if their employment with West Marine had terminated as of December 31, 2016, see “NEO Post-Employment Summary Payment Tables” on pages 59-62 of this Proxy Statement.

J. TAX DEDUCTIBILITY
Section 162(m) of the IRC limits the deductibility of compensation in excess of $1 million, in the aggregate, paid to our NEOs, unless certain requirements are met. Our C&LDC monitors the applicability of Section 162(m) in connection with compensation payable to our Executives. Our Equity Incentive Plan is currently structured with the intention that performance-based cash and equity awards paid or granted pursuant to the terms of the Equity Incentive Plan qualify as “performance based” compensation that is not subject to the $1 million deduction limit. The Equity Incentive Plan is included as Proposal 5 for stockholder approval.
Although the C&LDC may consider tax deductibility in connection with future compensation decisions, it believes that it is generally not in our stockholders' interest to restrict the C&LDC's discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and, in some instances, the C&LDC may approve compensation that is not fully deductible.

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The C&LDC has reviewed and discussed the foregoing CD&A with West Marine's management, and based on the review and discussions, the Compensation and Leadership Development Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Annual Report.

March 22, 2017	Compensation and Leadership Development Committee
Dennis F. Madsen, Chair Christiana Shi James F. Nordstrom, Jr. Robert D. Olsen
The Compensation and Leadership Development Committee Report set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate such reports by reference, and such report will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

☑	PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NEOs
In accordance with SEC rules, stockholders have the opportunity to cast an advisory vote on the compensation of our NEO's. We are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as reported in this Proxy Statement. We urge you to read the entire CD&A section above, which describes in more detail how our policies and procedures related to our Executive Compensation Programs operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table, set forth on page 55 and other related compensation tables and narrative appearing elsewhere in this Proxy Statement, which provide detailed information on the compensation of our NEOs.
We believe our Executive Compensation Programs strike the appropriate balance between utilizing responsible, measured pay practices and effectively aligning the interests of our Executives to dedicate them fully to value creation for our stockholders.
THE BOARD OF DIRECTORS STRONGLY ENDORSES THE COMPANY'S EXECUTIVE COMPENSATION PROGRAMS AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE FOLLOWING RESOLUTION:
“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to West Marine Inc.'s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this proxy statement.”
Because your vote is advisory, it will not be binding on our Board. However, our Board and its C&LDC value the opinions of our stockholders and will continue to consider voting results when making future decisions regarding our Executive Compensation Programs. We received a 99.2% favorable vote on Say-on-Pay at our 2016 Annual Meeting. See the "Compensation Discussion and Analysis–Executive Summary–2016 Say-on-Pay Voting Results" and the "–Stockholder Engagement" section above for more information.
Consistent with our Board's recommendations, our stockholders originally voted to hold an advisory vote on the approval of Executive Compensation on an annual basis. After consideration of this vote from our stockholders, our Board determined to hold an advisory vote on the approval of Executive Compensation on an annual basis until the next advisory vote on frequency occurs. An advisory vote on frequency of stockholder advisory votes on executive compensation is set forth as Proposal 4 in this Proxy Statement to be voted on at our 2017 Annual Meeting as set forth below.

☑	PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF VOTE ON THE COMPENSATION OF OUR NEOs
Pursuant to SEC rules, we are required to provide our stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our NEO's. We are asking our stockholders to advise on whether future Say-on-Pay votes, such as Proposal 3 above, should occur every year, every two years or every three years.
After consideration, our C&LDC has recommended, and our Board has determined, that an annual advisory vote on executive compensation is the most appropriate alternative for the Company at this time. In reaching its recommendation, our Board believes that an annual Say-on-Pay vote will continue to foster more useful communications with you, our stockholders, by allowing you to provide us with more meaningful, direct and timely input on our executive compensation philosophy, policies and programs.
You may indicate your preferred voting frequency by choosing the option of every year (1 YR), every two years (2 YRS) or every three years (3 YRS), or you abstain from voting. However, without your input every year, it would be more difficult to understand whether your vote pertains to the compensation year being discussed in the current proxy statement, or pay practices from the previous year or two. This, in turn, might make it more difficult for our Board and our C&LDC to understand the implications of the vote and to respond to it appropriately.
THE BOARD OF DIRECTORS STRONGLY ENDORSES THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM AND RECOMMENDS THAT YOU VOTE "1 YR" AS THE PREFERRED FREQUNCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.
Because your vote is advisory, it will not be binding on the Company, our Board or the C&LDC. However, our Board and its C&LDC value the opinions of our stockholders and will consider voting results when making decisions regarding the frequency of future Say-on-Pay advisory votes.

☑	PROPOSAL 5: APPROVE THE WEST MARINE, INC. AMENDED AND RESTATED OMNIBUS EQUITY INCENTIVE PLAN
The Equity Incentive Plan, upon the recommendation of our C&LDC, was adopted by our Board on April 12 , 2017, subject to stockholder approval. If approved by our stockholders, the Equity Incentive Plan will replace our former plan approved by stockholders at our 2016 Annual Meeting (as amended, the "Former Equity Plan"). As of April 12, 2017, we had available a total of 361,280 shares available for future grants. The Board believes that this share reserve amount is insufficient to meet the future needs of the Company. In order to sustain our current new hire and equity grant programs, we are seeking stockholder approval of an additional 1,400,000 shares for issuance under the Equity Incentive Plan, which would provide an aggregate of 1,761,280 shares authorized for issuance under the Equity Incentive Plan. We also made certain other changes that are summarized below.
The summary of the Equity Incentive Plan set forth below is qualified in its entirety by the complete text of the Equity Incentive Plan attached as Appendix B to this Proxy Statement. To the extent the description below differs from the Equity Incentive Plan text in Appendix B, the text of the Equity Incentive Plan governs the terms and provisions of the Equity Incentive Plan. Because our Executives and Directors are eligible to receive awards under the Equity Incentive Plan, they may be deemed to have a personal interest in the adoption of this Proposal.
Plan Administration
The Equity Incentive Plan is administered by the C&LDC which is comprised solely of Directors who are non-employee Directors. The C&LDC or our Board have the power, except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, to determine the size and types of stock and cash awards, including, without limitation, performance-based stock and cash awards (“Awards”), when and how Awards will be granted, and the terms and conditions of Awards in a manner consistent with the Equity Incentive Plan.
Reasons to Approve the Equity Incentive Plan
Our Board believes that offering equity Awards to our associates helps align their interests with those of our stockholders by providing an incentive for associates to focus on stockholder value. Additionally, our Equity Incentive Plan has been, and continues to be, a vital component in maintaining competitive incentive compensation programs designed to attract, motivate and retain key associates. Stockholder approval of our Equity Incentive Plan will allow us to continue to use a broad array of equity incentives and performance cash incentives that support our pay-for-performance philosophy to reward our associates with compensation tied to both short-term and long-term financial results and to align their interests with those of our stockholders.
The C&LDC's Compensation Adviser from Meridian provided advice with respect to the Equity Incentive Plan. Based on an analysis of leading proxy advisory firms’ policies on equity-based compensation plans and the importance of long-term incentives in supporting the key objectives of our Executive Compensation Programs, management, the Compensation Adviser and the C&LDC recommended, and the Board approved, among other changes to the Equity Incentive Plan, the proposed increase of 1,400,000 shares authorized for issuance under the Equity Incentive Plan, which represented approximately 5.6% of our outstanding common stock as of April 12, 2017.
The Board has adopted the Equity Incentive Plan, subject to stockholder approval. Our Board recommends a vote for approval of the Equity Incentive Plan because it will allow us to continue to use equity-based incentives and promote the goals of our compensation philosophy. Absent such approval, the Equity Incentive Plan will not become effective, and the Former Equity Plan will remain in effect. No awards under the Equity Incentive Plan will be made until we obtain stockholder approval.
Description of Principal Amendments to the Equity Incentive Plan
The following summarizes certain principal changes reflected in the Equity Incentive Plan as compared to our Former Equity Plan, aside from the proposed increase in the number of authorized shares discussed above:

•
Restriction on dividends on unvested/unearned awards. The Former Equity Plan was modified to provide that the Company may accrue cash dividends, dividend equivalents or other distributions with respect to equity Awards including, without limitation, restricted stock awards, RSUs and PVUs, but no dividends, dividend equivalents or other distributions may be paid with respect to unvested Awards unless and until vesting has occurred. In addition, the Equity Incentive Plan provides that any dividend equivalents will be subject to the same vesting terms and conditions as the underlying Awards.

•
Adoption of one-year minimum vesting periods. Except with respect to five percent (5%) of the maximum aggregate number of shares that may be issued under the Equity Incentive Plan, no Award may vest earlier than one year following the date of grant of such Award. This limitation does preclude the acceleration of vesting of equity Awards under the limited circumstances set forth in the Equity Incentive Plan.

•
Substitute Awards. The Former Equity Plan was revised to provide that Awards granted by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any of its subsidiaries or with which the Company combines, will not reduce the number of shares authorized for grant nor will they be available for future grants.

•
Revision of “fungible” share pool. As the Company has granted only full-value awards over the last several years, the Equity Incentive Plan no longer contains a fungible ratio provision so that, under the amended Equity Incentive Plan, each full-value Award granted after the effective date will reduce the share reserve by one share.

•
Reasonable share counting provisions. In general, when Awards granted under our Equity Incentive Plan lapse or are canceled, the shares reserved for those Awards will be returned to the share reserve and be available for future Awards. However, any shares subject to a stock Award that are not delivered to a participant because the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”) will not again become available for issuance under the Equity Incentive Plan. To the extent that a stock Award is settled in cash rather than in shares, the shares reserved for such Award are not deducted from the authorized Share pool. To the extent shares are withheld from any stock Award by the Company to pay taxes applicable to any stock Award, and to the extent that a SAR is exercised and settled in shares, whether or not shares are actually delivered to the participant upon exercise of the right, such shares shall be deducted from the authorized share pool. Shares withheld by the Company or tendered by a participant to pay the exercise price of any option or to satisfy tax-withholding obligations of any stock Award, and shares repurchased by the Company using option exercise proceeds, are not be added to the authorized share pool.

•
Double-Trigger change in control provision. The definition of change in control in our Equity Incentive Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring. Our Equity Incentive Plan does not provide for single-trigger acceleration in the event of a change in control transaction. As a result,the C&LDC may not accelerate the vesting of any Award in the event of a change in control, unless such vesting is conditioned on the consummation of such change in control and either (i) the participant’s employment with the Company is terminated, in connection with, or within 24 months after, such change in control, or (ii) the C&LDC or the Board determines that (A) such outstanding Awards will not be continued, assumed, converted and/or substituted, or (B) it is in the best interests of the Company to vest such outstanding Awards.

•
Other changes. The Equity Incentive Plan also provides for certain clarifying changes and revisions, including with respect to the treatment of vesting and adjustments of Awards in the event of certain corporate transactions and other administrative provisions.

Other Key Provisions
The following summarizes certain key provisions reflected in our Former Equity Plan that are also included in the amended Equity Incentive Plan that are designed to protect our stockholders’ interests and to reflect corporate governance best practices:

•
Repricing is not allowed without stockholder approval. Our Equity Incentive Plan prohibits the repricing of outstanding equity awards and the cancellation of any outstanding equity awards that have an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards under our Equity Incentive Plan without prior stockholder approval.

•
Stockholder approval is required for additional shares. Our Equity Incentive Plan does not contain an annual “evergreen” provision. Our Equity Incentive Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

•
No tax gross ups. Our Equity Incentive Plan prohibits the Company from paying or reimbursing any “gross-up” payments for taxes on the income recognized as a result of the grant, vesting, exercise or sale of any Award.

•
No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than 100% of the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•
Submission of amendments to our Equity Incentive Plan to stockholders. Our Equity Incentive Plan requires stockholder approval for material amendments to our Equity Incentive Plan, including, any increase in the number of shares reserved for issuance under our Equity Incentive Plan.

•
Flexibility in designing equity compensation scheme. Our Equity Incentive Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, RSUs, PVUs, other stock awards and performance cash awards. By providing this flexibility, we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•	Clawback. Any performance-based Awards granted under our Equity Incentive Plan are subject to recoupment in accordance with the Company’s Clawback Policy.

•	Limited term for options and SARs. Our Equity Incentive Plan limits the term of options and stock appreciation rights to seven years.

•	Individual limits.

◦
No individual associate may be granted more than one million five hundred thousand (1,500,000) shares subject to any performance-based stock Awards in any given fiscal year. In addition, no individual associate may be granted more than one million five hundred thousand (1,500,000) shares subject to options or SARs (or any combination of options and SARs) in any given fiscal year. For performance-based cash Awards, no individual associate may receive more than two million ($2,000,000) dollars in any given fiscal year. The performance period for Performance-Based Awards under the Equity Incentive Plan is the period of time selected by the C&LDC or the Board over which the attainment of one or more performance goals (as described below) will be measured, which we call the performance period.

◦
In addition, the maximum number of shares of subject to stock Awards granted under the Equity Incentive Plan or otherwise during any given fiscal year to any non-employee Director for service on the Board, taken together with any cash fees paid by the Company to such non-employee Director with respect to such fiscal year for service on the Board, will not exceed three hundred thousand dollars ($300,000) in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes). The Board may make exceptions to such limit for individual non-employee Directors in extraordinary circumstances (for example, to compensate a Director for interim service in the capacity of an officer of the Company), as the Board may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

•	Eligibility. All associates and non-employee Directors of the Company and its subsidiaries, as determined by our C&LDC are eligible to participate in the Equity Incentive Plan.

•
Types of Awards. The Equity Incentive Plan provides for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, RSUs, other stock-based awards, as well as performance-based stock awards and performance-based cash awards on achievement of objective performance goals.

•	Performance-based Awards.

◦
The Equity Incentive Plan allows us to grant performance-based Awards that may qualify as performance-based compensation that is not subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the IRC. Performance-based Awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance criteria and performance Goals described below. The length of any performance period, the performance criteria and the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our C&LDC, except that our Board also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the IRC.

◦
In granting a performance-based Award intended to qualify as “performance-based compensation” under Section 162(m) of the IRC, our C&LDC will set a period of time, or a performance period, over which the attainment of one or more performance goals, will be measured. Within the time period prescribed by Section 162(m) of the IRC, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), our C&LDC will establish the performance goals, based upon one or more performance criteria enumerated in the Equity Incentive Plan and described below. As soon as administratively practicable following the end of the performance period, our C&LDC will confirm whether the performance goals have been satisfied.

•
Performance Criteria. The performance criteria that the C&LDC may use to establish performance goals may be based on any one of, or combination of, the following as determined by the C&LDC or the Board: (i) income or earnings (before or after taxes), (ii) operating income or operating income after taxes; (iii) earnings per share or earnings per share growth; (iv) sales, net sales, sales growth, total revenue, or revenue growth; (v) product revenue; (vi) pre-tax profit or pre-tax or pre-bonus, pre-tax operating profit; (viii) operating profit or net operating profit; (ix) return measures (including, but not limited to, return on assets, return on investment, return on capital, return on capital employed, return on invested capital, return on equity, sales, or revenue); (x) shareholder’s equity or average stockholder’s equity; (xi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, cash flow per share and cash flow return on investment); (xii) earnings before or after taxes, interest or depreciation; (xiii) earnings before or after taxes, interest, depreciation, and amortization; (xiv) margin (including gross or operating margins), (xv) economic value added (or an equivalent metric); (xvi) share price, share price performance, share price return or relative share price (including, but not limited to, growth measures and total shareholder return), (xvii) market share or change in market share, (xviii) expense or cost reduction goals; (xix) customer retention or satisfaction; (xx) working capital targets or improvement in or attainment of working capital goals; (xxi) debt reduction; (xxii) debt reduction or debt levels; (xxiii) capital expenditures; (xxiv) workforce diversity; (xxv) reduction in billings; and (xxvi) to the extent that an Award is not intended to comply with Section 162(m) of the IRC, other measures of performance determined by the C&LDC or the Board.

•
Performance Goals. The one or more goals established by the C&LDC or the Board for the performance period based upon the performance criteria may be measured with respect to the Company or any one or more of its subsidiaries and either in absolute terms or as compared to another company or companies or the performance of one or more relevant indices. Unless specified otherwise by the C&LDC or the Board (i) in the award agreement at the time the Award is granted or (ii) in such other document setting forth the performance goals at the time the performance goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to GAAP; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under GAAP; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under GAAP ; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under GAAP.

•
Fixed date of grant. The grant date for stock Awards under the Equity Incentive Plan are fixed as follows: (a) for annual Awards to participants who are current employees, the 14th day of March of each year, or if the 14th falls on a weekend or a holiday, the immediately preceding business day in March; (b) for one-time Awards made to newly-hired employees, the 10th business day of the calendar month following the new employee’s date of hire; (c) for one-time Awards made to existing employee participants who are promoted and determined entitled to an Award, the 3rd business day following the release of quarterly earnings which occurs immediately following the effective date of the promotion; (d) for annual Awards made to non-employee Directors, the close of each annual meeting of the Company’s stockholders at which the non-employee Director is nominated for reelection and is so elected by the stockholders; (e) for Awards, other than annual Awards, made to non-employee Directors appointed by the Board at any time prior to the next annual meeting of stockholders (e.g. an appointment to fill a vacancy on the Board), the first day of attendance by such newly-appointed non-employee Director at the first to occur of a Board meeting or a meeting of any of the Board’s standing Committees; and (f) any date designated by the C&LDC as the date as of which an Award is granted, which shall not be earlier than the date on which the C&LDC approves the granting of such Award.

•
Changes in capital structure. In the event of any any “equity restructuring,” as defined under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (or any successor thereto), including but not limited to, any large or extraordinary dividend payable in capital stock, stock split, share combination, large or extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Equity Incentive Plan, such adjustment shall be made in the number and/or class of shares which may be delivered under the Plan (including adjustment to the annual limits on Awards that may be granted to any one participant under the Equity Incentive Plan), and in the number and/or class of and/or price of Shares subject to outstanding stock Awards granted under the Equity Incentive Plan, as is necessary to equalize a stock Award’s value before and after an equity restructuring, and provided that the number of shares subject to any stock Award shall always be a whole number. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, or other change in the corporate structure of the Company that does not constitute such an equity restructuring, the C&LDC may make such adjustment, if any, as it deems appropriate in the number and/or class of and/or price of Shares subject to outstanding Awards granted under the Plan.

•
Amendment and termination. The Board or the C&LDC may alter, amend or terminate the Equity Incentive Plan, at any time and for any reason. However, without further stockholder approval, no alteration or amendment can (a) materially increase the benefits accruing to participants under the Equity Incentive Plan, (b) increase the number of securities which may be issued under the Equity Incentive Plan, or (c) materially modify the requirements as to eligibility for participation in the Equity Incentive Plan. However, stockholder approval is not required if such approval is not required in order to assure the Equity Incentive Plan's continued qualification under Rule 16b-3 promulgated under the Exchange Act.

Plan Benefits
Awards to be Granted Under the Equity Incentive Plan

NAME OF INDIVIDUAL OR GROUP	DOLLAR VALUE ($)		RSUs (#)	PVUs (#)
Matthew L. Hyde (1)	-		-	-
Jeffrey L. Lasher (1)	-		-	-
Barry Kelley (1)	-		-	-
Paul Rutenis (1)	-		-	-
Named Executive Officers, as a group (1)	-		-	-
All Director nominees who are not Executives, as a group (2)	455,000	(3)	-	-

(1) Under the terms of the Equity Incentive Plan, annual equity awards are granted in March. Accordingly, awards to eligible associates, including our Executives, were granted in March 2017, and are presented in the table below. Annual awards will next be granted in March 2018. The amount of awards granted to eligible associates is at the discretion of our C&LDC. As a result, additional equity award amounts that will be received by or allocated to eligible associates under the Equity Incentive Plan are not determinable. For additional information, see “Compensation Discussion and Analysis-Elements of Executive Compensation-Long-Term Incentive Plan (Equity)”.
(2) Each of the six incumbent non-employee Director nominees who are reelected to the Board will receive an equity grant with a value of $65,000 as of the date of the Annual Meeting. This table assumes that all six incumbent non-employee Directors are reelected to the Board. The equity grant to be made as of the date of the Annual Meeting will be in the form of RSUs. The RSUs will be valued at the high/low price of trading of the Company’s common stock on the date of the Director’s re-election to the Board and will vest on the earlier of one year following the date of grant or the subsequent year’s annual meeting date. For additional information regarding our current compensation arrangements for non-employee Directors, please see “Non-Employee Director Compensation.”

Awards Granted Under the Equity Incentive Plan
The following table shows the number of shares of common stock underlying unvested RSUs and PVUs and unexercised stock options as of April 12, 2017.

	NUMBER OF SHARES UNDERLYING RSUs GRANTED (#) (1)	NUMBER OF SHARES UNDERLYING PVUs GRANTED (#) (1)	NUMBER OF SHARES UNDERLYING STOCK OPTIONS GRANTED (#) (1)
Named Executive Officer Group (4 persons)	388,606	138,813	279,985
Current Executive Officer Group(2) (4 persons)	388,606	138,813	279,985
Current Non-Employee Director Group (7 persons)	168,857	-	14,191
Current Non-Executive Officer Associate Group(2) (797 persons)	654,792	173,416	1,452,343

(1)
The amount of awards granted under the Equity Incentive Plan to our Executives and other eligible associates are discretionary and are not subject to set benefits or amounts under the terms of the Equity Incentive Plan. Accordingly, total awards that may be granted for the 2018 fiscal year are not determinable until the completion of this fiscal year. For more information, see footnote 1 to the table under “Awards to be Granted Under the Equity Incentive Plan” above.

(2) Based on associates employed by the Company as of April 12, 2017.

The affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual Meeting is required for approval of our Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 5 TO APPROVE THE COMPANY'S EQUITY INCENTIVE PLAN.

☑	PROPOSAL 6: APPROVE THE THE WEST MARINE, INC. AMENDED AND RESTATED STOCK BUYING PLAN
The Stock Buying Plan, upon the recommendation of the C&LDC, was adopted by our Board on April 12, 2017, subject to stockholder approval. The Stock Buying Plan replaces our former plan (as amended, the “Former Associates Stock Buying Plan”). As of April 12, 2017, we had 195,890 shares available for issuance under the Former Associates Stock Buying Plan. The Former Associates Stock Buying Plan is being amended to, among other things, increase the number of shares authorized for issuance by 750,000 shares, for an aggregate of 945,890 shares authorized for issuance under the Stock Buying Plan.
The Stock Buying Plan has been in effect since November 1, 1994, and was established in order to provide eligible associates of the Company and its participating subsidiaries with the opportunity to purchase common stock at a discount through payroll deductions.
The summary of the Stock Buying Plan set forth below is qualified in its entirety by the complete text of the Stock Buying Plan attached as Appendix C to this Proxy Statement. To the extent the description below differs from the Stock Buying Plan text in Appendix C, the text of the Stock Buying Plan governs the terms and provisions of the Stock Buying Plan. Because our Executives are eligible to participate in the Stock Buying Plan, they may be deemed to have a personal interest in the adoption of this Proposal.
Reason to Approve the Stock Buying Plan.
This Stock Buying Plan is intended to encourage eligible associates to remain in the employ of the Company (or any subsidiary which may be designated by the C&LDC as a participating “subsidiary”) and to provide them with an additional incentive to advance the best interests of the Company. With this goal in mind, the Stock Buying Plan is designed to encourage an ownership culture which aligns the interests of our associates with those of our stockholders.

•	The Stock Buying Plan is intended to qualify as an employee stock purchase plan under Section 423 of the IRC.

•	The Stock Buying Plan is not intended to be a benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.
Eligible Associates.
Each associate of West Marine and participating subsidiaries, who has been employed for at least 30 consecutive days, is eligible to participate in the Stock Buying Plan. However, if the associate would, immediately after the grant of an option under the Associates Stock Buying Plan, own stock or hold outstanding options to acquire, 5% or more of the voting stock or value of West Marine or any subsidiary of West Marine, then he or she is not eligible to participate in the Stock Buying Plan. Approximately 3,100 associates are currently eligible to participate in the Stock Buying Plan.
Enrollment, Contributions and Sale of Shares.
Eligible associates elect whether or not to enroll in the Stock Buying Plan during open enrollment periods held in April and October of each year. The enrollment period is for six months and eligible associates are re-enrolled automatically every six months; provided, however, that associates may cancel their enrollment at any time, in accordance with the terms of the Stock Buying Plan. Associate contributions to the Stock Buying Plan are made through payroll deductions. Participating associates may contribute (in whole percentages) from 1% to 10% (not to exceed an amount greater than $25,000 during any calendar year) through payroll deductions, and may increase or decrease the contribution percentage during the next open enrollment period. On the last business day of each April and October, the associate’s payroll deductions are used to purchase shares of West Marine common stock for the associate.

•
Prior to the proposed amendment, there were 195,890 shares of West Marine’s common stock available for issuance under the Stock Buying Plan, which will increase to 945,890 if this proposal is approved, which equals 3.8% of West Marine shares outstanding as of April 3, 2017.

•	Purchased shares are subject to a 12 month holding period, during which time, except for limited circumstances, shares cannot be sold, gifted or otherwise transferred.

•	The maximum aggregate purchase which an associate may make of common stock in a single calendar year is $25,000, based on the stock’s market price on each applicable grant date.

•
The price of the shares purchased will be the lower of (i) 85% of the stock’s market value on the grant date for such option, or (ii) 85% of the stock’s market value on the purchase date for such option.

•	Shares purchased for associates will be deposited into individual brokerage accounts established for each associate.

•
Participation in the Stock Buying Plan terminates when the associate’s employment with West Marine ceases for any reason, the associate withdraws from the Stock Buying Plan or the Stock Buying Plan is terminated or amended such that the associate no longer is eligible to participate.

Administration, Amendment and Termination.
The Stock Buying Plan is administered by the C&LDC which has the authority to control and manage the operation and administration of the Stock Buying Plan. The Board and/or the C&LDC may delegate all matters relating to the administration of the Stock Buying Plan to one or more of the Company’s officers as the Board and/or the C&LDC so determines. The C&LDC may make rules, interpret and determine the meaning and validity of the provisions of the Stock Buying Plan, make computations, and take any other actions to administer the Stock Buying Plan that it considers appropriate to promote West Marine’s best interests and, for the benefit of all participants, to ensure that the Stock Buying Plan remains qualified under Section 423 IRC.
Amendment, Termination, Duration and Change in Control.
The Board, in its sole discretion, may amend, suspend or terminate the Stock Buying Plan at any time. However, the Board may not amend the Stock Buying Plan to either increase the maximum number of shares that may be purchased under the Stock Buying Plan, materially modify the requirements as to eligibility for participation in the Stock Buying Plan, or materially increase the benefits which accrue to participants under the Stock Buying Plan without prior stockholder approval.
In the event of an adjustment event (as defined under the Stock Buying Plan), the Board shall make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Stock Buying Plan and in the maximum number of shares of common stock subject to any option under the Stock Buying Plan.
In the event of a change in control (as defined under the Stock Buying Plan), the Board may (a) permit outstanding options under the Stock Buying Plan to remain outstanding to the next purchase date on the last business day of April or October, as applicable, or such other specific business days as may be established by the C&LDC from time to time prior to an enrollment date, to permit options to expire in accordance with their terms, (b) approve conversion of options under the Stock Buying Plan into options to purchase securities of the successor or surviving entity in connection with a change in control, (c) establish a new purchase date for outstanding options that is prior to a change in control, or (d) terminate outstanding options under the Stock Buying Plan and return amounts then credited to participants’ accounts to participants.
Tax Aspects.
The Stock Buying Plan is intended to qualify under Section 423 of the IRC. Based on management’s understanding of current federal income tax laws, the tax consequences of a purchase of shares of common stock under the Stock Buying Plan are as follows: An associate will not have taxable income when the shares of common stock are purchased for that associate, but income taxes generally will be due when the associate sells or otherwise disposes of stock purchased through the Stock Buying Plan. For shares of common stock that are not disposed of until more than 24 months after the enrollment date under which the shares were purchased, the associate is required to recognize ordinary income equal to the lesser of: (i) the amount of the discount from the market price of the stock on the grant date and (ii) the excess of the amount realized on the sale or disposition of the stock over the purchase price of the shares. Any additional gain or loss recognized on the disposition of the stock will be long-term capital gain or loss. For shares of common stock sold within the 24-month holding period, the amount of discount received from the stock’s market price on the purchase date is taxed at ordinary income rates. An additional gain (or loss) over the stock’s market price on the purchase date is taxed to the stockholder as long-term or short- term capital gain (or loss). The purchase date begins the holding period for determining whether the gain (or loss) is short-term or long-term, and under current capital gain rules, West Marine receives a deduction for federal income tax purposes for the ordinary income an associate must recognize when such associate disposes of stock purchased under the Stock Buying Plan within the 24-month holding period. West Marine does not receive such a deduction for shares of common stock disposed of after the 24-month holding period.
New Stock Buying Plan Benefits.
Benefits under the Stock Buying Plan are not determinable because each participant may decide, within the Stock Buying Plan limits, how much compensation to contribute to the Stock Buying Plan and the share price will ultimately affect how many shares of common stock are purchased under the Stock Buying Plan.

The affirmative vote of a majority of votes cast (in person or by proxy) at the Annual Meeting is required for approval of our Stock Buying Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 6 TO APPROVE THE COMPANY’S STOCK BUYING PLAN.

Summary Compensation Table
The following table sets forth certain information for fiscal years 2016, 2015 and 2014 concerning the compensation for services in all capacities to West Marine and its subsidiaries earned by, awarded to, or paid to our NEOs:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(3)	SIGN-ON BONUS ($)(4)	STOCK AWARDS(9)		NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(7)	ALL OTHER COMPENSATION ($)(8)	TOTAL ($)
				RSU AWARDS ($)(5)	PVU AWARDS ($)(6)
Matthew L. Hyde Chief Executive Officer	2016	600,000	—	401,994	198,002	227,664	6,244	1,433,904
	2015	600,000	—	305,070	152,530	489,780	5,940	1,553,320
	2014	600,000	—	323,204	161,596	—	5,775	1,090,575
Jeffrey L. Lasher(1) Chief Financial Officer	2016	420,000	—	147,393	72,606	95,619	89,579	825,197
	2015	48,462	136,154	181,720	45,430	205,708	25,732	643,206
Barry Kelley Executive Vice President-Stores and Wholesale	2016	339,997	—	147,393	72,606	77,405	13,409	650,810
	2015	336,151	—	125,840	62,920	112,943	19,723	657,577
	2014	320,000	—	133,320	66,660	—	18,258	538,238
Paul Rutenis(2) Executive Vice President-Merchandising, Replenishment and Logistics	2016	400,000	—	147,393	72,606	91,066	85,248	796,313
	2015	146,154	75,000	184,580	46,145	71,583	41,796	565,258

(1)	Mr. Lasher became the CFO effective November 7, 2015 and received a sign-on bonus of $136,154 and an equity award of 22,000 RSUs and 5,500 PVUs.

(2)	Mr. Rutenis became the Executive Vice President-Merchandising, Replenishment and Logistics on August 10, 2015 and received a sign-on bonus of $75,000 and an equity award of 22,000 RSUs and 5,500 PVUs.

(3)	Includes any employee contributions to our 401(k).

(4)	This represents the sign-on bonus for Messrs. Lasher and Rutenis.

(5)
This column shows the aggregate grant date fair value of RSUs granted in each year presented. These amounts are used to calculate accounting expense and do not necessarily represent the actual value that will be realized by the NEOs. For a description of the methodology and assumptions used to determine the amounts recognized in 2016, see Note 2 to our consolidated financial statements set forth in our Annual Report (“2016 Financial Statements”).

(6)
This column shows the aggregate grant date fair value of PVUs granted in each year presented. These amounts are used to calculate accounting expense and do not necessarily represent the actual value that will be realized by the NEOs. For a description of the methodology and assumptions used to determine the amounts recognized in 2016, see Note 2 to our 2016 Financial Statements. Assuming the highest level of the PVU awards granted in 2016, the grant date values would have been $297,004 for Mr. Hyde and $108,910 each for Messrs. Lasher, Kelley, and Rutenis. In February 2017, the C&LDC determined that threshold performance had been achieved in 2016. For more information, see "Compensation Discussion and Analysis–Elements of Executive Compensation-Long-Term Incentive Plan (Equity)."

(7)
Amounts for 2016 represent a performance cash bonus earned for our 2016 Fiscal Year, paid in 2017. Amounts for 2015 represent a performance cash bonus earned for our 2015 Fiscal Year, paid in 2016. No annual performance cash bonus was earned in 2014. For more information see "Compensation Discussion and Analysis–Elements of Executive Compensation-Short-Term Incentive Plan (Annual Bonus)."

(8)	The amounts reported as All Other Compensation for 2016 consist of the following:

NAME	401(k) PLAN MATCHING ($)	EXECUTIVE RELOCATION ($)	LIFE INSURANCE PREMIUMS ($)	PAYOUT OF ACCRUED PAID-TIME-OFF ($)
Matthew L. Hyde	6,244	—	—	—
Jeffrey L. Lasher	—	89,579(a)	—	—
Barry Kelley	5,185	—	1,686	6,538
Paul Rutenis	—	83,138(b)	2,110	—

(a)
On September 4, 2015, the Board approved Mr. Lasher's employment offer, which included reimbursement of reasonable relocation expenses for his move from Colorado to the greater Watsonville, California area. This amount represents the relocation expenses for 2016.

(b)
On May 21, 2015, the Board approved Mr. Rutenis' employment offer, which included reimbursement of reasonable relocation expenses for his move from Fort Worth, Texas to the greater Watsonville, California area. This amount represents the relocation expenses for 2016.

Grants of Plan-Based Awards in 2016
The following table sets forth information regarding certain plan-based awards granted to our NEOs during our 2016 Fiscal Year.

NAME	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			STOCK AWARDS
				EQUITY AWARD GRANT DATE	EQUITY AWARD DATE APPROVED(2)	ESTIMATE FUTURE PAYOUTS OF PVUs UNDER EQUITY INCENTIVE PLAN AWARDS(3)			AWARDS OF RSUs UNDER EQUITY INCENTIVE PLAN (#Sh)(4)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(5)
	Threshold ($)	Target ($)	Maximum ($)			Threshold (#Sh)	Target (#Sh)	Maximum (#Sh)
Matthew L. Hyde	120,000	600,000	1,200,000	March 14, 2016	February 19, 2016	10,761	21,522	32,283	43,695	599,996
Jeffrey L. Lasher	50,400	252,000	504,000	March 14, 2016	February 19, 2016	3,946	7,892	11,838	16,021	220,000
Barry Kelley	40,800	204,000	408,000	March 14, 2016	February 19, 2016	3,946	7,892	11,838	16,021	220,000
Paul Rutenis	48,000	240,000	480,000	March 14, 2016	February 19, 2016	3,946	7,892	11,838	16,021	220,000

(1)
The Company achieved threshold performance and, therefore, an annual performance bonus was earned in 2016 and is reported in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column. For more information, see "Compensation Discussion and Analysis–Elements of Executive Compensation-Short-Term Incentive Plan (Annual Bonus)."

(2)
The C&LDC met and approved the equity awards on February 19, 2016, but the awards were effective as of March 14, 2016 in accordance with the terms of our Equity Incentive Plan and Equity Award Grant Policy, with grant date fair value determined as of the effective date.

(3)
Represents the number of PVU awards at the threshold, target and maximum levels equaling 50%, 100% and 150%, respectively. If the performance threshold is achieved, the PVUs vest in three annual installments of 33%, 33% and 34% on each anniversary of the grant date. The Company achieved the threshold performance target in 2016. For more information, see "Compensation Discussion and Analysis–Elements of Executive Compensation-Long-Term Incentive Plan (Equity)."

(4)	RSU awards vest in three annual installments of 33%, 33% and 34% on each anniversary of the grant date.

(5)
Represents the aggregate grant date fair value of the PVU and RSU awards. For a description of the methodology and assumptions used to determine the grant date fair market value, see Note 2 to the 2016 Financial Statements.

West Marine made no material modifications to any outstanding equity-based awards during the 2016 Fiscal Year (e.g., repricing, extension of exercise periods or change of vesting or forfeiture conditions). As previously reported, in March 2017, the Company amended the Former Equity Plan to provide for the accrual of declared dividends on RSU and PVU awards, including unvested awards outstanding at the time of the amendment, with payout of any such dividends to occur only if and when the awards vest.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding stock options and outstanding RSU and PVU awards held by our NEOs as of December 31, 2016.

NAME	OPTION AWARDS			STOCK AWARDS

	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE (1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(5)	NUMBER OF UNEARNED PVUs THAT HAVE NOT VESTED (#)	MARKET VALUE OF UNEARNED PVUs THAT HAVE NOT VESTED ($)(5)
Matthew L. Hyde	—	—	—	43,695(2)	457,487	21,522(3)	198,002
	—	—	—	17,867(2)	187,067
				6,218(4)	65,100
	—	—	—	9,067(2)	94,931
	26,667	11.69	June 3, 2020	—	—	—	—
	100,000	11.84	July 16, 2019	—	—	—	—
Jeffrey L. Lasher	—	—	—	16,021(2)	167,740	7,892(3)	72,606
				14,740(2)	154,328
	—	—	—	2,564(4)	26,845
Barry Kelley	—	—	—	16,021(2)	167,740	7,892(3)	72,606
	—	—	—	7,370(2)	77,164
				2,564(4)	26,845
	—	—	—	3,740(2)	39,158	—	—
	8,333	11.69	June 3, 2020	—	—	—	—
Paul Rutenis	—	—	—	16,021(2)	167,740	7,892(3)	72,606
				14,740(2)	154,328
	—	—	—	2,564(4)	26,845

(1)
These stock options are exercisable for a period of seven years from the date of grant, subject to earlier termination. See “Compensation Discussion and Analysis-Executive Summary-Post Employment and Severance Arrangements/No Change-in-Control Agreements" and “NEO Post-Employment Summary Payment Tables” for a description of earlier termination events.

(2)
RSU grants vest in three installments of 33%, 33% and 34% on each anniversary of the grant date. Represents the grant date fair value of the RSU awards. For a description of the methodology and assumptions used to determine the grant date fair market value, see Note 2 to the 2016 Financial Statements. For more information, see "Compensation Discussion and Analysis–Elements of Executive Compensation-Long-Term Incentive Plan (Equity)."

(3)
Represents the number of PVU awards at target level. In February 2017, our C&LDC determined that the threshold performance targets were met and PVUs were earned in 2016. For more information, see "Compensation Discussion and Analysis–Elements of Executive Compensation-Long-Term Incentive Plan (Equity)."

(4)
Represents the number of PVU awards granted in 2015 and earned based on the actual performance level met at 69.6% ROIC rate, less the release of the 1st tranche. Tranche 2 was released in March 2017 and Tranche 3 is scheduled to be released in March 2018.

(5)	Represents the closing market price per share of $10.47 on December 30, 2016 multiplied by the number of shares underlying the award.

Option Exercises and Stock Vested
The following table sets forth information related to the vesting of RSUs and PVUs during the 2016 Fiscal Year. No stock options were exercised by our NEOs during the 2016 Fiscal Year.

NAME	STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)
Matthew L. Hyde	9,067(2)	82,872	(10)
	8,800(3)	77,000	(11)
	11,862(4)	102,962	(12)
Jeffrey L. Lasher	8,524(5)	84,132	(14)
Barry Kelley	2,835(6)	25,912	(10)
	3,630(7)	31,763	(11)
	4,894(8)	42,480	(12)
Paul Rutenis	8,524(9)	75,864	(13)

(1)	Consists of vesting of PVUs granted in 2015 and time-vested RSUs granted in 2013 -2015.

(2)	Consists of 9,067 RSUs vested on June 3.

(3)	Consists of 8,800 RSUs vested on March 3.

(4)	Consists of 3,062 PVUs vested on March 2 and 8,800 RSUs vested on March 2.

(5)	Consists of 1,264 PVUs vested on December 14 and 7,260 RSUs vested on December 14.

(6)	Consists of 2,835 RSUs vested on June 3.

(7)	Consists of 3,630 RSUs vested on March 3.

(8)	Consists of 1,264 PVUs vested on March 2 and 3,630 RSUs vested on March 2.

(9)	Consists of 1,264 PVUs vested on September 15 and 7,260 RSUs vested on September 15.

(10)	Based on a price per share of $9.14, which was the closing price of West Marine's common stock on the NASDAQ Global Market on June 3, 2016, the vesting date.

(11)	Based on a price per share of $8.75, which was the closing share price of West Marine's common stock on the NASDAQ Global Market on March 3, 2016, the vesting date.

(12)	Based on a price per share of $8.68, which was the closing share price of West Marine's common stock on the NASDAQ Global Market on March 2, 2016, the vesting date.

(13)	Based on a price per share of $8.90, which was the closing share price of West Marine's common stock on the NASDAQ Global Market on September 15, 2016, the vesting date.

(14)	Based on a price per share of $9.87, which was the closing share price of West Marine's common stock on the NASDAQ Global Market on December 14, 2016, the vesting date.

NEO POST-EMPLOYMENT SUMMARY PAYMENT TABLES
Executive Top-Hat Severance Plan
Our Top-Hat Severance Plan provides that if the eligible Executive's employment is involuntarily terminated, including a termination by the Company "without cause," or if his or her employment is terminated for "good reason" (either event, a "Termination Without Cause"), such Executive will be entitled to receive certain severance benefits. The amount of payments and the type of benefits provided under the Top Hat Severance Plan vary based on the Executive's position and whether or not the Termination Without Cause occurred in connection with a "Change in Control" (as defined in the Top Hat Severance Plan and the Equity Incentive Plan).
Non-Change in Control Severance Benefits
If the Executive's Termination Without Cause occurs at any time prior to a Change in Control or later than the date that is two years following a Change in Control (each, a "Non-Change in Control Termination"), the Executive is entitled to the following severance benefits:
Cash severance payments

•
A cash severance payment equal to the sum of the Executive's base salary plus the average of the most recent three years annual cash performance bonus actually paid to such Executive (or, if the Executive has been employed for fewer than three years, the most recent three-year average of the annual cash performance bonuses paid by the Company to executives who are similarly situated to the Executive or any other amount determined by the C&LDC or the Board in its discretion) multiplied by 1.5x for the CEO, 1x for Executive Vice Presidents and Senior Vice Presidents, and .5x for Vice Presidents or any other Executives; and

•
An annual cash bonus based on the Company's actual performance for the fiscal year in which the Termination Without Cause occurred, pro-rated based on the number of days the Executive was employed during that fiscal year.

•	Cash severance amounts will be paid in a lump sum on the dates specified in the Severance Plan.

•	The Executive will not be required to seek other employment and no offset of severance payments will be required if the Executive becomes employed by another company.
Continued Medical Benefits
Subject to eligibility for, and the Executive's timely election of, continued coverage under the Company's group health plan pursuant to COBRA, the Company will pay the cost of continued coverage for medical dental, optical and mental health benefits (collectively, "Medical Benefits") for the Executive and the Executive's eligible dependents, for 18 months for the CEO, 12 months for Executive Vice Presidents and Senior Vice Presidents, and six months for Vice Presidents and other Executives.
Equity Awards

•
Unvested equity awards that were granted within six months prior to the termination date will be forfeited and all time-vesting equity awards that were not forfeited and otherwise would have vested within 12 months will fully vest (and, for clarity, the portion of any such equity awards that would have vested after such 12-month period will terminate and be forfeited).

•	Vested stock options will be exercisable in accordance with their respective stock option award agreements, which generally provide for exercisability within 90 days following termination.

•
The number of performance-based equity awards that will vest will be based on the actual performance achieved by the Company and will be pro-rated based on the number of days that the Executive was employed during the entire vesting period (typically three years). However, if the performance goals have not been determined as of the time of the Executive's Termination Without Cause, the number of performance-based equity awards that will vest will be determined on the date the C&LDC or the Board determines whether and the extent to which the performance goals were met and will be pro-rated as described in the previous sentence.

Outplacement Services
The Company will pay for professional outplacement fees for the Executive for one year up to $20,000.
Change in Control Severance Benefits
If a Change in Control of the Company occurs and the Executive is Terminated Without Cause at any time during the period commencing on the date of the Change in Control and ending on the date that is two years following such Change in Control, the Executive is entitled to receive the payments and benefits described above, except modified as follows:
Cash Severance

•
The cash severance payments with be equal to the sum of the Executives base salary plus his or her target annual performance bonus opportunity, and the multiple will be increased as follows: 2x for the CEO; 1.5x for Executive Vice Presidents; 1x for Senior Vice Presidents and Vice Presidents; and .5x for other Executives.

•	The pro-rata annual cash bonus will be based on the Executive's target annual performance bonus opportunity.

Continued Medical Benefits

•
The period of time to cover Medical Benefit costs for the Executive and the Executive's eligible dependents is extended as follows: 18 months for the CEO and Executive Vice Presidents; and 12 months for Senior Vice Presidents, Vice Presidents and other Executives.

Equity Awards

•
Upon a Change in Control where the successor company fails to continue, assume or substitute a Executive's outstanding equity awards (and irrespective of whether a Executive has been Terminated Without Cause), all of the Executive's time-based outstanding equity awards will fully vest and for performance-based equity awards, if the performance goals have been completed and determined, the number of performance-based equity awards to be received by a Executive will be based on the actual performance achieved and will fully vest upon the date of the Change-in-Control date. However, if satisfaction of the performance goals has not been determined, the performance goals will be treated as if they were achieved at target level of performance and that number of the Executive's performance-based equity awards will fully vest. None of these equity awards will be pro-rated.

•
Upon a Change in Control where the successor company continues, assumes or substitutes equity awards, but the Executive is Terminated Without Cause within 24 months following the Change in Control, all equity awards will be treated as set forth in the immediately preceding paragraph, except the Executive may exercise vested stock options for the period of time set forth in the award agreement (typically, 90 days) and other vested equity awards will be settled by the date the Executive's "Release Agreement" becomes effective and can no longer be revoked.

Other Provisions
Severance payments and benefits to an Executive are subject to the Executive's compliance with the other terms and conditions of the Severance Plan.
In general, the Company's obligation to provide benefits under the Top-Hat Severance Plan in the event of a Termination Without Cause is conditioned upon the Executive executing a Release Agreement which contains provisions releasing all claims against the Company and for the Executive to comply with applicable confidentiality, non-solicitation and non-disparagement covenants.
If the payments and benefits otherwise payable to an Executive under the Top-Hat Severance Plan would constitute excess parachute payments within the meaning of Section 280G of the IRC, as amended, then the Company will reduce such payments and benefits to an amount that would avoid any excise taxes under Section 4999 of the IRC, provided that such reduction would provide the Executive with a greater net after-tax benefit than would no reduction.
The following tables summarize the compensation and benefits each of Messrs. Hyde, Lasher, Kelley and Rutenis would have been entitled to receive under the Top-Hat Severance Plan if his employment with West Marine had terminated as of December 31, 2016. In addition, under the Top-Hat Severance Plan, Messrs. Hyde, Lasher, Kelley and Rutenis, upon a termination without cause or for good reason, each has the right for a period of 90 days to continue to exercise any stock options that are vested on the date of the termination or resignation for good cause, as applicable. Potential exercise of stock options is not reflected in the tables.
The tables do not include amounts payable under the deferred compensation plan, the 401(k) plan or the employee benefit plans in which associates are eligible to participate on a non-discriminatory basis (e.g., Stock Buying Plan, group term life, accidental death and disability and long-term disability). For more information see "Compensation Discussion and Analysis–Post Employment and Severance Arrangements /No Change-in-Control Agreements" on page 43 of this Proxy Statement.

Matthew L. Hyde	EXECUTIVE BENEFIT AND PAYMENTS UPON TERMINATION	VOLUNTARY TERMINATION	NON CHANGE IN CONTROL TERMINATION	FOR CAUSE TERMINATION	CHANGE IN CONTROL WITH INVOLUNTARY TERMINATION	DEATH
	Compensation:
	Base Salary(1)	—	$900,000	—	$1,200,000	—
	Bonus(2)	—	$900,000	—	$1,200,000	—
	Benefits and Perquisites:
	Accrued vacation pay	$57,369	$57,369	$57,369	$57,369	$57,369
	Company-paid COBRA	$—	$22,578	$—	$22,578	$—
	Outplacement services(3)	$—	$20,000	$—	$20,000	$—
	Total:	$57,369	$1,899,947	$57,369	$2,499,947	$57,369

Jeffrey L. Lasher	EXECUTIVE BENEFIT AND PAYMENTS UPON TERMINATION	VOLUNTARY TERMINATION	NON CHANGE IN CONTROL TERMINATION	FOR CAUSE TERMINATION	CHANGE IN CONTROL WITH INVOLUNTARY TERMINATION	DEATH
	Compensation:
	Base Salary(1)	—	$420,000	—	$630,000	—
	Bonus(2)	—	$252,000	—	$378,000	—
	Benefits and Perquisites:
	Accrued vacation pay	$21,276	$21,276	$21,276	$21,276	$21,276
	Company-paid COBRA	$—	$17,791	$—	$26,687	$—
	Outplacement services(3)	$—	$20,000	$—	$20,000	$—
	Total:	$21,276	$731,067	$21,276	$1,075,963	$21,276

Barry Kelley	EXECUTIVE BENEFIT AND PAYMENTS UPON TERMINATION	VOLUNTARY TERMINATION	NON CHANGE IN CONTROL TERMINATION	FOR CAUSE TERMINATION	CHANGE IN CONTROL WITH INVOLUNTARY TERMINATION	DEATH
	Compensation:
	Base Salary(1)	—	$340,000	—	$510,000	—
	Bonus(2)	—	$204,000	—	$306,000	—
	Benefits and Perquisites:
	Life insurance proceeds	—	—	—	—	$750,000
	Accrued vacation pay	$13,092	$13,092	$13,092	$13,092	$13,092
	Company-paid COBRA	$—	$17,869	$—	$26,803	$—
	Outplacement services(3)	$—	$20,000	$—	$20,000	$—
	Total:	$13,092	$594,961	$13,092	$875,895	$763,092

Paul Rutenis	EXECUTIVE BENEFIT AND PAYMENTS UPON TERMINATION	VOLUNTARY TERMINATION	NON CHANGE IN CONTROL TERMINATION	FOR CAUSE TERMINATION	CHANGE IN CONTROL WITH INVOLUNTARY TERMINATION	DEATH
	Compensation:
	Base Salary(1)	—	$400,000	—	$600,000	—
	Bonus(2)	—	$240,000	—	$360,000	—
	Benefits and Perquisites:
	Life insurance proceeds	—	—	—	—	$750,000
	Accrued vacation pay	$6,169	$6,169	$6,169	$6,169	$6,169
	Company-paid COBRA	$—	$24,797	$—	$37,195	$—
	Outplacement services(3)	$—	$20,000	$—	$20,000	$—
	Total:	$6,169	$690,966	$6,169	$1,023,364	$756,169

(1) Our Top Hat Severance Plan does not contain any single-trigger change-in-control provisions and provides for severance payments equal to a percentage of base salary based on the eligible Executive's position with the Company. Base salary for Messrs. Hyde, Lasher, Kelley and Rutenis for the 2016 Fiscal Year

was $600,000, $420,000, $340,000 and $400,000, respectively. Please see "Compensation Discussion and Analysis-Post Employment and Severance Arrangements/No Change-in-Control Agreements" on page 45 of this Proxy Statement for more information on the severance amount calculations based on level and tenure, as well as other information regarding severance, including the mitigation provisions.
(2) Our Top Hat Severance Plan also provides that an eligible Executive in a non-change in control termination will receive a bonus calculated using the average actual bonus earned by that Executive over the previous three years multiplied by a factor based on that Executive's title. The target bonus payout for our 2016 Fiscal Year equals 100% for Mr. Hyde, and 60% for Messrs. Lasher, Kelley and Rutenis, of their respective annual base salaries. Target bonus payout amounts are used in the tables above to illustrate possible payments. Please see "Compensation Discussion and Analysis-Elements of Executive Compensation-Short-Term Incentive Plan (Annual Bonus) - Target Bonus Percentage for NEOs" on page 39 of this Proxy Statement for more information.
(3) Our Top Hat Severance Plan also provides that an eligible Executive in a non-change in control termination or change in control with involuntary termination will receive professional fees for the services incurred in the normal course of a job search with an outplacement organization in an amount not to exceed $20,000, for a period of one year from the date of the Executives termination date.

VIII.	NON-EMPLOYEE AND AFFILIATED DIRECTOR COMPENSATION

Non-Employee Director Compensation
Our Board believes that Director compensation should be competitive with other companies of similar size and performance and that a significant portion be paid in the form of common stock to align the interests of Directors with those of our stockholders.
Our C&LDC generally commissions its Compensation Adviser to conduct a comparative study of non-employee Director compensation biennially. Director compensation for 2015 and 2016 was based on a study performed at the end of 2014 by the Compensation Adviser engaged by FW Cook using the same Peer Group Companies for Director compensation as used for our Executive compensation. The Compensation Adviser's report noted that median peer cash and equity compensation had increased significantly for the Peer Group Companies, reflecting larger cash retainers and equity grants across the peer group. The report further noted that the Company's non-employee Director compensation program was positioned near the 25th percentile of the peer group in terms of total annual compensation value, with cash compensation positioned just below the peer group median and the annual equity component positioned near the 25th percentile. The Compensation Adviser juxtaposed this equity position against the peer group's stock ownership requirements, noting that West Marine's stock ownership requirements of 6x the Director's annual retainer was more rigorous than that of the peer group, which ranged from 1x to 5x, and therefore fell above the peer group's 75th percentile. Given these results, the Compensation Adviser recommended increases in the value of equity awards to all Board members and to the Board and its Committees' leadership, to bring compensation more in line with peer companies. Although the Compensation Adviser recommended an increase in Board compensation, the Board rejected such increases after considering the challenging financial results the Company was experiencing through its transition to a broader waterlife outfitter. As a result, the Board's compensation remained static for 2015 and 2016 as follows:

DIRECTOR COMPENSATION ITEM	FISCAL YEAR 2016 DIRECTOR COMPENSATION
Board Retainer (1)	• $40,000(2)
Board Meeting Fee	• No fees up to seven scheduled (plus two unscheduled) meetings • $2,000 per any additional meeting
Board Chair Retainer	• $50,000
Compensation and Leadership Development Committee Retainer	• Member: $7,500 • Chair: $15,000
Nomination and Governance Committee Retainer	• Member: $5,000 • Chair: $10,000
Audit and Finance Committee Retainer	• Member: $13,000 • Chair: $20,000
Annual Equity Grant(3)	• $50,000
_____________________

(1)	All annual Board and Committee retainers are paid in quarterly installments.

(2)
For the 2016 Fiscal Year, Mr. Repass' retainer was $43,680. Mr. Repass' annual retainer differed because he receives medical benefits from the Company as provided to other associates on a non-discriminatory basis, and as a result, he received the minimum annual wage increase required under applicable California law to comply with exempt classification.

(3)	All equity awards are granted in accordance with the following terms:

•	Granted on the date of each annual meeting.

•	Granted in the form of RSUs.

•
Following the 2016 Annual Meeting, Directors were no longer able to elect up to 50% of equity awards in the form of stock options. As a result, all Directors, except Mr. Repass, received RSUs which vest on the earlier of one year following the date of grant or the subsequent year's annual meeting date. Mr. Repass elected to receive 50% of equity awards in the form of stock options.

Expense Reimbursement
Travel Reimbursement: Our independent Directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred by them that are incidental to their Committee and Board service.
Medical Benefits: Independent Directors are not eligible to participate in our health plan.
Merchandise Discounts: For his or her term, a Director may participate in the merchandise discount program which is made available to all associates. Additionally, this benefit is extended for the independent Director's lifetime after five years of service on our Board.
Our CEO, receives no separate compensation for serving on the Board.

Non-Employee Director Summary Compensation Table
The following table sets forth certain information for our 2016 Fiscal Year, concerning the compensation for services in all capacities to West Marine and its subsidiaries earned by, awarded to, or paid to Mr. Repass and the independent Directors.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)(1)	TOTAL ($)
Barbara L. Rambo	90,000	49,993	—	139,993
Randolph K. Repass	43,680	24,992	24,966	93,638
Dennis F. Madsen	60,000	49,993	—	109,993
James F. Nordstrom, Jr.	52,500	49,993	—	102,493
Robert D. Olsen	60,000	49,993	—	109,993
Alice M. Richter	63,000	49,993	—	112,993
Christiana Shi	60,500	49,993	—	110,493

(1)
These two columns show the aggregate grant date fair value of RSUs and stock options granted in 2016 to our non-employee Directors. These amounts are used to calculate accounting expense and do not necessarily represent the actual value that will be realized by our non-employee Directors. For a description of the methodology and assumptions used to determine the amounts recognized in 2016, see Note 2 to the 2016 Financial Statements.

The following table sets forth information regarding stock options and RSU awards held by Directors (other than our CEO, Matthew L. Hyde) and outstanding as of December 31, 2016:

	OPTION AWARDS				RESTRICTED STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYINGUNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) NONEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES THAT HAVE NOT VESTED($)(1)
Barbara L. Rambo	—	—	—	—	5,561	58,224
Randolph K. Repass	—	10,123(2)	8.99	May 26, 2023	2,780	29,107
Dennis F. Madsen	—	—	—	—	5,561	58,224
	4,664	—	12.33	May 17, 2019	—	—
	2,027	—	9.87	May 17, 2019	—	—
James F. Nordstrom, Jr.	—	—	—	—	5,561	58,224
Robert D. Olsen	—	—	—	—	5,561	58,224
Alice M. Richter	—	—	—	—	5,561	58,224
Christiana Shi	—	—	—	—	5,561	58,224

(1)
Based on a price per share of $10.47 which was the closing share price of our common stock on the NASDAQ Global Market on December 30, 2016 (i.e, the last trading day of the 2016 Fiscal Year, as December 31, 2016 fell on a Saturday).

(2)
Prior to the change in 2016 (whereby Directors are no longer able to elect to receive up to 50% of their annual equity award grants in the form of stock options), Mr. Repass elected to receive 50% in RSUs and 50% in stock options. The stock options will vest the earlier of either the one-year anniversary of the grant date or the Company's annual stockholder meeting date following the grant date.

IX.	OTHER INFORMATION

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information about West Marine’s equity compensation plans as of December 31, 2016. All outstanding awards relate to West Marine’s common stock.

	(a)	(b)	(c)
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (#)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a) (#)
Equity compensation plans/arrangements approved by securityholders	518,529 (1)	$10.91 (1)	959,702 (2)
Equity compensation plans/arrangements not approved by securityholders	—	—	—

(1)
Pertains to stock options outstanding under the Equity Incentive Plan. Does not include 422,598 RSUs issued under the Equity Incentive Plan. Also does not include purchase rights accruing under the Stock Buying Plan as the number of shares issuable and the exercise price under that Plan will not be determinable until the end of the current offering period, April 30, 2017.

(2)
Consists of shares of common stock reserved for future issuance under the Equity Incentive Plan. Does not include 195,890 shares of common stock currently reserved for issuance under the Stock Buying Plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table indicates, as to (i) each person who is known to own beneficially 5% or more of the outstanding shares of our common stock, (ii) each Director, (iii) each NEO and (iv) all Directors and current executive officers as a group, the number of shares and percentage of common stock beneficially owned as of April 3, 2017. As of the close of business on April 3, 2017, there were outstanding 25,087,571 shares of common stock of West Marine.

	COMMON STOCK BENEFICIALLY OWNED AS OF APRIL 3, 2017(1)
BENEFICIAL OWNER	NUMBER OF SHARES		PERCENT
Randolph K. Repass	6,501,286	(2)	25.9%
Matthew L. Hyde	221,823	(3)	*
Jeffrey L. Lasher	12,149	(4)	*
Barry Kelley	84,940	(4)	*
Paul Rutenis	13,224	(4)	*
Dennis F. Madsen	34,205	(5)	*
James F. Nordstrom, Jr.	19,683	(5)	*
Robert D. Olsen	19,683	(5)	*
Barbara L. Rambo	35,495	(5)	*
Alice M. Richter	37,871	(5)	*
Christiana Shi	27,590	(5)	*
All Directors and current executive officers as a group (11 persons)	7,007,949	(6)	27.5%
Dimensional Fund Advisors LP	2,097,189	(7)	8.4%
Franklin Resources, Inc.	2,039,905	(8)	8.1%
BlackRock, Inc.	1,795,613	(9)	7.2%
Royce & Associates, LLC	1,306,947	(10)	5.2%

*	Less than one percent.

(1)
Except as otherwise noted, each person has sole voting and investment power over the common stock shown as beneficially owned, subject to community property laws where applicable. References to vest within 60 days are measured from April 3, 2017.

(2)
The address of Mr. Repass is 500 Westridge Drive, Watsonville, California 95076. Includes 234,600 shares held by Mr. Repass’ spouse, 277,715 shares held in trust for Mr. Repass’ younger adult son, 147,800 shares held in trust for Mr. Repass' older adult son, 40,400 shares held in trust for the benefit of Mr. Repass’ grandchildren, 801,383 shares held in a grantor retained annuity trust and 358,201 shares held by the Repass-Rodgers Family Foundation Inc. Mr. Repass has sole voting power with respect to 5,452,400 shares and sole dispositive power with respect to 6,266,686 shares and is deemed to have shared voting and dispositive power with respect to 234,600 shares. Includes stock options exercisable within 60 days to purchase 10,123 shares. Includes 2,780 restricted stock units that vest on May 26, 2017. Mr. Repass disclaims beneficial ownership of all shares attributed to his spouse and all shares held by the Repass-Rodgers Family Foundation.

(3)	Includes stock options exercisable within 60 days to purchase 126,667 shares. Includes 87,717 RSUs and 7,439 PVUs that vest within 60 days.

(4)
Includes stock options exercisable within 60 days to purchase shares as follows: Barry Kelley, 30,833 shares. Includes RSUs that vest within 60 days as follows: Jeffrey L. Lasher, 8,150; Barry Kelley, 27,657 shares; and Paul Rutenis 8,147 shares. Includes PVUs that vest within 60 days as follows: Jeffrey L. Lasher, 2,155; Barry Kelley, 2,851 shares; and Paul Rutenis 2,136 shares.

(5)
Includes stock options exercisable within 60 days to purchase shares as follows: Dennis F. Madsen, 6,691 shares. Includes RSUs that vest on May 26, 2017 as follows: Dennis F. Madsen, 5,561 shares; James F. Nordstrom, Jr., 5,561 shares; Robert D. Olsen, 5,561 shares; Barbara L. Rambo, 5,561 shares; Alice M. Richter, 5,561 shares; and Christiana Shi, 5,561 shares.

(6)	Includes stock options exercisable within 60 days to purchase 174,314 shares. Includes 167,817 RSUs and 14,581 PVUs that vest within 60 days.

(7)
The information contained in the table and this footnote with respect to Dimensional Fund Advisors LP is based solely on a statement on Schedule 13G/A filed February 9, 2017, reporting beneficial ownership as of December 31, 2016, by Dimensional Fund Advisors LP to the effect that (a) it has sole dispositive power over all of the reported shares and (b) it has sole voting power over 2,035,856 shares. The business address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(8)
The information contained in the table and this footnote with respect to Franklin Resources, Inc. is based solely on a statement on Schedule 13G/A filed December 12, 2016, reporting beneficial ownership as of November 30, 2016, by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., Franklin Templeton Investments Corp., Templeton Investment Counsel, LLC and Franklin Advisory Services, LLC to the effect that (a) each (directly or indirectly) has dispositive and voting power over these shares to the extent disclosed therein and (b) these shares are held by investment companies or other managed accounts which are advised by subsidiaries of Franklin Resources, Inc. pursuant to investment management contracts which grant to such subsidiaries all investment and voting power over these shares. The business address for Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. is One Franklin Parkway, San Mateo, California 94403-1906. The business address for Franklin Templeton Investments Corp. is 200 King Street West, Suite 1500,

Toronto, Ontario, Canada M5H 3T4. The business address for Templeton Investment Counsel, LLC is 300 S.E. 2nd Street, Fort Lauderdale, Florida 33301 and the business address for Franklin Advisory Services, LLC is 55 Challenger Road, Suite 501, Ridgefield Park, New Jersey 07660.

(9)
The information contained in the table and this footnote with respect to BlackRock, Inc. is based solely on a statement on Schedule 13G filed January 27, 2017, reporting beneficial ownership as of December 31, 2016, by BlackRock, Inc. to the effect that (a) it has sole dispositive power over all of these shares and (b) it has sole voting power over 1,722,872 shares. The business address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(10)
The information contained in the table and this footnote with respect to Royce & Associates, LLC is based solely on a statement on Schedule 13G/A filed January 23, 2017, reporting beneficial ownership as of December 31, 2016, by Royce & Associates, LP to the effect that it has sole dispositive and voting power over all of these shares. The business address for Royce & Associates, LLC is 745 Fifth Avenue, New York, New York 10151.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires executive officers and Directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of West Marine common stock with the SEC. Executive officers, Directors and greater than 10% stockholders are required by SEC regulation to furnish West Marine with copies of all Section 16(a) forms they file.
Based solely on a review of copies of such reports received by West Marine, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the period from January 3, 2016 to December 31, 2016, our NEOs, Directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a).
OTHER MATTERS
As of the date of this Proxy Statement, management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the proxy.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement includes “forward-looking statements,” including statements concerning earnings expectations and statements that are predictive or express expectations that depend on future events or conditions that involve risks and uncertainties. Actual results may differ materially from the preliminary expectations expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors, including those set forth in the Annual Report. Except as required by applicable law, we assume no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.

By Order of the Board of Directors
/s/ Pamela J. Fields
Pamela J. Fields, Esq. Secretary
Watsonville, California
April 21, 2017

Appendix A

West Marine
Reconciliations of Non-GAAP Information
Net Income to Earnings Before Interest, Taxes Depreciation and Amortization ("EBITDA")
(Unaudited and in millions)

	52 Weeks Ended		53 Weeks Ended
	December 31, 2016	January 2, 2016	January 3, 2015
GAAP Net Income	$6.5	$4.5	$1.9
Add Back:
Interest Expense	0.4	0.5	0.4
Depreciation and Amortization *	22.0	20.5	18.2
Income Tax Expense	5.1	2.8	2.1
	27.5	23.8	20.7

EBITDA	$34.0	$28.3	$22.6

* Included in cost of goods sold and SG&A. Amortization of deferred financing costs related to our revolving credit facility are included in interest expense.

EBITDA, which is a non-GAAP financial measure, is a supplemental measure to help investors evaluate our fundamental operational performance. EBITDA is calculated as net income (loss) plus interest expense, depreciation and amortization, and income tax expense. EBITDA is not a presentation made in accordance with GAAP, is not a measure of financial performance or condition, liquidity or profitability, and should not be considered as alternatives to (1) net income, operating income or any other performance measures determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments, debt service requirements and replacements of fixed assets. By eliminating interest, income taxes, depreciation and amortization, we believe the result is a useful measure across time in evaluating our fundamental core operating performance. We also believe that EBITDA provides a clearer picture of operating performance of the business, given the significant investments we are making in the growth of the business, by eliminating the effects of depreciation and interest expense.

Our presentation of EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Management believes that the presentation of EBITDA is useful to investors because these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the operating performance of companies in our industry and industries similar to ours. Management also uses EBITDA to evaluate our operations. However, as indicated, EBITDA does not include interest expense on borrowed money, the payment of income taxes, amortization of our definite-lived intangible assets, or depreciation expense on our capital assets, which are necessary elements of our operations. Since EBITDA does not account for these and other expenses, its utility as a measure of our operating performance has limitations. Due to these limitations, management does not view EBITDA in isolation, but also uses other measurements, such as net income and revenues to measure operating performance.

A-1

Appendix B
WEST MARINE, INC.
AMENDED AND RESTATED OMNIBUS EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 12, 2017
APPROVED BY THE STOCKHOLDERS: JUNE 1, 2017

SECTION 1
ESTABLISHMENT, PURPOSE AND DURATION
1.1Establishment of the Plan. West Marine, Inc., a Delaware corporation (the "Company"), previously established the "West Marine, Inc. 1993 Omnibus Equity Incentive Plan,” and the “West Marine, Inc. Nonemployee Director Stock Option Plan,” and merged those plans effective as of March, 2002, which merged plan was amended and restated in its entirety effective May 21, 2008 and May 19, 2011, was subsequently amended on March 30, 2012 and February 21, 2014, was thereafter amended and restated in its entirety to incorporate such amendments effective March 26, 2014, and was thereafter amended and restated on April 26, 2016 and approved by the Company’s stockholders on May 26, 2016, as amended by Amendment #1 dated March 23, 2017 (collectively, the “Prior Plan”). The Prior Plan is hereby amended and restated in its entirety and is effective as of April 12, 2017 (“Effective Date”), subject to the approval by an affirmative vote, at the next meeting of the stockholders of the Company, or any adjournment thereof, of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote at such meeting (the “Plan”). Any awards issued under the Prior Plan, together with the terms and conditions of any award agreement previously issued to any participant under the Prior Plan, shall continue in force and effect under the terms of the Plan. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Unit Awards, Performance Cash Awards, and Other Stock-Based Awards as described in the Plan.
1.2Purpose of the Plan. The purpose of the Plan, through the granting of Awards, is intended to promote the success, and to enhance the value, of the Company by linking the personal interests of Participants to those of Company stockholders, and by providing such Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, to achieve long-term Company objectives, and to enable, if applicable, Awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.
1.3Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 16, until all Shares subject to the Plan have been purchased or acquired pursuant to the provisions of the Plan.
SECTION 2
DEFINITIONS
The following terms shall have the meanings set forth below, unless plainly required by the context:
2.1“Adjustment Event” means any “equity restructuring,” as defined under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (or any successor thereto) including but not limited to, any large or extraordinary dividend payable in capital stock, stock split, share combination, large or extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock.
2.2"Affiliated SAR" means a Stock Appreciation Right that is granted in connection with a related Option, and which will be deemed to automatically be exercised simultaneous with the exercise of the related Option.
2.3“Applicable Law” means the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
2.4"Award" means, individually or collectively, a grant under the Plan of a Stock Award and/or a Performance Cash Award.
2.5“Award Agreement” means a written or electronic agreement, instrument, document or arrangement setting forth the terms and provisions applicable to Awards granted to Participants under this Plan. The Award Agreement is subject to the terms and conditions of the Plan, and in the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern. An Award Agreement shall not require the signature of the Participant and/or the Company. The approval of an Award by the Company, the Committee and/or the Board (in accordance with the Plan), together with notice of the Award to the Participant (which notice may be accomplished through the posting thereof on a website for the Plan), shall be sufficient evidence of the issuance to, and acceptance by, the Participant of the Award reflected in the Award Agreement and/or notice of Award, unless such Participant expressly rejects such Award and/or the Award Agreement in writing. The terms of any Other Company Plan applicable to an Award and this Plan shall be deemed incorporated in and part of the related Award Agreement.
2.6“Beneficiary” means the person designated in accordance with Section 14 of the Plan.
2.7"Board" or "Board of Directors" means the Board of Directors of the Company.
2.8“Cause” means: (i) a breach of any material obligation to the Company or any Subsidiary that is or could reasonably be expected to result in material harm to the Company; (ii) a violation of any significant Company or a Subsidiary’s policy; (iii) a violation of any of the Company’s or a Subsidiary’s operating and/or financial/accounting procedures which results in a material loss to the Company; (iv) an arrest for, conviction of, or a plea of guilty or nolo contendere to, any felony, or to any misdemeanor involving moral turpitude (including forgery, fraud, theft or embezzlement); (v) an arrest for, conviction of, or a plea of guilty or nolo contendere to, any offense involving fraud, dishonesty, breach of trust or money laundering; (vi) engagement in dishonesty, embezzlement, misappropriation or fraud in connection with the business of the Company or any Subsidiary; (vii) stolen property or opportunities of the Company or any Subsidiary; (viii) an assault or battery of an associate or Director of the Company; (ix) failure substantially to perform assigned duties with the Company or any Subsidiary (other than a failure resulting from incapacity due to physical or mental illness or from the assignment of duties that would constitute “good reason” as set forth in any applicable Other Company Plan); or (x) engagement in willful malfeasance, illegal conduct, gross negligence or misconduct demonstrably injurious to the Company or any Subsidiary.
2.9“Change in Control” means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:
(a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of the Company’s Voting Securities in excess of 50% of the Company’s Voting Securities;
(b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than: (i) persons who were members of the Board on the Effective Date of the Plan; and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date of the Plan, provided, however, that any person nominated for election by: (x) a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii); or (y) by persons who were themselves nominated by such Board, shall for this purpose be deemed to have been nominated by a Board composed of persons described in clause (i);
(c) The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the persons who were the respective beneficial owners of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding Voting Securities entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;
(d) The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the persons who were the respective beneficial owners of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity acquiring such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such sale or disposition, as the case may be; or
(e) a complete liquidation or dissolution of the Company.
2.10"Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific section of the Code shall include such section, any valid final or temporary regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.
2.11"Committee" means the Compensation and Leadership Development Committee of the Board or any successor committee appointed by the Board to administer the Plan with respect to grants of Awards, or any subcommittee thereof.
2.12“Common Stock” means the common stock of the Company, par value $0.001 per Share.
2.13"Company" means West Marine, Inc., a Delaware corporation.
2.14 “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code, and successor provisions.
2.15“Date of Grant” means:
(a)           for annual Awards to Participants who are current Employees of the Company, the 14th day of March of each year, or if the 14th falls on a weekend or a holiday, the immediately preceding business day in March; and
(b)           for one-time Awards made to Participants who are newly-hired Employees, the 10th business day of the calendar month following the new Employee’s date of hire; and
(c)           for one-time Awards made to existing Employee Participants who are promoted and whom the Management Committee or the Committee determines are entitled to receive an Award, the 3rd business day following the release of quarterly earnings which occurs immediately following the effective date of the promotion;  and
(d)           for annual Awards made to Non-Employee Directors, the close of each annual meeting of the Company’s stockholders at which the Non-Employee Director is nominated for reelection and is so elected by the stockholders; and

(e)  for Awards, other than annual Awards, made to Non-Employee Directors appointed by the Board at any time prior to the next annual meeting of stockholders (e.g. an appointment to fill a vacancy on the Board), the first day of attendance by such newly-appointed Non-Employee Director at the first to occur of a Board meeting or a meeting of any of the Board’s standing committees; and
(f)  for any other Awards and/or for Awards set forth in subsections (a) through (e) above notwithstanding the dates set forth therein, any date designated by the Committee or the Board as the date as of which an Award is granted, which shall not be earlier than the date on which the Committee or the Board approves the granting of such Award.
2.16"Director" means any individual who is a member of the Board of Directors of the Company.
2.17"Disability" means a permanent and total disability within the meaning of Code Section 22(e)(3).
2.18“Dividend” means an amount equal to any ordinary cash dividends or other cash distributions, other than a cash distribution that constitutes an Adjustment Event, paid by the Company with respect to the Common Stock.
2.19“Dividend Equivalents” means a credit payable in Shares equal to (i) the amount of Dividends paid by the Company multiplied by the number of Shares underlying a Restricted Stock Award, Restricted Stock Unit Award or Performance Stock Unit Award, (ii) divided by the Fair Market Value of the Common Stock on the record date for such Dividends.
2.20“Effective Date” means April 12, 2017, subject to approval by the Company’s stockholders at the Annual Meeting of Stockholders scheduled to be held on June 1, 2017 (or, if the vote on the Plan is accelerated or postponed, such other date on which a stockholders’ meeting to vote to approve the Plan occurs).
2.21"Employee" means any employee of the Company or of the Company's Subsidiaries, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
2.22"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to a specific section or regulation of the Exchange Act shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section or regulation.
2.23"Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date as reflected by composite transactions on the national securities exchange or system upon which such Shares are then listed and/or traded, or if there were no sales on such date, the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee.
2.24“Freestanding SAR" means a Stock Appreciation Right that is granted independently of any Options.
2.25“Full-Value Stock Award” means a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Unit Award, or any Other Stock-Based Award.
2.26"Incentive Stock Option" or "ISO" means an option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.
2.27"Insider" shall mean an individual who, on the relevant date, is a Company Director, Company officer (within the meaning of Rule 16a-1 promulgated under the Exchange Act), or beneficial owner of 10% or more of the outstanding Shares.
2.28“Management Committee” means a committee consisting of the Chief Executive Officer, the Chief Financial Officer and the Vice President of Human Resources, or such other Company officers that the Committee may designate from time to time, to whom the Committee has delegated authority to grant Awards to Employees not constituting Insiders, pursuant to and consistent with the terms of this Plan and Applicable Law.
2.29"Non-Employee Director" shall mean a Director who is an employee of neither the Company nor any Subsidiary (within the meaning of Rule 16b-3(b) promulgated under the Exchange Act).
2.30"Nonqualified Stock Option" or "NQSO" means an option to purchase Shares which is not intended to be an Incentive Stock Option.
2.31"Option" means an Incentive Stock Option or a Nonqualified Stock Option.
2.32"Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee in accordance with the terms of this Plan.
2.33“Other Company Plan” means any Company plan, policy, agreement or guideline adopted by the Company, the Committee or the Board other than this Plan, applicable to an Award.
2.34“Other Stock-Based Award” means a right, granted to a Participant under Section 13, that relates to or is valued by reference to Shares.
2.35“Outstanding Common Stock” means, at any time, the issued and outstanding shares of Common Stock.
2.36"Participant" means an Employee or Non-Employee Director to whom an Award is granted, or who holds (or if applicable, any other person who holds) an outstanding Stock Award granted under the Plan.
2.37“Performance Cash Award” means an award of cash granted pursuant to the terms of Section 11.

2.38“Performance Criteria” means the one or more criteria that the Committee will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee or the Board: (i) income or earnings (before or after taxes), (ii) operating income or operating income after taxes; (iii) earnings per share or earnings per share growth, (iv) sales, net sales, sales growth, total revenue, or revenue growth, (v) product revenue; (vi) pre-tax profit or pre-tax or pre-bonus, pre-tax operating profit, (viii) operating profit or net operating profit; (ix) return measures (including, but not limited to, return on assets, return on investment, return on capital, return on capital employed, return on invested capital, return on equity, sales, or revenue), (x) shareholder’s equity or average stockholder’s equity; (xi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, cash flow per share and cash flow return on investment), (xii) earnings before or after taxes, interest or depreciation; (xiii) earnings before or after taxes, interest, depreciation, and amortization, (xiv) margin (including gross or operating margins), (xv) economic value added (or an equivalent metric); (xvi) share price, share price performance, share price return or relative share price (including, but not limited to, growth measures and total shareholder return), (xvii) market share or change in market share, (xviii) expense or cost reduction goals; (xix) customer retention or satisfaction, (xx) working capital targets or improvement in or attainment of working capital goals, (xxi) debt reduction; (xxii) debt reduction or debt levels; (xxiii) capital expenditures; (xxiv) workforce diversity; (xxv) reduction in billings; and (xxvi) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance determined by the Committee or the Board.
2.39“Performance Goals” mean, for a Performance Period, the one or more goals established by the Committee or the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be measured with respect to the Company or any one or more of its Subsidiaries or one or more of its business units, divisions and either in absolute terms or as compared to another company or companies or the performance of one or more relevant indices. Unless specified otherwise by the Committee or the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under accounting principles generally accepted in the United States; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.
2.40“Performance Period” means the period of time selected by the Committee or the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee or the Board.
2.41"Performance Stock Unit Award" means a Participant’s right to receive a stated number of Shares of Common Stock pursuant to Section 10 of the Plan that is forfeitable by the Participant until the completion of the Period of Restriction or until otherwise determined by the Committee or the Board or in accordance with the Plan. Each Performance Stock Unit Award represents an unfunded and unsecured obligation of the Company.
2.42"Period of Restriction" means, for Stock Awards, the period during which the transfer of Shares of a Stock Award is limited in some way (based on the passage of time, the achievement of one or more Performance Criteria and/or Performance Goals, or upon the occurrence of other events as determined by the Committee or the Board, in its discretion), and/or the Shares are subject to a substantial risk of forfeiture. For Performance Cash Awards, the Period of Restriction means the period during which the transfer of payment with respect to such Performance Cash Award is limited in some way (based on the achievement of one or more Performance Criteria and/or Performance Goals, or upon the occurrence of other events as determined by the Committee or the Board, in its discretion), and the Performance Cash Awards are subject to a substantial risk of forfeiture.
2.43"Restricted Stock Award" means a grant of a stated number of Shares of Common Stock to a Participant pursuant to Section 8 of the Plan that is forfeitable by the Participant until the completion of the Period of Restriction or until otherwise determined by the Committee or the Board or in accordance with the Plan.
2.44Restricted Stock Unit Award” means a Participant’s right to receive a stated number of Shares of Common Stock pursuant to Section 9 of the Plan that is forfeitable by the Participant until the completion of the Period of Restriction or until otherwise determined by the Committee or the Board in accordance with the Plan. Each Restricted Stock Unit Award represents an unfunded and unsecured obligation of the Company.
2.45"Shares" means the shares of Common Stock of the Company.
2.46“Stock Award” means any right to receive Shares granted under the Plan including a Nonqualified Stock Option, an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Unit Award, or any Other Stock-Based Award.
2.47"Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Section 7 including, without limitation, a Freestanding SAR, an Affiliated SAR and a Tandem SAR.
2.48"Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.
2.49“Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.50"Tandem SAR" means a Stock Appreciation Right that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, a SAR shall similarly be cancelled).
2.51“Voting Securities” means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.
SECTION 3
ADMINISTRATION
3.1The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who must be Non-Employee Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board.
3.2Authority of the Committee or the Board. The Committee or the Board shall have full power, except as limited by Applicable Law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions of this Plan: to determine the size and types of Awards and when and how such Awards will be granted; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to determine the number of shares of Common Stock subject to, or the cash value of, an Award; to determine the terms and conditions of each Award Agreement, which need not be identical for each Participant; to construe and interpret the Plan and any or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Section 17 herein) to amend the terms and conditions of any outstanding Stock Award to the extent such terms and conditions are within the discretion of the Committee and/or the Board as provided in the Plan; to construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Committee or the Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective; to settle all controversies regarding the Plan and Awards granted under it, subject to any restrictions contained in this Plan; to accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or Shares may be issued); to submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3 promulgated under the Exchange Act; to approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Committee or Board discretion; provided, however, that a Participant’s rights under any Award will not be materially impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been materially impaired by any such amendment if the Committee or the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of Applicable Law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent (A) to maintain the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Stock Award solely because it impairs the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; (D) to comply with the applicable provisions of any Other Company Plan; or (E) to comply with other Applicable Laws or listing requirements; and generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards. Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan.
3.3Delegation. As permitted by Applicable Law, the Committee or the Board may delegate authority to the Management Committee to grant Awards permitted under this Plan to Employees who are not Insiders, in accordance with such guidelines as the Committee shall set forth at any time or from time to time.
3.4Decisions Binding. All determinations and decisions made by the Committee or the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Committee or the Board shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries, and shall be given the maximum deference permitted by Applicable Law. Such determinations and decisions need not be uniform and may be made by the Committee or the Board selectively among Participants who receive, or are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.
3.5Limitation of Liability. Each member of the Committee and the Board shall be entitled to rely or act in good faith upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, legal counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any Employee of the Company acting on behalf of the Committee, including, without limitation, the Management Committee or any member thereof, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any such Employee of the Company acting on their behalf, shall, to the extent permitted by Applicable Law, be fully indemnified and protected by the Company, pursuant to Section 20 hereof, with respect to any such action, determination, or interpretation.
3.6    Minimum Vesting Requirement of Stock Awards. In addition to any other limitations set forth in the Plan, and notwithstanding any provisions of the Plan to the contrary, Awards granted to Participants under the Plan shall vest over a period that is not less than one year from the Date of Grant (except that this limit need not apply in the event of any Substitute Award or the death or disability of the Participant or as otherwise provided in Section 22). In addition, subject to adjustments, if any, made in accordance with Section 4.3, up to 5% of the aggregate number of Shares authorized for issuance under the Plan may be used for such Awards without regard to the minimum vesting requirements set forth above.
3.7    Exercisability of Stock Awards. Except as otherwise permitted or required under the Plan or any Other Company Plan, any stock-settled Stock Award granted on or after the Effective Date that vests solely on the basis of the passage of time (e.g., not on the basis of achievement of Performance Goals) generally will vest in three equal annual installments over a three (3)-year period following the Date of Grant. This Section 3.7 shall not apply to (i) any Stock Award that becomes vested based on the achievement of Performance Goals, (ii) Stock Awards to Non-Employee Directors, or (iii) Stock Awards involving an aggregate number of Shares of Common Stock not exceeding 10% of the number of Shares available for Stock Awards under the first sentence of Section 4.1 as of the Effective Date.
SECTION 4
SHARES SUBJECT TO THE PLAN
4.1Number of Shares. Subject to adjustment upon the occurrence of an Adjustment Event as provided in Section 4.3, the total number of Shares available for grant under the Plan, including shares subject to Stock Awards previously issued and outstanding under the Prior Plan, may not exceed 11,700,000. These 11,700,000 Shares may be either authorized but unissued or reacquired Shares. The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:
(a)While a Stock Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.
(b)The grant of an Option shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Stock Award.
(c)The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs).
(d)The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option.
(e)The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted.
(f)The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Stock Unit Awards.
(g)Commencing with the Effective Date of this Plan, each grant of a Full-Value Stock Award shall reduce the authorized Share pool by 1.0 Share.

(h)To the extent that a Stock Award is settled in cash rather than in Shares, the Shares reserved for such Award shall not be deducted from the authorized Share pool.
(i)To the extent Shares are withheld from any Stock Award by the Company or tendered by a Participant to pay taxes applicable to any Stock Award, such Shares shall be deducted from the authorized Share pool.
(j)Shares withheld by the Company or tendered by a Participant to pay the exercise price of any Option or SAR shall not be added to the authorized Share pool.
(k)Shares withheld by the Company or tendered by a Participant to satisfy tax-withholding obligations of any Stock Award shall not be added to the authorized Share pool.
(l)All Shares covered by a SAR, to the extent that a SAR is exercised and settled in Shares, whether or not Shares are actually delivered to the Participant upon exercise of the right, shall be deducted from the authorized Share pool.
(m)Any Shares repurchased by the Company using Option exercise proceeds shall not be added to the authorized Share Pool.
(n)Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or the applicable per person limitations for grant to a Participant under Section 5.3 or Section 12.2 below, nor shall Shares subject to a Substitute Award again be available for Awards. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that, Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.
4.2Lapsed Awards. If any Stock Award granted under this Plan is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Stock Award again shall be available for the grant of a Stock Award under the Plan. Without limiting the foregoing, to the extent a Full-Value Stock Award is forfeited prior to the expiration of the applicable Period of Restriction or Performance Period, the same number of Shares shall be added to the authorized share pool as were deducted when such Stock Award first was granted under the Prior Plan or the Plan.
4.3    Adjustments in Authorized Shares. In the event of any Adjustment Event affecting the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, such adjustment shall be made in the number and/or class of Shares which may be delivered under the Plan (including adjustment to the limits contained in Section 12.2), and in the number and/or class of and/or price of Shares subject to outstanding Stock Awards granted under the Plan, as is necessary to equalize a Stock Award’s value before and after an Adjustment Event, and provided that the number of Shares subject to any Stock Award shall always be rounded down to the nearest whole number. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, or other change in the corporate structure of the Company that does not constitute such an Adjustment Event, the Committee or the Board may make such adjustment, if any, as it deems appropriate in the number and/or class of and/or price of Shares subject to outstanding Awards granted under the Plan. Any adjustments made pursuant to this Section 4.2 shall be consistent with Sections 424, 409A and 162(m) of the Code to the extent the Awards subject to adjustment are subject to such Sections of the Code.
SECTION 5
ELIGIBILITY AND PARTICIPATION
5.1Eligibility. Persons eligible to participate in this Plan include all Employees and Non-Employee Directors of the Company and its Subsidiaries, as determined by the Committee.
5.2Actual Participation. Subject to the provisions of the Plan, the Committee or the Board, in its sole discretion, shall select from all eligible Employees and Non-Employee Directors, those to whom Awards shall be granted, and the Committee or the Board, in its sole discretion, shall determine the nature and amount of each Award, subject to the Committee’s or Board’s delegation of its powers, including to the Management Committee, as set forth in this Plan.
5.3Annual Limit on Non-Employee Director Awards. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year to any Non-Employee Director for service on the Board, taken together with any cash fees paid by the Company to such Non-Employee Director with respect to such calendar year for service on the Board, will not exceed $300,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes). The Board may make exceptions to such limit for individual Non-Employee Directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

SECTION 6
STOCK OPTIONS
6.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Non-Employee Directors on the Date of Grant. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant, subject to the Committee’s delegation of powers, including delegation to the Management Committee, as set forth in this Plan. The Committee may grant ISOs, NQSOs, or a combination thereof.
6.2Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions of exercise of the Options, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO, provided that if the Stock Award Agreement does not so specify, the Option shall be a NQSO.
6.3Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion, provided that:
6.3.1Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Option Price shall be not less than one-hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.
6.3.2Incentive Stock Options. In the case of an Incentive Stock Option, the Option Price shall be not less than one-hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant; provided, however, that if at the time the Option is granted, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option Price shall be not less than one-hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant.
6.4Duration of Options. Each Option shall expire at such time as the Committee, in its sole discretion, shall determine; provided, however, that for grants made on or after the Effective Date of this Plan, no Option may be exercised after the expiration of seven (7) years from the date the Option was granted. After the Option is granted, the Committee, in its sole discretion, may extend the maximum term of such Option, provided, however, that on or after the Effective Date of this Plan, no extension shall make the Option exercisable more than seven (7) years after the date the Option was granted.
6.5Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee, in its sole discretion, shall determine or as otherwise set forth in this Plan. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option, subject to any restrictions on acceleration as set forth elsewhere in this Plan.
6.6Payment. Options shall be exercised by the Participant's delivery of a notice of exercise to the Secretary of the Company, to the Company’s designated broker, or to another person designated by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (b) by any other means which the Committee, in its sole discretion, determines to provide legal consideration for the Shares, and to be consistent with the Plan's purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall transfer into the Participant's name, by book entry into Participant’s brokerage account or by causing a Share certificate(s) to be issued to Participant, the number of Shares purchased under the Option(s).
6.7Restrictions on Share Transferability. The Committee may impose restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
6.8Certain Additional Provisions for Incentive Stock Options.
6.8.1Exercisability. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000, or such other limitation required under Section 422(d) of the Code.
6.8.2Termination of Employment. Except as otherwise provided in this Plan or any applicable Other Company Plan, no Incentive Stock Option may be exercised more than three months after the effective date of the Participant's termination of employment for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement permits later exercise. Except as otherwise provided in this Plan or any applicable Other Company Plan, no Incentive Stock Option may be exercised more than one year after the Participant's termination of employment on account of death or Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement permits later exercise.

6.8.3Employees Only. Incentive Stock Options may be granted only to persons who are Employees at the time of grant. Non-Employee Directors shall not be eligible to receive Incentive Stock Options.
6.9Non-Transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as allowed under Section 14. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

SECTION 7
APPRECIATION RIGHTS
7.1Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to an Employee and/or a Non-Employee Director on the Date of Grant. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, and consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs. However, the grant price of any SAR, including Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof, shall be not less than one-hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant of the SAR.
7.2Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.
7.3Exercise of Affiliated SARs. Affiliated SARs shall be deemed to be exercised upon the exercise of the related Options. The deemed exercise of Affiliated SARs shall not necessitate a reduction in the number of related Options.
7.4Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as shall be determined by the Committee, in its sole discretion.
7.5Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, provided, however, that for grants made on or after the Effective Date of this Plan, no SAR may be exercised after the expiration of seven (7) years from the date the SAR was granted..
7.6SAR Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, the conditions of exercise and such other provisions as the Committee, in its sole discretion, shall determine. After a SAR is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option or extend the term of the SAR, subject to any restrictions on acceleration as set forth elsewhere in this Plan, provided, however, that on or after the Effective Date of this Plan, no extension shall make the SAR exercisable more than seven (7) years after the date the SAR was granted.
7.7Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
7.8Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a SAR under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
7.9Non-Transferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under Section 14. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
SECTION 8
RESTRICTED STOCK AWARDS
8.1Grant of Restricted Stock Awards. Subject to the terms and provisions of the Plan, the Committee may grant Restricted Stock Awards to Employees and Non-Employee Directors on the Date of Grant in such amounts as the Committee, in its sole discretion, shall determine.
8.2Restricted Stock Award Agreement. Each Restricted Stock Award granted pursuant to this Plan shall be evidenced by an Award Agreement that shall specify the Period (or Periods) of Restriction, the number of Restricted Stock Shares or Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3Non-Transferability of Restricted Stock Awards. Except as provided in this Plan, Shares of Restricted Stock Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will, the laws of descent and distribution, or as allowed under Section 14. All rights with respect to the Restricted Stock Award granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.
8.4Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on any Restricted Stock Awards as it may deem advisable including, without limitation, Performance Criteria, Performance Goals (Company-wide, divisional, and/or individual), stop-transfer order, and/or such other restrictions under applicable Federal or state securities laws, rules and regulations thereunder or rules of the national securities exchange or system on which the Shares are listed.
8.5Certificate Legend. The Committee may cause a legend or legends to be placed on any such Restricted Stock Award certificates to make appropriate reference to any restrictions that may be applicable to Shares. In addition, during any Period of Restriction, or during any period during which delivery or receipt of a Stock Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to a Stock Award shall remain in the physical custody of the Company or such other person as the Committee may designate.
8.6Removal of Restrictions. Except as otherwise provided in this Plan, Restricted Stock Award grants made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and/or remove any restrictions, subject to the terms of this Plan and any applicable Other Company Plan. After the Shares are released from restrictions, the Participant shall be entitled to have the applicable legend or legends required by Section 8.5 removed from his or her Share certificate.
8.7Voting Rights. During the Period of Restriction, Participants holding Restricted Stock Awards granted hereunder may exercise full voting rights with respect to those Shares unless otherwise provided in the Stock Award Agreement.
8.8Dividends and Dividend Equivalents. Any Dividends and/or Dividend Equivalents paid by the Company to a Participant holding Restricted Stock Awards shall be governed by Section 18 of this Plan.
8.9Return of Restricted Stock to Company. Subject to the applicable Stock Award Agreement and Section 8.6, upon the earlier of (a) the Participant's termination of employment, or (b) the date set forth in the Stock Award Agreement, the Restricted Stock Award for which the Period of Restriction has not lapsed shall revert to the Company and, subject to Section 4.2, again shall become available for grant under the Plan.
SECTION 9
RESTRICTED STOCK UNIT AWARDS
9.1Grant of Restricted Stock Unit Awards. Subject to the terms and provisions of the Plan, the Committee may grant Restricted Stock Unit Awards to Employees and Non-Employee Directors on the Date of Grant in such amounts as the Committee, in its sole discretion, shall determine.
9.2Restricted Stock Unit Award Agreement. Each Restricted Stock Unit Award granted pursuant to this Plan shall be evidenced by an Award Agreement that shall specify the Period (or Periods) of Restriction, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
9.3Non-Transferability of Restricted Stock Unit Awards. Except as provided in this Plan, Restricted Stock Unit Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will, the laws of descent and distribution, or as allowed under Section 14. All rights with respect to the Restricted Stock Award granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.
9.4Restrictions on Share Transferability. The Committee may impose restrictions on any Shares acquired pursuant to any Restricted Stock Unit Award granted under this Section 9 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
9.5Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on any Restricted Stock Unit Awards as it may deem advisable including, without limitation, Performance Criteria, Performance Goals (Company-wide, divisional, and/or individual), stop-transfer order, and/or such other restrictions under applicable Federal or state securities laws, rules and regulations thereunder or rules of the national securities exchange or system on which the Shares are listed.
9.6Removal of Restrictions. Except as otherwise provided in this Plan, Shares underlying each Restricted Stock Unit Award under the Plan shall be issued to the Participant after the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any Period of Restriction shall lapse, and/or remove any restrictions, subject to the terms of this Plan and any Other Company Plan. After the Shares are released from restrictions, the Participant shall be entitled to receive Shares.
9.7Voting Rights. Unless and until the Company provides issuance of Shares in respect of Restricted Stock Units Awards, a Participant holding outstanding Restricted Stock Unit Awards shall not be entitled to exercise any voting rights with respect to such Restricted Stock Unit Awards.

9.8Dividends and Dividend Equivalents. Any Dividends and/or Dividend Equivalents paid by the Company to a Participants holding Restricted Stock Unit Awards granted hereunder shall be governed by Section 18 of this Plan..
9.9Return of Restricted Stock Units to Company. Subject to the applicable Stock Award Agreement and Section 9.6, upon the earlier of (a) the Participant's termination of employment, or (b) the date set forth in the Stock Award Agreement, the Shares underlying the Restricted Stock Unit Award for which the Period of Restriction has not lapsed shall revert to the Company and, subject to Section 4.2, again shall become available for grant under the Plan.
SECTION 10
PERFORMANCE STOCK UNIT AWARDS
10.1 Grant of Performance Stock Unit Awards. Subject to the terms of the Plan, Performance Stock Unit Awards may be granted to Employees and Non-Employee Directors on the Date of Grant. The Committee shall have complete discretion in determining the number of Performance Stock Unit Awards granted to each Participant, subject to the Committee’s delegation of its powers, including to the Management Committee, as set forth in this Plan. With respect to Covered Employees, Performance Stock Unit Awards are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more pre-established Performance Criteria and/or Performance Goals within the meaning of Section 162(m) and the regulations thereunder. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the direction of the Committee.
10.2 Maximum Individual Performance Stock Unit Awards. No Employee may be granted more than the maximum number of Shares set forth in Section 12, which are subject to any combination of Performance Stock Unit Awards in any given calendar year. The maximum payout for any Covered Employee for a Performance Stock Unit Award paid in cash is set forth in Section 12.2.2. The Share amounts in this Section 10.2 are subject to the Share amount set forth in Section 4.1 and the adjustment provisions under Section 4.3. The Committee shall determine the applicable Performance Goals.
10.3 Value of Performance Units/Shares. Each Performance Stock Unit Award shall have an initial value equal to one-hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Shares that will be paid out to the Participants upon vesting. Performance Periods of Performance Stock Unit Awards granted to Insiders shall, in all cases, exceed one (1) year in length, unless the Performance Stock Unit Awards were granted by a committee comprised solely of two or more Non-Employee Directors.
10.4 Earning of Performance Stock Unit Awards. After the applicable Performance Period has ended, the holder of Performance Stock Unit Awards shall be entitled to receive a payout of the number of Shares, if any, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.
10.5 Form and Timing of Payment of Performance Stock Unit Awards. The settlement of any earned Performance Stock Unit Awards shall be made in a single lump sum, within forty-five (45) calendar days following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Stock Unit Awards in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Stock Unit Awards at the close of the applicable Performance Period) or in a combination thereof. Prior to the beginning of each Performance Period, Participants may, in the discretion of the Committee, elect to defer the receipt of any Performance Stock Unit Award payout upon such terms as the Committee shall determine.
10.6 Cancellation of Performance Stock Unit Awards. Subject to the applicable Award Agreement, upon the earlier of (a) the Participant's termination of employment, or (b) the date set forth in the Award Agreement, all remaining Performance Stock Unit Awards shall be forfeited by the Participant to the Company, and subject to Section 4.2, the Shares subject thereto shall again be available for grant under the Plan.
10.7 Performance Stock Unit Award Agreement. Each Performance Stock Unit Award granted pursuant to this Plan shall be evidenced by an Award Agreement that shall specify the Performance Criteria, the Performance Goals, the Performance Period and the Period (or Periods) of Restriction, the number of Performance Stock Unit Award Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
10.8 Non-Transferability of Performance Stock Unit Awards. Performance Stock Unit Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as allowed under Section 14. Further, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.
10.9 Restrictions on Share Transferability. The Committee may impose restrictions on any Shares acquired pursuant to any Performance Stock Unit Award granted under this Section 10 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

10.10Voting Rights. Unless and until the Company provides issuance of Shares in respect of Performance Stock Unit Awards, a Participant holding outstanding Performance Stock Unit Awards shall not be entitled to exercise any voting rights with respect to such Performance Stock Unit Awards.
10.11    Dividends and Dividend Equivalents. Any Dividends and/or Dividend Equivalents paid by the Company to Participants holding Performance Stock Unit Awards granted hereunder shall be governed by Section 18 of this Plan.
10.12 Cancellation of Performance Stock Unit Awards. All Performance Stock Unit Awards for which a Performance Goal has not been met shall not be deemed earned by a Participant. Additionally, if the Performance Goal is met for the applicable Performance Period, but the Participant’s employment is terminated, whether such termination is voluntary or involuntary, prior to the date such Performance Stock Unit Award is distributed to all Participants, unless otherwise determined by the Committee or the Board, the Shares underlying such terminated Participant’s Performance Stock Unit Award shall be forfeited by the Participant immediately upon such termination.
SECTION 11
PERFORMANCE CASH AWARDS
11.1     Grant of a Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 11.2.2) that is payable contingent upon the attainment during a Performance Period of certain Performance Criteria and/or Performance Goals. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Criteria and/or Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Criteria and/or Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion.
11.2     Maximum Individual Performance Cash Awards. No Performance Cash Award may exceed the maximum amount to any Employee set forth in Section 11.2.2 in any given calendar year.
11.3     Form and Timing of Payment of Performance Cash Awards. The Committee or the Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Committee or the Board may specify, to be paid in whole or in part in cash or other property. Any earned Performance Cash Award shall be made in a single lump sum, within forty-five (45) calendar days following the close of the applicable Performance Period.
11.4     Performance Cash Award Agreement. Each Performance Cash Award granted pursuant to this Plan shall be evidenced by an Award Agreement that shall specify the Performance Criteria, the Performance Goals, the Performance Period and the Period (or Periods) of Restriction, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
11.5     Committee and Board Discretion. The Committee and the Board each retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
11.6 Cancellation of Performance Cash Awards. All Performance Cash Awards for which a Performance Criteria and/or Performance Goal has not been met shall not be deemed earned by a Participant. Additionally, if the Performance Criteria and/or Performance Goal is met for the applicable Performance Period, but the Participant’s employment is terminated, whether such termination is voluntary or involuntary, prior to the date such Performance Cash Award is distributed to all Participants, unless otherwise determined by the Committee or the Board, such terminated Participant’s Performance Cash Award shall be forfeited by the Participant immediately upon such termination.
SECTION 12
APPLICATION OF CODE SECTION 162(m)
12.1 Section 162(m) Compliance. Unless otherwise permitted in compliance with Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock).
12.2 Section 162(m) Limitations. At such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, and subject to the provisions of Sections 4.1 and 4.3, the following limitations will apply:
12.2.1    A maximum of one million five hundred thousand (1,500,000) Shares of Common Stock subject to Options or SARs may be granted to any Employee during any fiscal year. A maximum of one million five hundred and thousand (1,500,000) Shares of Common Stock subject to Performance Stock Unit Awards (other than Options or SARs) may be granted to any one

Employee during any one fiscal year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).
12.2.2    The maximum payout with respect to a Performance Cash Award to any one Employee during any one fiscal year is two million ($2,000,000) dollars.

SECTION 13
OTHER STOCK-BASED AWARDS
13.1 Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights and Awards valued by reference to book value of Shares or the performance of specified Subsidiaries.
13.2     Terms and Conditions. The Committee shall determine the terms and conditions of such Other Stock-Based Awards, which may include Performance Criteria and Performance Goals. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 13 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.
13.3 Restrictions on Share Transferability. The Committee may impose restrictions on any Shares acquired pursuant to any Other Stock-Based Award granted under this Section 13 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
13.4     Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on any Other Stock-Based Awards as it may deem advisable including, without limitation, Performance Criteria, Performance Goals (Company-wide, divisional, and/or individual), stop-transfer order, and/or such other restrictions under applicable Federal or state securities laws, rules and regulations thereunder or rules of the national securities exchange or system on which the Shares are listed.
13.5     Removal of Restrictions. Except as otherwise provided in this Plan, if the Other Stock-Based Awards are subject to a Period of Restriction, the Committee, in its discretion, may accelerate the time at which any Period of Restriction shall lapse, and/or remove any restrictions, subject to the terms of this Plan and any Other Company Plan. After the Shares are released from restrictions, the Participant shall be entitled to receive Shares.
13.6     Voting Rights. Unless and until the Company provides issuance of Shares in respect of Other Stock-Based Awards, a Participant holding outstanding Other Stock-Based Awards shall not be entitled to exercise any voting rights with respect to such Other Stock-Based Awards.
13.7     Dividends and Dividend Equivalents. Any Dividends and/or Dividend Equivalents paid by the Company to a Participants holding Other Stock-Based Awards granted hereunder shall be governed by Section 18 of this Plan.
SECTION 14
BENEFICIARY DESIGNATION
As provided in this Section 14, each Participant under the Plan may name a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit and/or who may exercise any vested Stock Award under the Plan following the Participant's death. Each such designation shall revoke all prior designations by the same Participant and must be in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan, any unexercised vested Stock Award may be exercised by the administrator or executor of the Participant's estate.
SECTION 15
DEFERRALS
The Committee, in its sole discretion, may require or permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Stock Unit Awards. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee from time to time.
SECTION 16
RIGHTS OF PARTICIPANTS
Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or any Non-Employee Director’s service with the Company, or any Subsidiary thereof, at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.
SECTION 17
AMENDMENT, SUSPENSION, OR TERMINATION AND REPRICING
17.1 Amendment/Suspension/Termination. The Board or the Committee, in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law; provided, however, that without further stockholder approval, no such alteration or amendment shall (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan; provided, further, that stockholder approval is not required if such approval is not required in order to assure the Plan's continued qualification under Rule 16b-3 promulgated under the 1934 Act; to submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3 promulgated under the Exchange Act to approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Committee or Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Committee or the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements; and generally, to exercise such powers and to perform such acts as the Committee or the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
17.2 No Re-pricing. Notwithstanding anything in the Plan to the contrary, neither the Board nor the Committee shall amend the Plan, or any part thereof, to permit a transaction that would have the effect of repricing an Option or Stock Appreciation Right without obtaining shareholder approval of such amendment. For this purpose “repricing” means (i) any transaction that would have the effect of repricing an Option or Stock Appreciation Right under applicable financial accounting standards, or (ii) with respect to an Option with an exercise price equal to or greater than the Fair Market Value of the underlying stock, either the Company’s cancellation of such Option in exchange for another Award or the Company’s purchase of such Option for cash. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Participant, alter or impair any material rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension, or after termination, of the Plan.
SECTION 18
DIVIDENDS AND DIVIDEND EQUIVALENTS
If the Company pays a Dividend, any Dividend (or, at the Committee’s sole discretion, a Dividend Equivalent) shall accrue to any Restricted Stock Award, Restricted Stock Unit Award or Performance Stock Unit Award for which the Period of Restriction has not lapsed or been satisfied. Such Dividend or Dividend Equivalent shall not be paid unless or until Shares are transferred to a Participant in settlement of a Stock Award. No interest will accrue or otherwise be payable with respect to any Dividends.: Dividend Equivalents will be subject to the same vesting terms and conditions as the underlying Restricted Stock Unit Awards or Performance Stock Unit Awards to which they relate. Nothing in this Section 18 shall limit or restrict the Committee’s or the Board’s ability to make any adjustment pursuant to Section 4.3 or Section 22 of the Plan. If any distributions on Common Stock are paid in Shares or other securities, the Shares or other securities shall be subject to the same restrictions, including restrictions on transferability and forfeitability, as the underlying Stock Awards with respect to which such distributions were paid.

SECTION 19
WITHHOLDING
19.1 Tax Withholding. Prior to the delivery of any Shares or cash pursuant to the Plan, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any Awards.
19.2 Shares Withholding. The Committee may, in its absolute discretion, permit a Participant to satisfy such tax withholding obligation, in whole or in part, by electing to have the Company withhold Shares having a value equal to the amount required to be withheld or by delivering to the Company already-owned shares to satisfy the withholding requirement. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum Federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). The value of the Shares to be withheld or delivered will be based on their Fair Market Value on the Tax Date. Such elections will be subject to the following restrictions: (1) the election must be made on or before the Tax Date; (2) the election will be irrevocable; and (3) the election will be subject to the disapproval of the Committee.
19.3 Shares Withholding Election for Insiders. Notwithstanding anything to the contrary contained in Section 19.2 above or other Sections of this Plan, an Insider rather than the Committee or the Company, shall have the sole right to determine and direct the Company to withhold Shares to satisfy any applicable taxes and fees attributable to the settlement of any Stock Award in Shares, provided that: (1) the Insider makes such election prior to Tax Date;(2) the Insider makes the election during an open trading window set by the Company; and (3) the election will be irrevocable once made, unless any modification of such election is made during an open trading window.
19.4     No Tax Gross-Ups. In no event will the Company pay, reimburse or provide any “gross-up” payment to, the Participant for taxes on the income recognized as a result of the grant, vesting, exercise or sale of any Award.
SECTION 20
INDEMNIFICATION
Each person who is or shall have been a member of the Committee, or of the Board, or who had been delegated a duty by them under the Plan including, without limitation, the Management Committee, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act, which such person took or failed to take, in good faith, in carrying out his or her duties under the Plan or any Award Agreement, and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
SECTION 21
SUCCESSORS
All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
SECTION 22
CHANGE IN CONTROL RESTRICTIONS
Notwithstanding anything to the contrary contained in this Plan, and subject to the terms of any Other Company Plan, in no event may the Committee accelerate the vesting and exercisability of any Award in the event of a Change in Control unless such vesting and exercisability is conditioned on the consummation of such Change in Control and either (i) the Participant’s employment with the Company is terminated (except a termination for Cause) in connection with a Change in Control, or (ii) the Committee or the Board determines that (A) such outstanding Awards will not be continued, assumed, converted and/or substituted, or (B) it is in the best interests of the Company to vest such outstanding Awards.
SECTION 23
ELECTRONIC DELIVERY
Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

SECTION 24
DEFERRALS AND COMPLIANCE WITH SECTION 409A OF THE CODE
24.1     To the extent permitted by applicable law, the Committee or the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Committee Board may provide for distributions while a Participant is still an Employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law. The Committee or the Board may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of Dividend Equivalents where the deferred amounts are denominated in Shares.
24.2 To the extent that the Committee or the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.
SECTION 25
CLAWBACK/RECOVERY
Any Performance Stock Unit Awards and Performance Cash Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company has in effect when the Performance Criteria and/or Performance Goals are satisfied, or is required to adopt or modify, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law (“Clawback Policy”). In addition, the Committee or the Board may impose such clawback, recovery or recoupment provisions in an Award Agreement as the Committee or the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property as set forth in the Award Agreement, subject to the Clawback Policy. No recovery of compensation under such a Clawback Policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any applicable Other Company Plan or otherwise with the Company.
SECTION 26
LEGAL CONSTRUCTION
26.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
26.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
26.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or systems as may be required.
26.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act or its successors under the Exchange Act. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
26.5 Governing Law. The Plan and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California (without giving effect to principles of conflicts of laws thereof) and applicable Federal law.
26.6 Captions. Captions are provided herein for convenience only, and are not to serve as a basis for interpretation or construction of the Plan.

Appendix C

WEST MARINE, INC.
AMENDED AND RESTATED ASSOCIATES STOCK BUYING PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 12, 2017
APPROVED BY THE STOCKHOLDERS: JUNE 1, 2017

SECTION 1
PURPOSE
West Marine, Inc. established the West Marine, Inc. Associates Stock Buying Plan (as amended through September 23, 2015, the "Prior Plan"), on November 1, 1994, to provide Eligible Associates and its participating Subsidiaries with the opportunity to purchase Common Stock at a discount through payroll deductions.
Upon the recommendation of the Committee, the Associates Stock Buying Plan was amended and restated in its entirety and adopted by the Board on March 23, 2017, subject to stockholder approval (the “Plan”). The Plan replaces the Prior Plan. Except as otherwise provided by the Committee, the terms and provisions of the Plan as set forth herein shall apply to enrollment and/or purchases made after such date. For the terms of any purchases made prior to such date, please see the version of the Prior Plan document in effect for such period.
The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the IRC and the Plan shall be interpreted in a manner that is consistent with that intent. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.
This Plan is intended to encourage Eligible Associates to remain in the employ of the Company (or any Subsidiary which may be designated by the Committee as a “Subsidiary”) and to provide them with an additional incentive to advance the best interests of the Company.
SECTION 2
DEFINITIONS
2.1    "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
2.2    “Account” means the account established for each Participant into which the amount of each Participant’s payroll deductions shall be credited for the purchase of Common Stock pursuant to the Plan. No interest will be paid or allowed on amounts credited to a Participant’s Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.
2.3    “Adjustment Event” means any “equity restructuring,” as defined under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (or any successor thereto) including but not limited to, any large or extraordinary dividend payable in capital stock, stock split, share combination, large or extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock.
2.4    "Board" means the Board of Directors of the Company.
2.5    “Change in Control” means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:
(a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of the Company’s Voting Securities in excess of 50% of the Company’s Voting Securities;
(b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than: (i) persons who were members of the Board on the Effective Date of the Plan; and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date of the Plan, provided, however, that any person nominated for election by: (x) a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii); or (y) by persons who were themselves nominated by such Board, shall for this purpose be deemed to have been nominated by a Board composed of persons described in clause (i);
(c) The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the persons who were the respective beneficial owners of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding Voting Securities entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;
(d) The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the persons who were the respective beneficial owners of the

Outstanding Common Stock and the Company’s Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity acquiring such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such sale or disposition, as the case may be; or
(e) a complete liquidation or dissolution of the Company.
2.6    "Committee" means the Compensation and Leadership Development Committee of the Board (or any successor), or such other committee designated by the Board to oversee administration of the Plan.
2.7    "Common Stock" means the common stock of the Company, par value $0.0001 per share.
2.8    "Company" means West Marine, Inc., a Delaware corporation.
2.9    "Compensation" means a Participant's base compensation, plus pay for overtime, holiday, and time off (such as sick and vacation pay), but excluding incentive pay (such as bonuses, commissions or stock compensation), fringe benefits, deferred compensation payments or payments connected with or after the termination of employment, calculated before reduction for elective deferrals and deductions.
2.10     "Disability" means a permanent and total disability within the meaning of IRC Section 22(e)(3).
2.11 "Eligible Associate" means each Employee of an Employer who has been employed for such period as the Committee may determine (up to two years), except any Employee who, immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the IRC).
2.12 "Employee" means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
2.13 "Employer" or "Employers" means any one or all of the Company and those Subsidiaries which, with the consent of the Board, have adopted this Plan.
2.14 "Enrollment Date" means each May 1 and November 1, and/or such other dates determined by the Committee from time to time.
2.15     “Enrollment Form” means a paper or electronic form provided by an Employer pursuant to which an Eligible Associate elects to enroll in the Plan.
2.16 "Grant Date" means any date on which a Participant is granted an option under the Plan.
2.17 “Hardship” means the Committee’s determination that a Participant has suffered or will suffer a severe financial hardship as a result of any of the following:
2.17.1    Expenses for medical care described in Section 213(d) of the IRC previously incurred by Participant or Participant’s spouse or dependent, or necessary for Participant or Participant’s spouse or dependent to obtain medical care;
2.17.2    Costs directly related to the purchase of Participant’s principal residence (excluding mortgage payments);
2.17.3    Tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for Participant or Participant’s spouse or dependent; or
2.17.4    Amounts necessary to prevent Participant’s eviction from Participant’s principal residence or foreclosure on the mortgage of Participant’s principal residence.
2.17.5    Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in IRC Section 152 without regard to IRC Section 152(d)(1)(B));
2.17.6    Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under IRC Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or
2.17.7    Any other event as the Committee determines will give rise to an immediate and heavy financial need.
2.18 "Holding Period" shall mean that period of time beginning on the Purchase Date on which Shares are purchased by Participants under the Plan and ending twelve (12) calendar months thereafter.
2.19 "IRC" means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the IRC or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
2.20 “Participant" means an Eligible Associate who (a) has become a Participant pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.
2.21     "Plan" means the Amended and Restated West Marine, Inc. Associates Stock Buying Plan, as set forth in this instrument and as hereafter amended or restated from time to time.

2.22     "Purchase Date" means the last business day of April or October, as applicable, next following the Grant Date, (or such other specific business days as may be established by the Committee from time to time) prior to an Enrollment Date for all options to be granted on such Enrollment Date.
2.23     "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting options under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
SECTION 3
SHARES SUBJECT TO THE PLAN
3.1    Number Available. As of March 23, 2017, a total of 945,890 shares of Common Stock are available for issuance pursuant to the Plan, which includes 195,890 shares of Common Stock that were previously reserved for issuance under the Prior Plan. Shares of Common Stock sold under the Plan may be newly issued shares or treasury shares.
3.2    Adjustments. In the event of any Adjustment Event, the Board shall make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.
SECTION 4
ENROLLMENT
4.1    Participation. Each Eligible Associate may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Associate must complete, sign (which includes electronic signature or acknowledgement) and submit to the Company an Enrollment Form in such form and format as may be specified by the Committee from time to time. Any Enrollment Form received by the Company no later than sixteen (16) calendar days before an Enrollment Date shall be effective on that Enrollment Date, provided that the Committee, in its discretion, may (on a uniform and nondiscriminatory basis) specify an earlier or later deadline for the submission of Enrollment Forms. Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expired.
4.2    Payroll Withholding. On his or her Enrollment Form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation at a rate equal to any whole percentage from 1% to such maximum percentage (not to exceed 10%) that the Committee may establish from time to time for all options to be granted on any Enrollment Date. A Participant may elect to increase or decrease his or her rate of payroll withholding (effective as of the next Enrollment Date) by submitting a new Enrollment Form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective, the Enrollment Form must be received by the Company no later than sixteen (16) calendar days before the Enrollment Date elected for the change, provided that the Committee, in its discretion, may (on a uniform and nondiscriminatory basis) specify an earlier or later deadline for the submission of Enrollment Forms. All Enrollment Forms received by the Company shall take effect on the next subsequent Enrollment Date. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.
SECTION 5
OPTIONS TO PURCHASE COMMON STOCK
5.1    Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase, at the price determined under Section 6.1, that number of whole shares of Common Stock that can be purchased or issued by the Company based upon that price with the amount held in the Participant’s Account.
5.2    Duration of Option. Each option granted under the Plan shall expire on the earliest to occur of (a) the date which is 27 months from the Grant Date, or the expiration of any shorter option period established by the Committee prior to an Enrollment Date, (b) the completion of the purchase of shares of Common Stock on the applicable Purchase Date, or (c) the date on which the Participant ceases to be such for any reason.
5.3    Number of Shares Subject to Option. The number of shares of Common Stock available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date. Notwithstanding the preceding sentence, an option (taken together with all other options then outstanding under this Plan and under all other similar employee stock purchase plans of the Employers) shall not give the Participant the right to purchase shares of Common Stock at a rate which accrues in excess of $25,000 of fair market value at the applicable Grant Dates of such shares (less the fair market value at the applicable Grant Dates of any shares previously purchased during such year under options which have expired or terminated) in any calendar year during which such Participant is enrolled in the Plan at any time.
5.4    Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions: (a) payment for shares of Common Stock purchased under the option shall be made only through payroll withholding under Section 4.2 held in Participant’s Account; (b) purchase of shares upon exercise of the option will be accomplished only in installments in accordance with Section 6.1; (c) the price per share under the option will be determined as provided in Section 6.1; (d) the option in all respects shall be subject to such terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.
SECTION 6
PURCHASE OF SHARES
6.1    Exercise of Option. On each Purchase Date, the funds then credited to each Participant's Account shall be used to purchase shares of Common Stock. The price of the shares purchased under any option shall be 85% of the lower of: (a) the closing price of Common Stock on the Grant Date for such option on the primary national securities exchange (as defined under the 1934 Act) on which the Common Stock is listed for trading; or (b) the closing price of Common Stock on that Purchase Date on the primary national securities exchange (as defined under the 1934 Act) on which the Common Stock is listed for trading.
6.2    Crediting of Shares. Shares of Common Stock purchased on any Purchase Date shall be delivered to a broker designated by the Committee for the benefit of the Participant. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system. Although the Participant may direct the broker to sell such shares at any time (subject to applicable securities laws and Section 7 below), the shares may not be transferred to another broker or to any other person (including the Participant) until 24 months after the Grant Date of the option with which the shares were purchased. Upon expiration of the 24-month period, a Participant may transfer such shares to an account at another brokerage firm of the Participant's choosing or request that a certificate that represents the shares be issued and delivered to the Participant.
6.3    Exhaustion of Shares. If at any time the shares of Common Stock available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Any funds that cannot be applied to the purchase of shares due to over-enrollment shall be refunded to the Participants.
SECTION 7
HOLDING PERIOD
7.1    Dispositions Subject to Holding Period. Subject to Section 7.2 below, a Participant may undertake a disposition, as that term is defined in Section 424(c) of the IRC (which generally includes any sale, exchange, gift or transfer of legal title), of shares of Common Stock in the Participant's brokerage account (as contemplated by Section 6.2) which were acquired on or after April 30, 2010, only after the expiration of the Holding Period.
7.2    Distributions Exempted from the Holding Period. Notwithstanding the foregoing, a Participant (or his or her beneficiary, if applicable) may undertake a disposition of any shares of Common Stock in the brokerage account prior to the expiration of the Holding Period upon the occurrence of any of the following events, in which case such disposition shall be made as soon as administratively practical following the effective date thereof:
7.2.1 Death;
7.2.2 Disability;
7.2.3 The cessation of Participant’s status as an Eligible Associate (for example, because of his or her termination of employment from all Employers for any reason);
7.2.4 Hardship -- provided that Participant certifies and agrees that: (i) the number of shares or other amounts subject to such disposition shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Hardship plus amounts necessary to pay taxes or penalties reasonably anticipated as a result of the disposition; and (ii) Participant has first obtained all distributions (other than hardship distributions from the Company’s 401(k) plan) and nontaxable loans currently available to Participant under the Company’s other employee benefit plans or programs; or
7.2.5 Change in Control.
SECTION 8
WITHDRAWAL
8.1 Withdrawal. A Participant may withdraw from the Plan by submitting a completed written notice of withdrawal in the form and manner provided by the Committee. A withdrawal will be effective only if it is received by the Company at least sixteen (16) calendar days before the proposed date of withdrawal, provided that the Committee, in its discretion, may specify (on a uniform and nondiscriminatory basis) an earlier or later deadline for the submission of such written notice of withdrawal. When a withdrawal becomes effective, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's Account shall be distributed to him or her (without interest) as soon as reasonably practicable. Notwithstanding any contrary provision of the Plan, a Participant who has withdrawn from the Plan pursuant to this Section 8 may not re-enroll in the Plan until the next Enrollment Date after the date of his or her withdrawal. A Participant’s withdrawal from the Plan shall not affect any shares held in the brokerage account for the benefit of the Participant, which shares of Common Stock shall remain subject to the Holding Period.
SECTION 9

CESSATION OF PARTICIPATION
9.1 Termination of Status as an Eligible Associate. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Associate (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (without interest).
9.2 Leave of Absence. Unless a Participant voluntarily withdraws from the Plan, shares of Common Stock will be purchased for that Participant's Account on the Purchase Date next following commencement of a leave of absence by such Participant. However, the Participant will cease to be a Participant immediately after such purchase of shares, provided that if and when he or she returns from the leave, he or she may re-enroll under Section 4.1, if then eligible.
SECTION 10
DESIGNATION OF BENEFICIARY
10.1 Designation. If permitted by the Committee, each Participant may, pursuant to such procedures as the Committee may specify, designate one or more beneficiaries to receive shares of Common Stock purchased under the Plan or any amounts credited to the Participant's Account in the event of his or her death subsequent to a Purchase Date but prior to delivery of such shares or cash.
10.2 Changes. A Participant may designate different beneficiaries (or may revoke a prior beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the notice is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations and the Committee may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary(ies).
10.3 Failed Designations. If a Participant dies without having effectively designated a beneficiary, or if no beneficiary (primary or secondary) survives the Participant, any cash in the Participant's Account or shares of Common Stock shall be delivered to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed to the knowledge of the Committee, in its sole discretion, may deliver such shares or cash to the spouse or any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.
SECTION 11
ADMINISTRATION
11.1 Plan Administration. The Plan shall be administered by the Committee. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any purchase or option to purchase Common Stock under the Plan to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the 1934 Act. The Committee shall have the authority to control and manage the operation and administration of the Plan. The Board and/or Committee may delegate all matters relating to the administration of the Plan to one or more of the Company’s officers as the Board and/or Committee so determines.
11.2 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.
11.3 Powers of Committee. The Committee shall, except as limited by applicable law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions of this Plan, have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the powers and authority conferred on the Committee elsewhere in this Plan in addition to the following discretionary powers:
11.3.1 To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan and the options;
11.3.2 To determine any and all considerations affecting the eligibility of any Employee to become a Participant or remain a Participant in the Plan;
11.3.3 To cause an Account or Accounts to be maintained for each Participant;
11.3.4 To determine the time or times when, and the number of shares of Common Stock for which, options shall be granted;
11.3.5 To establish and revise an accounting method or formula for the Plan;
11.3.6 To determine the manner and form in which shares are to be delivered to the designated broker;
11.3.7 To determine the status and rights of Participants and their beneficiaries or estates;

11.3.8 To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;
11.3.9 To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;
11.3.10 To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States;
11.3.11 To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan;
11.3.12 To determine a waiver of the Holding Period due to a Participant’s Hardship;
11.3.13 To determine whether a Participant has a Disability; and/or
11.3.14 To perform or cause to be performed such further acts as it may deem necessary, appropriate or convenient for the administration and/or operation of the Plan.
11.4 Decisions of Committee. All actions taken and/or interpretations and decisions made by the Committee in good faith in the exercise of authority conferred upon it by this Plan shall be conclusive and binding on all persons, including all Participants and their beneficiaries, and shall be given the maximum possible deference allowed by applicable law.
11.5 Administrative Expenses. All expenses incurred in the operation and administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares of Common Stock may be charged to the Account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but brokerage fees for the resale of shares by a Participant shall be borne by the Participant.
11.6 Eligibility to Participate. No member of the Committee who is also an Employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.
11.7 Limitation of Liability. No Employee of the Company nor any member of the Committee or the Board shall be subject to any liability with respect to her or his duties under the Plan, unless the person acts fraudulently or in bad faith.
11.8 Indemnification. To the extent permitted by applicable law, each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee, the Board, and any Employee of the Employers with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, wither civil, criminal, administrative, or investigative, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.
11.9 Reliance on Experts. In making any determination or in taking or not taking any action under the Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Employers shall be liable for any such action or determination taken or made or omitted in good faith.
SECTION 12
AMENDMENT, TERMINATION, DURATION AND CHANGE IN CONTROL
12.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants' accounts that have not been used to purchase shares shall be returned to the Participants (without interest) as soon as administratively practicable. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted without the Participant’s consent. In addition, no amendment may be made without the prior approval of the Company’s stockholders and if such amendment would:
12.1.1 Increase the number of shares of the Company Common Stock that may be issued under the Plan;
12.1.2 Materially modify the requirements as to eligibility for participation in the Plan; or
12.1.3 Materially increase the benefits which accrue to Participants under the Plan.
12.2 Duration of the Plan. The Plan, as amended and restated, shall commence on March 23, 2017, subject to stockholder approval, and subject to Section 12.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.
12.3 In the event of a Change in Control. The Board may, in its sole discretion and without limiting or otherwise modifying the Board’s powers under Section 12.1, (a) permit outstanding options under the Plan to remain outstanding to the next Purchase Date or to permit options to expire in accordance with their terms, (b) approve conversion of options under the Plan into options to purchase securities of the successor or surviving entity in connection with a Change in Control, (c) establish a new Purchase Date for outstanding options under the Plan that is prior to a Change in Control, or (d) terminate outstanding options under the Plan and return amounts then credited to Participants’ accounts to Participants.
SECTION 13
GENERAL PROVISIONS
13.1 Participation by Subsidiaries. One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and (b) to the Committee to administer and interpret the Plan. Any Subsidiary may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.
13.2 Inalienability. In no event may either a Participant, a former Participant or his or her beneficiary, spouse or estate, whether voluntarily or involuntarily, sell, transfer, anticipate, assign, hypothecate, pledge, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Any attempt at assignment, transfer, pledge or other disposition shall be without effect. Accordingly, for example, a Participant's interest in the Plan is not transferable pursuant to a domestic relations order. The preceding shall not affect the Participant's right to direct the sale or transfer of shares that have been allocated to the Participant's account at the broker designated by the Participant (subject to the provisions of the Plan).
13.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
13.4 Requirements of Law. The granting of options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges (as defined under the 1934 Act) as the Committee may determine are necessary or appropriate.
13.5 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of any options, the purchase or any shares of Common Stock, nor any action of any Employer or the Committee, shall be held or construed as a contract or confer upon any individual any right to be continued as an Employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any Employee at any time, with or without cause.
13.6 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiary, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employer who is thereunto duly authorized by the board of directors of the Employer.
13.7 Construction and Applicable Law. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the IRC. Any provision of the Plan which is inconsistent with Section 423 of the IRC shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of California (excluding California's conflict of laws provisions).
13.8 Captions. The captions contained in the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.
13.9 Non-Business Days. When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or U.S. federal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or U.S. federal holiday.
13.10 Compliance with Securities Laws. The Plan, the granting of options under the Plan and the offer, issuance and delivery of Common Stock, are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under the Plan will, if requested by the Company and as a condition precedent to the exercise of her or his option, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.

Annex A

West Marine

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:00 p.m., Pacific Time, on May 31, 2017.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/WMAR**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the director nominees listed, FOR Proposals 2, 3, 5 and 6 and 1 YR for Proposal 4.

1. To elect eight directors:

Nominee	For	Against	Abstain
01 - Barbara L. Rambo	☐	☐	☐
02 - Matthew L. Hyde	☐	☐	☐
03 - Dennis F. Madsen	☐	☐	☐
04 - James F. Nordstrom, Jr.	☐	☐	☐
05 - Robert D. Olsen	☐	☐	☐
06 - Randolph K. Repass	☐	☐	☐
07 - Alice M. Richter	☐	☐	☐
08 - Christiana Shi	☐	☐	☐

2. To ratify the selection of PricewaterhouseCoopers LLP, independent registered public accounting firm, as the company's independent auditors for the fiscal year ending December 30, 2017. — For ☐ Against ☐ Abstain ☐

3. To approve, on an advisory basis, the compensation of the company's named executive officers. — For ☐ Against ☐ Abstain ☐

4. To indicate, on an advisory basis, the preferred frequency of an advisory vote on the compensation of the company's named executive officers. — 1 Yr ☐ 2 Yrs ☐ 3 Yrs ☐ Abstain ☐

7. To transact such other business as may properly come before the Annual Meeting.

B Authorized Signatures — This section must be completed for your instructions to be executed. — Date and Sign Below

The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

02J3UC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — West Marine, Inc.

PROXY FOR 2017 ANNUAL MEETING OF STOCKHOLDERS — JUNE 1, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Barbara L. Rambo and Matthew L. Hyde, or either of them, each with power of substitution, as proxies of the undersigned, to attend the 2017 Annual Meeting of Stockholders of WEST MARINE, INC. to be held at the company's headquarters located at 500 Westridge Drive, Watsonville, California, on June 1, 2017, at 10:30 a.m., Pacific Time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the matters set forth on the reverse side, and upon such other business as may properly come before such meeting and any adjournment or postponement thereof.

This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of each of the eight director nominees listed on the reverse side, FOR ratification of the selection of PricewaterhouseCoopers LLP as the company's independent auditors for the fiscal year ending December 30, 2017, FOR the approval, on an advisory basis, of the compensation of the company's named executive officers, FOR a 1 YR frequency for an advisory stockholder vote on named executive officer compensation, FOR the approval of the West Marine, Inc. Amended and Restated Omnibus Equity Incentive Plan, FOR the approval of the West Marine, Inc. Amended and Restated Associates Stock Buying Plan, and in the discretion of the proxy holder(s) on any matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

(Continued and to be voted on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.